As filed with the Securities and Exchange Commission on August 24, 2023

Registration No. 333-272743

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prairie Operating Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6199	98-0357690
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

602 Sawyer Street, Suite 710

Houston, TX 77007

(713) 424-4247

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Kovalik

Chief Executive Officer

602 Sawyer Street, Suite 710

Houston, TX 77007

(713) 424-4247

(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

COPIES TO:

T. Mark Kelly

Andrew L. Schulte

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, TX 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2023

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Prairie Operating Co.

Up to 1,465,363 Shares of Common Stock

Up to 99,292,858 Shares of Common Stock Issuable Upon Conversion of Series D Preferred Stock

Up to 198,585,716 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale from time to time by the Selling Stockholders named in this prospectus (the “Selling Stockholders”) of up to an aggregate of 299,343,937 shares of common stock, par value $0.01 per share (“Common Stock”), of Prairie Operating Co. (formerly known as Creek Road Miners, Inc.; the “Company,” “we,” “our” or “us”), which consists of (i) up to 1,465,363 shares of Common Stock, (ii) up to 99,292,858 shares of Common Stock issuable upon the conversion of approximately 17,376 of the Company’s Series D preferred stock, par value $0.01 per share, at a conversion price of $0.175 per share, subject to certain adjustments (the “PIPE Preferred Stock”), issued in a private placement (the “PIPE”) in connection with the Merger (as defined below), and (iii) up to 198,585,716 shares of Common Stock issuable upon the exercise of the Company’s 99,292,858 Series A warrants (the “Series A Warrants”) and 99,292,858 Series B warrants (the “Series B Warrants,” together with the Series A Warrants, the “PIPE Warrants”), at an exercise price of $0.21 per share (subject to adjustments as described herein), issued in the PIPE.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Stockholders’ registration rights under certain agreements between us and the Selling Stockholders. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock is listed on the OTCQB under the symbol “CRKR.” On August 23, 2023, the closing price of our Common Stock was $0.55.

See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

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About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. We will receive proceeds from any exercise of the PIPE Warrants for cash.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

As further described herein, on May 3, 2023, we consummated the previously announced merger pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Creek Road Merger Sub, LLC, a Delaware limited liability company, and Prairie Operating Co., LLC, a Delaware limited liability company, and as a result, the Company changed its name from Creek Road Miners, Inc. to Prairie Operating Co.

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Frequently Used Terms

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Board” means the board of directors of the Company.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, as amended.

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Closing Date” means May 3, 2023.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company,” “we,” “our” or “us” means Prairie Operating Co., a Delaware corporation, and its consolidated subsidiaries following the Merger and Creek Road Miners, Inc. and its consolidated subsidiaries prior to the Merger.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” means the effective time of the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exok” means Exok, Inc., an Oklahoma corporation.

“Exok Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023, by and among the Company, Prairie LLC and Exok.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“IRS” means the Internal Revenue Service.

“Merger” means the merger of Merger Sub with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company pursuant to the Merger Agreement.

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Merger Sub and Prairie LLC.

“Merger Sub” means Creek Road Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company.

“NYSE American” means the NYSE American securities exchange.

“PIPE” means the sale of an aggregate of approximately $17.38 million of PIPE Preferred Stock and PIPE Warrants in a private placement pursuant to the Securities Purchase Agreements in connection with the Merger.

“PIPE Investors” means the investors in the PIPE.

“PIPE Preferred Stock” means the shares of Series D Preferred Stock issued to the PIPE Investors in the PIPE.

“PIPE Warrants” means, collectively, the Series A Warrants and the Series B Warrants.

“Prairie LLC” means Prairie Operating Co., LLC, a Delaware limited liability company.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 3, 2023, by and among the Company and the PIPE Investors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreements” means the Securities Purchase Agreements, dated May 3, 2023, by and between the Company and each of the PIPE Investors.

“Selling Stockholders” means the selling stockholders named in this prospectus.

“Series A Warrants” means the Company’s Series A warrants to purchase shares of Common Stock.

“Series B Warrants” means the Company’s Series B warrants to purchase shares of Common Stock.

“Series D Preferred Stock” means the Company’s Series D preferred stock, par value $0.01 per share.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	changes or developments in applicable laws or regulations, including with respect to taxes;

●	actions taken or not taken by third-parties, including our contractors and competitors;

●	the lack of a market for our securities; and

●	our future financial performance following the Merger.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	our ability to successfully uplist to the NYSE American;

●	our ability to recognize the anticipated benefits of the Merger and the Exok Transaction (as defined below), which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Merger;

●	central bank policy actions, bank failures and associated liquidity risks;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	changes adversely affecting the business in which we are engaged;

●	fluctuations in our revenue and operating results;

●	unfavorable conditions or further disruptions in the capital and credit markets;

●	our ability to generate cash and incur additional indebtedness;

●	competition from existing and new competitors with greater resources and financial strength in the industries in which we operate;

●	our ability to integrate any businesses we acquire;

●	our ability to recruit and retain experienced personnel;

●	risks related to legal proceedings or claims, including liability claims;

●	our ability to obtain additional capital on commercially reasonable terms;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	general economic or political conditions; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic filings with the SEC.

Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iv

Summary

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We are engaged in the development, exploration and production of oil, natural gas, and natural gas liquids (“NGL”) with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. All of the Company’s exploration and production (“E&P”) assets were acquired in the Exok Transaction and Exok Option Purchase (as defined below) and consist of certain oil and gas leasehold interests with no existing oil and gas production or revenue. Our current activities are focused on obtaining requisite permits to begin drilling wells and, as such, we have no current drilling or completion operations. Additionally, we are also a crypto company focused on cryptocurrency mining.

Background

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current name and ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Prior to the consummation of the Merger, the Company effectuated a series of restructuring transactions in the following order (the “Restructuring Transactions”) and issued an aggregate of 96,436,808 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), plus accrued dividends, were converted into shares of Common Stock;

(ii) the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”), each in the principal amount of $1,000,000, in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the shares of Common Stock are listed or quoted for trading on the NYSE American (or any successor thereto) or any other national securities exchange (the “Uplisting”);

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital, LLC (“Bristol Capital”) were converted into shares of Common Stock; and

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(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then existing warrants to purchase shares of Common Stock and Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof (other than warrants to purchase approximately 1.54 million shares of Common Stock).

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock (the “Merger Consideration”).

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into non-compensatory options to acquire an aggregate of 8,000,000 shares of Common Stock (the “Options”) for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into amended and restated non-compensatory option agreements (collectively, the “Option Agreements”) with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres (the “Initial Exok Assets”) from Exok for $3,000,000 pursuant to the Exok Agreement (the “Exok Transaction”).

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 100% warrant coverage for each of the Series A Warrants and Series B Warrants in the PIPE pursuant to the Securities Purchase Agreement entered into with each PIPE Investor.

Recent Developments

On August 14, 2023, Prairie LLC exercised the Exok Option (as defined below) and purchased oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 20,328 net mineral acres in, on and under approximately 32,695 gross acres (the “Exok Option Assets” and together with the “Initial Exok Assets,” the “Exok Assets”) from Exok (the “Exok Option Purchase”). The Company paid $18.0 million in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 19,157,123 shares of Common Stock, at a per share price of approximately $0.22, which represents the volume-weighted average price per share of Common Stock as reported by Bloomberg, L.P. for 20 consecutive trading days ending on August 14, 2023, the date Prairie LLC exercised the Exok Option, and (ii) an equal number of warrants to purchase shares of Common Stock at a price of $0.26 per share (the “Exok Warrants”).

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (“O’Neill”) on August 15, 2023, pursuant to which O’Neill agreed to purchase, and the Company agreed to sell to O’Neill, for an aggregate of $20.0 million, securities consisting of (i) 1,131,856 shares of Common Stock, (ii) 20,000 shares of Series E preferred stock, par value $0.01 per share, with a stated value of $1,000 per share, convertible into shares of Common Stock at a price of $0.175 per share (“Series E Preferred Stock”), and (iii) Series A warrants to purchase 114,285,714 shares of Common Stock and Series B warrants to purchase 114,285,714 shares of Common Stock, each at a price of $0.21 per share (collectively, the “Series E PIPE Warrants”), in a private placement (the “Series E PIPE”).

The Exok Option Purchase and the Series E PIPE closed on August 15, 2023.

Corporate Information

We were originally incorporated in the State of Delaware on May 2, 2001. On May 3, 2023, we consummated the Merger pursuant to the Merger Agreement and changed our name to Prairie Operating Co. The mailing address of the Company’s principal executive office is 602 Sawyer Street, Suite 710, Houston, Texas 77007, and its phone number is (713) 424-4247. Our website address is www.prairieopco.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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The Offering

Issuer	Prairie Operating Co.

Resale of Common Stock

Shares of Common Stock Offered

by the Selling Stockholders	299,343,937 shares of Common Stock consisting of (i) 1,465,363 shares of Common Stock, (ii) 99,292,858 shares of Common Stock issuable upon the conversion of the PIPE Preferred Stock and (iii) 198,585,716 shares of Common Stock issuable upon the exercise of the PIPE Warrants.

Shares of Common Stock Outstanding

Prior to Conversion of all PIPE Preferred Stock

and Exercise of All PIPE Warrants	196,250,677 shares (as of August 21, 2023)

Shares of Common Stock Outstanding

Assuming Conversion of all PIPE Preferred

Stock and Exercise of All PIPE Warrants	494,129,251 shares (based on the total shares outstanding as of August 21, 2023)

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. We will receive proceeds from any exercise of the PIPE Warrants for cash.

Transfer Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Restrictions on Resale of Securities.”

Market for Common Stock	Our Common Stock is currently traded on the OTCQB under the symbol “CRKR.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing our securities.

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Summary Risk Factors

An investment in shares of our Common Stock involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to Our Company

●	We have historically incurred significant losses, and may be unable to generate profitability. If we continue to incur significant losses, we may have to curtail our operations, which may prevent us from successfully operating and expanding our business.

●	We may not achieve the perceived benefits of the Merger and the market price of our Common Stock following the Merger may decline.

●	Our stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

●	We may require significant additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

●	The cost of obtaining new cryptocurrency mining equipment is capital intensive, and may increase.

●	Our mining operating costs could outpace our mining revenues, which could materially impact our business.

●	Insiders have substantial control over the Company, and they could delay or prevent a change in our corporate control even if our other stockholders want it to occur.

●	We depend on the services of a small number of key personnel, and may not be able to operate and grow our business effectively if we lose their services or are unable to attract qualified personnel in the future.

●	The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

●	Increased political scrutiny regarding the energy use and climate change impacts of crypto asset mining operations could result in new laws, regulations and policies that impose restrictions or compliance costs on our Bitcoin mining operations.

Risks Related to Ownership of our Common Stock

●	Our ability to uplist our Common Stock to NYSE American is subject to us meeting applicable listing criteria.

●	In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

●	Our Common Stock is quoted on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

●	There is limited liquidity on the OTCQB, which enhances the volatile nature of our equity.

●	Our stock price is likely to be highly volatile because of our limited public float.

●	Our Common Stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our Common Stock.

●	Our Common Stock is thinly traded, so an investor may be unable to sell at or near ask prices or at all.

●	Currently, there is a limited public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

●	The conversion or exercise, as applicable, of the outstanding Series E Preferred Stock, Series E PIPE Warrants, Exok Warrants, PIPE Preferred Stock, PIPE Warrants, Options, Series D Preferred Stock and AR Debentures could substantially dilute your investment and adversely affect the market price of our Common Stock.

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Risks Related to the Price of Bitcoin

●	The trading price of shares of our Common Stock has appeared at times to have a correlation with the trading price of Bitcoin, which may be subject to pricing risks, including “bubble” type risks, and has historically been subject to wide swings.

●	The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

●	The markets for Bitcoin may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

●	Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin we hold or mine.

Risks Related to the Exok Assets

●	Oil, natural gas and NGL prices are highly volatile. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

●	Drilling for and producing oil and gas wells is a high-risk activity with many uncertainties that could adversely affect our business, financial condition or results of operations.

●	The Exok Assets currently have no producing properties and there is no assurance that we will be able to successfully drill producing wells. If the Exok Assets are not commercially productive of crude oil or natural gas, any funds spent on exploration and production may be lost.

●	Since we will operate a new business and have no operating history related to the exploration and production of oil and gas assets, investors have no basis to evaluate our ability to operate profitably.

●	Our plan to develop the Exok Assets may require substantial additional capital, which we may be unable to raise on acceptable terms in the future.

●	We will face strong competition from other oil and gas companies.

●	Government regulation and liability for oil and natural gas operations and may adversely affect our business and results of operations.

●	Our operations will be subject to federal, state and local laws and regulations related to environmental and natural resources protection and occupational health and safety which may expose us to significant costs and liabilities and result in increased costs and additional operating restrictions or delays.

●	Our oil and gas exploration, production and development activities may be subject to a series of risks related to climate change and energy transition initiatives.

●	Our oil and gas exploration, production and development activities may be subject to physical risks related to potential climate change impacts.

●	Our business and ability to secure financing may be adversely impacted by increasing stakeholder and market attention to ESG matters.

●	Restrictions and regulations regarding hydraulic fracturing could result in increased costs, delays and cancellations in our planned oil, natural gas and NGL exploration, production and development activities.

●	Our planned oil, natural gas and NGL exploration and production activities could be adversely impacted by restrictions on our ability to obtain water or dispose of produced water.

●	Laws and regulations pertaining to the protection of threatened and endangered species and their habitats could delay, restrict or prohibit our planned oil, natural gas and NGL exploration and production operations and adversely affect the development and production of our reserves.

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our Common Stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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Risk Factors

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Company

We have historically incurred significant losses, and may be unable to generate profitability. If we continue to incur significant losses, we may have to curtail our operations, which may prevent us from successfully operating and expanding our business.

Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. For the six months ended June 30, 2023, we incurred a net loss of $21,211,195, and for the period from June 7, 2022 (date of inception) through June 30, 2022, we incurred a net loss of $32,723. We had stockholders’ equity of $7,992,392 and members’ deficit of $381,520 as of June 30, 2023 and December 31, 2022, respectively. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to sustain or increase our profitability on a quarterly or annual basis.

We may not achieve the perceived benefits of the Merger and the market price of our Common Stock following the Merger may decline.

The market price of our Common Stock may decline as a result of the Merger for a number of reasons, including if: investors react negatively to the prospects of the Company’s business; the effect of the Merger on the Company’s business and prospects is not consistent with the expectations of our management or of financial or industry analysts; or the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by our management or financial or industry analysts.

Our stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the Company is unable to realize the strategic and financial benefits currently anticipated from the Merger, our pre-closing stockholders will have experienced substantial dilution of their ownership interests without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the Company is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.

We may require significant additional capital to fund our growing operations; we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We may not have sufficient capital to fund our future operations without significant additional capital investments, including the planned drilling of oil and gas wells. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our growth, and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operations and cash flow. Such reduction could materially adversely affect our business and our ability to compete. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to the Company, or at all.

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The Company’s ability to obtain external financing in the future may be subject to a variety of uncertainties, including its future financial condition, results of operations, cash flows and the liquidity of international capital and lending markets. In light of conditions impacting the industry, it may be more difficult for the Company to obtain equity or debt financing currently and/or in the future. Specifically, the crypto assets industry has been negatively impacted by recent events such as the bankruptcies of Compute North LLC (“Compute North”), Core Scientific Inc. (“Core Scientific”), Alameda Research LLC (“Alameda Research”), BlockFi Inc. (“BlockFi”), Celsius Network LLC (“Celsius Network”), Voyager Digital Ltd. (“Voyager Digital”), Three Arrows Capital (“Three Arrows”) and FTX Trading Ltd. (“FTX”). In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. We may need to undertake equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing the Company to increased interest rate risks. Additionally, the restrictive covenants in the AR Debentures may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Such agreements limit our ability, among other things, to incur certain additional indebtedness, grant security interests or liens on the Company’s assets (other than certain permitted liens) and enter into any transaction involving the repurchase of shares of Common Stock, except as permitted under the AR Debentures.

We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business may be adversely affected. Our capital needs will depend on numerous factors, including, without limitation, our profitability, and the amount of our capital expenditures, including acquisitions. Moreover, the costs involved may exceed those originally contemplated. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

The cost of obtaining new cryptocurrency mining equipment is capital intensive, and may increase.

The cost of obtaining new cryptocurrency mining equipment is capital intensive, and may increase in the future. If we are unable to obtain adequate numbers of new and replacement miners at scale, we may not be able to mine cryptocurrency as efficiently or in similar amounts as our competition and, as a result, our business and financial results could suffer. The price of new miners may be linked to the market price of Bitcoin and other cryptocurrencies, and, our costs of obtaining new and replacement miners may increase, which may have a material and adverse effect on our financial condition and results of operations.

Any disruption of service experienced by Atlas or our failure to manage and maintain existing relationships or identify and engage or hire other qualified third-party service providers or employees to perform similar functions could harm our business, financial condition, operating results, cash flows and prospects.

We depend upon outside service providers who may not be available on reasonable terms as needed. On March 2, 2023, we entered into a Master Services Agreement and the Order Form thereunder (the “Master Services Agreement”) with Atlas Power Hosting, LLC (“Atlas”). Pursuant to the Master Services Agreement, we engaged Atlas to provide cryptocurrency mining services for our miners at its facility in North Dakota. We are wholly reliant on Atlas to operate our miners on a daily basis. If Atlas experiences difficulty providing the services we require, or if they experience disruptions or financial distress or cease operations temporarily or permanently, it will negatively affect our ability to operate our Bitcoin mining operations. If we are unsuccessful in identifying or finding highly qualified third-party service providers or employees, if we fail to negotiate cost-effective relationships with them or if we are ineffective in managing and maintaining these relationships, it could materially and adversely affect our Bitcoin mining business and our financial condition, operating results, cash flows and prospects.

We may not have adequate sources of recovery if the cryptocurrencies held by Atlas are lost, stolen or destroyed due to third-party cryptocurrencies custodial services. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

All of the bitcoin mined by our miners at the Atlas’ facility in North Dakota (the “Atlas Facility”) are placed into a wallet under the custody and control of Atlas. Atlas will deduct a hosting service fee from the monthly total mined currency produced by our miners and remit the net mined currency to us in cash. We are reliant on Atlas’s security procedures and policies to safeguard its bitcoin. We cannot guarantee that Atlas’s security procedures will prevent any loss due to a security breach, software defect or act of God. In addition, Atlas may experience the loss of any cryptocurrencies stored in wallets under its custody and control. If such cryptocurrencies are lost, stolen or destroyed under circumstances rendering Atlas liable to a third party, it is possible that Atlas may not have the financial resources or insurance sufficient to satisfy any or all of a third party’s claims, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such cryptocurrencies. To the extent that Atlas is unable to recover on any of its claims against any such third party, such loss could have a material adverse effect on Atlas’s ability to continue operations, which could materially affect our business, financial condition and results of operations.

Bitcoin is subject to halving; and will halve several times in the future and Bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

The primary currency for which we mine, Bitcoin, is subject to “halving.” Halving is a process incorporated into many proof-of-work consensus algorithms that reduces the coin reward paid to miners over time according to a pre-determined schedule. This reduction in reward spreads out the release of crypto assets over a long period of time resulting in an ever smaller number of coins being mined, reducing the risk of coin-based inflation. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For Bitcoin, the reward was initially set at 50 Bitcoin currency rewards per block and this was cut in half to 25 on November 28, 2012, at block 210,000, then again to 12.5 on July 9, 2016, at block 420,000. The most recent halving for Bitcoin happened on May 11, 2020, at block 630,000 and the reward reduced to 6.25. The next halving will likely occur in 2024. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million, which is expected around 2140. While Bitcoin prices have had a history of price fluctuations around the halving of their respective cryptocurrency rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. We plan to keep our operating costs low by, among other means, acquiring our own energy-producing assets and more efficient mining machines, but there can be no assurance that the price of Bitcoin will sufficiently increase upon the next halving to justify the increasingly high costs of mining for Bitcoin. If a corresponding and proportionate increase in the trading price of these cryptocurrencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

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We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth can cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth, we may have to expand our operations. Such expansion will place a significant strain on our management and our operations. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our mining operating costs could outpace our mining revenues, which could materially impact our business.

Our mining operations expenses may increase in the future, and may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could have a material adverse effect on our business, results of operations and financial condition.

Insiders have substantial control over the Company, and they could delay or prevent a change in our corporate control even if our other stockholders want it to occur.

As of the date of this filing, our executive officers and directors, collectively beneficially own approximately 51.14% of our outstanding shares of Common Stock. These stockholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our Company even if our other stockholders want it to occur. This may also limit your ability to influence the Company in other ways.

We rely on a small number of cryptocurrency mining equipment suppliers, and the loss of any supplier might significantly reduce our revenue and adversely affect our results of operations.

We rely on a small number of cryptocurrency mining equipment suppliers, which is essential to our cryptocurrency mining revenue. The loss of any or all of these suppliers would significantly reduce our revenue, which would have a material adverse effect on our results of operations. We can provide no assurance that these suppliers will continue to supply us cryptocurrency mining equipment in the future.

We are exposed to credit risk on our prepayments to cryptocurrency mining equipment suppliers. This risk is heightened during periods when economic conditions worsen.

We have made prepayments to suppliers of cryptocurrency mining equipment, and there can be no assurance that we will effectively limit our credit risk and avoid losses, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to secure adequate insurance, or any insurance at all, on our cryptocurrency mining equipment that are subject to physical and environmental damage.

Our miners and mobile data centers are located in areas where we may not be able to secure adequate insurance, or any insurance at all. Our miners and mobile data centers are subject to physical and environmental damage and any damage, including a complete loss, if it occurs without being adequately insured, or insured at all, could have a material adverse effect on our business, results of operations and financial condition.

Additionally, although we seek to control our insurance risk and costs, the premiums we pay to obtain insurance coverage have increased over time and are likely to continue to increase in the future. These increases in insurance premiums can occur unexpectedly and without regard to our efforts to limit them, and, because of these rising costs, we may not be able to obtain similar levels of insurance coverage on reasonable terms, or at all. If this occurs, we may choose or be forced to self-insure our assets, which could expose us to significant financial risk due to the high cost of new miners. If insurance costs become unacceptably high and we elect to self-insure, and we experience a significant casualty event resulting in the loss of some or all of our miners, we could be forced to expend significant capital resources to acquire new miners to replace those we lose.

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Furthermore, if such casualty loss of our miners is not adequately covered by insurance and we do not have access to sufficient capital resources to acquire replacement miners, we may not be able to compete in our rapidly evolving and highly competitive industry, which could materially and adversely affect our financial condition and results of operations, and our business could suffer.

We may lose our private key to our digital wallet, causing a loss of all of our digital assets.

Digital assets, such as cryptocurrencies, are stored in a so-called “digital wallet”, which may be accessed to exchange a holder’s digital assets, and is controllable by the processor of both the public key and the private key relating to this digital wallet in which the digital assets are held, both of which are unique. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets, which are stored in the possession of certain of our officers. If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost. If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or could have a material adverse effect on our business, prospects, financial condition, and operating results.

The storage and custody of our Bitcoin assets and any other cryptocurrencies that we may potentially acquire or hold in the future are subject to cybersecurity breaches and adverse software events.

In addition to the risk of a private key loss to our digital wallet, see “—We may lose our private key to our digital wallet, causing a loss of all of our digital assets,” the storage and custody of our digital assets could also be subject to cybersecurity breaches and adverse software events. All of the bitcoin mined by our miners at the Atlas Facility are placed into a wallet under the custody and control of Atlas. Atlas will deduct a hosting service fee from the monthly total mined currency produced by our miners and remit the net mined currency to us in cash. We currently do not store or hold, or expect to acquire or hold, any cryptocurrencies. If and when we decide to acquire or hold cryptocurrencies, in order to minimize risk, we plan to establish processes to manage wallets, or software programs where assets are held, prior to holding cryptocurrency. We intend to adopt policies that are in line with industry standards. However, our investors will not have a chance to evaluate what our custody policies and procedures will be until they are already implemented and may disagree with our policies and procedures.

A “hot wallet” refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in “cold” storage, but they are also more susceptible to hackers and other technical vulnerabilities.

“Cold storage” refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our digital assets.

If and when we decide to acquire or hold cryptocurrencies, we plan to hold the majority of our cryptocurrencies in cold storage to reduce the risk of malfeasance; however we may also use third-party custodial wallets and, from time to time, we may use hot wallets or rely on other options that may develop in the future. If we use a custodial wallet, there can be no assurance that such services will be more secure than cold storage or other alternatives. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. The Master Services Agreement currently does not contain any contractual arrangements for Atlas to store the Company’s crypto assets and does not address any security precautions Atlas is required to undertake, any inspection rights the Company has or what type of insurance Atlas is required to have to protect the Company from loss. As a result, if and when we decide to acquire or hold cryptocurrencies, we will need to enter into a revised agreement to address the storage of the Company’s crypto assets, including insurance, inspection rights and security precautions. There is no guarantee that we will successfully come to an agreement with Atlas on such matters.

Regardless of the storage method, the risk of damage to or loss of our digital assets cannot be wholly eliminated. If our security procedures and protocols are ineffective and our cryptocurrency assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise. A security breach could also harm our reputation. A resulting perception that our measures do not adequately protect our digital assets could have a material adverse effect on our business, prospects, financial condition, and operating results.

Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for the Company’s products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target Bitcoin exchanges and Bitcoin transactions, to gain access to thousands of accounts and digital wallets where Bitcoins are stored. Bitcoin transactions and accounts are not insured by any type of government program and all Bitcoin transactions are permanent because there is no third party or payment processor. Bitcoin has suffered from hacking and cyber-theft as such incidents have been reported by several cryptocurrency exchanges and miners, highlighting concerns about the security of Bitcoin and therefore affecting its demand and price.

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, a reduction in cryptocurrency prices could occur. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. Also, the price and exchange of Bitcoin may be affected due to fraud risk. While Bitcoin uses private key encryption to verify owners and register transactions, fraudsters and scammers may attempt to sell false Bitcoins. All of the above may adversely affect the operation of the Bitcoin network which would erode user confidence in Bitcoin, which would negatively affect demand for the Company’s products and services. In addition, smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

Further, digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. During 2022, a number of companies in the crypto industry have declared bankruptcy, including Compute North, Core Scientific, Alameda Research, Celsius Network, Voyager Digital, Three Arrows, BlockFi, and FTX. In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity.

The Company has not been directly impacted by any of the recent bankruptcies in the crypto asset space, as it has no contractual privity or relationship to the relevant parties. However, the Company is dependent on the overall crypto assets industry, and such recent events have contributed, at least in part, to its peers’ stock price as well as the price of Bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in the Company, discourage overall participation in the cryptocurrency industry, and result in loss of customer demand for the Company’s products and services. Cryptocurrency investments may be subject to losses or impairments if cryptocurrency values decrease as a result of failure of any digital asset exchange, however, the Company does not anticipate to actively participate in such activities in the foreseeable future.

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We are subject to risks associated with our need for significant power for our miners. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations.

Our Bitcoin mining operations have required significant amounts of power, and, as we continue to expand, we anticipate our demand for power will continue to grow. If we are unable to continue to obtain sufficient power to operate our miners on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new miners. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. Additionally, our mining operations could be materially adversely affected by prolonged power outages. Our cryptocurrency mining operations require that our miners and mining equipment function without interruption. If we experience and any unplanned or prolonged outages that re not remediated in a timely manner, or at all, could disrupt our operations. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a government restriction on electricity or a power outage. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, it could have a material adverse effect on our business, results of operations and financial condition.

Interruptions to our internet access could disrupt our operations, which could adversely affect our business and results of operations.

Our cryptocurrency mining operations require access to high-speed internet to be successful. If we lose internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. If this occurs, it could have a material adverse effect on our business, results of operations and financial condition.

Our reliance primarily on a single model of miner may subject our operations to increased risk.

We currently only use Bitmain Antminer type miners, if there are issues with those machines, such as a design flaw in the application-specific integrated circuit chips they employ, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to Bitmain miners affects all our miners; therefore, if a defect or other flaw exists and is exploited, our entire mine could go offline simultaneously. Any interruption, delay or system failure could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to find suitable locations, or any locations at all, for our mobile data centers.

Our mobile data centers are located close to natural gas wellheads, and we may be forced to leave our current location, not be able to find suitable locations, or any locations at all, for our current and/or future mobile data centers. If this occurs it could have a material adverse effect on our business, results of operations and financial condition.

We depend on the services of a small number of key personnel, and may not be able to operate and grow our business effectively if we lose their services or are unable to attract qualified personnel in the future.

Our success depends in part upon the continued service of a small number of key personnel. They are critical to the overall management of our company, and our strategic direction. We rely heavily on them because they have substantial experience with our company and business strategies. Our ability to retain them is therefore very important to our future success. We have employment agreements with our key personnel, but these employment agreements do not ensure that they will not voluntarily terminate their employment with us. The loss of any key personnel would require the remaining key personnel to divert immediate attention to seeking a replacement. Competition for senior management personnel is intense, and our inability to find a suitable replacement for any departing key personnel in a timely basis could adversely affect our ability to operate and grow our business.

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Our future success depends upon, in large part, our continuing ability to attract and retain qualified personnel.

Expansion of our business and operations may require additional managers and employees with industry experience, in which case our success will be dependent on our ability to attract and retain experienced management personnel and other employees. There can be no assurance that we will be able to attract or retain qualified personnel. Competition may also make it more difficult and expensive to attract, hire and retain qualified managers and employees. If we fail to attract, train and retain sufficient numbers of the qualified personnel, our prospects, business, financial condition and results of operations will be materially and adversely affected.

We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed.

If any of our business partners or contracting counterparties fails to perform or terminates their agreement(s) with us for any reason, or if our business partners or contracting counterparties with which we have short-term agreements refuse to extend or renew the agreement or enter into a similar agreement, our ability to carry on operations may be impaired. In addition, we depend on the continued operation of our long-term business partners and contracting counterparties and on maintaining good relations with them. If one of our long-term partners or counterparties is unable (including as a result of bankruptcy or a liquidation proceeding) or unwilling to continue operating in the line of business that is the subject of our contract, we may not be able to obtain similar relationships and agreements on terms acceptable to us or at all. If a partner or counterparty fails to perform or terminates any of the agreements with us or discontinues operations, and we are unable to obtain similar relationships or agreements, such events could have an adverse effect on our operating results and financial condition.

Breaches of our data systems or unintended disclosure of data could result in large expenditures to repair or replace such systems, to remedy any security breaches and to protect us from similar events in the future.

Our infrastructure may be vulnerable to physical or electronic break-ins, computer viruses, or similar disruptive problems. In addition to shutdowns, our systems are subject to risks caused by misappropriation, misuse, leakage, falsification and accidental release or loss of information. Disruptions or security compromises of our systems could result in large expenditures to repair or replace such systems, to remedy any security breaches and protect us from similar events in the future. We also could be exposed to negligence claims or other legal proceedings, and we could incur significant legal expenses and our management’s attention may be diverted from our operations in defending ourselves against and resolving lawsuits or claims. In addition, if we were to suffer damage to our reputation as a result of any system failure or security compromise, it could have a material adverse effect on our business, results of operations and financial condition.

We are exposed to risks associated with PCI compliance.

The PCI Data Security Standard (“PCI DSS”) is a specific set of comprehensive security standards required by credit card brands for enhancing payment account data security, including but not limited to requirements for security management, policies, procedures, network architecture, and software design. PCI DSS compliance is required in order to maintain credit card processing services. Compliance does not guarantee a completely secure environment and notwithstanding the results of this assessment there can be no assurance that payment card brands will not request further compliance assessments or set forth additional requirements to maintain access to credit card processing services. Compliance is an ongoing effort and the requirements evolve as new threats are identified. In the event that we were to lose PCI DSS compliance status (or fail to renew compliance under a future version of the PCI DSS), we could be exposed to increased operating costs, fines and penalties and, in extreme circumstances, may have our credit card processing privileges revoked, which would have a material adverse effect on our business.

Our Board or management have experience in risk management. However, if we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Our Board or management have experience in risk management. Our Board or management is evaluating the risk exposure on a regular basis and constantly adapting to the latest trend of the industry. Specifically, in light of current crypto asset market conditions and to mitigate the effect of Bitcoin price volatility, our risk management policies focus on finding cost-effective hosting sites, raising funds with a low financing cost, and renegotiating with existing site hosts to reduce cost.

However, the Bitcoin mining and related industries are emerging and evolving, which may lead to period-to-period variability and may make it difficult to evaluate our risk exposures. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

The ability to generate enough cash flows to meet, our current or future debt obligations could adversely affect our business. Those risks could increase if we incur more debt.

As of May 3, 2023, the Company has an outstanding balance of $149,900 under the loan agreement with the Small Business Administration entered into on May 31, 2020 (the “SBA Loan”). In connection with the Closing, the Company entered into the AR Debentures in the aggregate principal amount of $2,000,000. Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend on our future operating performance, our financial condition and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, and borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

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In the future, we may incur significant indebtedness in order to make future acquisitions or to develop our properties. If we were to take on additional future debt, a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by selling assets, reducing or delaying capital investments, seeking to raise additional capital or refinancing or restructuring our debt. We may or may not be able to complete any such steps on satisfactory terms. Any ability to generate sufficient cash flows to satisfy our debt obligations or contractual commitments, or to refinance our debt on commercially reasonable terms, could materially and adversely affect our financial condition and results of operations.

We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

We anticipate that our competitors will continue to expand and aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Acquisitions, joint ventures or similar strategic relationships may disrupt or otherwise have a material adverse effect on our business and financial results.

As part of our strategy, we may explore strategic acquisitions and combinations, or enter into joint ventures or similar strategic relationships. These transactions are subject to the following risks:

●	Acquisitions, joint ventures or similar relationships may cause a disruption in our ongoing business, distract our management and make it difficult to maintain our standards, controls and procedures;

●	We may not be able to integrate successfully the services, products, and personnel of any such transaction into our operations;

●	We may not derive the revenue improvements, cost savings and other intended benefits of any such transaction; and

●	There may be risks, exposures and liabilities of acquired entities or other third parties with whom we undertake a transaction, that may arise from such third parties’ activities prior to undertaking a transaction with us.

Acquisitions may result in significant impairment charges and may operate at losses. We can provide no assurance that future acquisitions, joint ventures or strategic relationships will be accretive to our business overall or will result in profitable operations.

Our business and financial condition will be materially adversely affected if we are required to register as an investment company under the Investment Company Act.

We are not, and do not intend to become, an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). Although the SEC and courts are providing increasing guidance on the treatment of cryptocurrencies for purposes of federal securities law, this continues to be an evolving area of law. Therefore, it is possible that the SEC or a court could take a position that may be adverse to the position we have taken on these matters. If we are required to register as an investment company but fails to do so, the consequences may be severe. Among the various remedies it may pursue, the SEC may seek an order of a court to enjoin us from continuing to operate as an unregistered investment company. In addition, all contracts that we have entered into in the course of our business, including securities that we have offered and sold to investors, will be rendered unenforceable except to the extent of any equitable remedies that might apply. An affected investor in such case may pursue the remedy of rescission. If we were to register as an investment company, we may be forced to significantly change our structure and operations in order to comply with the substantive requirements of the Investment Company Act. In particular, we may be forced to change our capital structure in order to satisfy the limits on leverage and classes of securities imposed by the Investment Company Act, modify the composition of our Board in order to maintain the required number of independent directors and the requirements of “independence” set forth in rules under the Investment Company Act, restrict transactions that we may engage in with affiliated persons, fair value our assets in the manner required by the Investment Company Act, etc. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our operations as a company that is engaged in the business of developing blockchain infrastructure and in activities related to cryptocurrency mining.

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The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for the Company in this registration statement on Form S-1 is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The COVID-19 pandemic could negatively impact our future operations and results.

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and difficult to predict, as the responses that we, other businesses and governments are taking continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a local and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support the healthcare industry and economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

The severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on our service providers and suppliers, all of which are uncertain and cannot be predicted. As of the date of issuance of our financial statements, the extent to which the COVID-19 pandemic may in the future materially impact our financial condition, liquidity or results of operations is uncertain.

Our Charter provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Charter and applicable Delaware law provide for the indemnification of our directors and officers against attorney’s fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

Risks Related to Government Regulation Matters

Government regulations related to the Internet could increase our cost of doing business, affect our ability to grow or may otherwise negatively affect our business.

Governmental agencies and federal and state legislatures have adopted, and may continue to adopt, new laws and regulatory practices in response to the increasing use of the Internet and other online services. These new laws may be related to issues such as online privacy and data protection requirements, copyrights, trademarks and service mark, sales taxes, fair business practices, domain name ownership, and the requirement that our operating units register to do business as foreign entities or otherwise be licensed to do business in jurisdictions where they have no physical location or other presence. In addition, these new laws, regulations or interpretations relating to doing business through the Internet could increase our costs materially and adversely affect our revenue and results of operations.

Regulatory changes or actions may restrict the use of cryptocurrencies in a manner that adversely affects an investment in us.

As cryptocurrencies have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network and the Federal Bureau of Investigation) have begun to examine cryptocurrencies. On March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in such foreign jurisdictions as the European Union and China. While certain governments such as Germany, have issued guidance as to how to treat cryptocurrencies, most regulatory bodies have not issued specific policy determinations.

Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability, but such change could be substantial and adverse to us and could adversely affect an investment in us. For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws applicable to cryptocurrencies. Such proposals include the Biden Administration’s budget proposal, released on March 9, 2023, which includes (i) the imposition of an excise tax of up to 30 percent of the costs of electricity used in digital asset mining, and (ii) the imposition of information reporting requirements with respect to digital assets and digital asset brokers. Further, the Infrastructure Investment and Jobs Act (the “IIJA”), enacted November 15, 2021, contains, among other things, an expanded definition of the term “broker” for certain tax and information reporting obligations that could require cryptocurrency miners, including us, to provide to the IRS information relating to cryptocurrency transactions that cryptocurrency miners, including us, generally do not, and may not be able to, obtain, potentially rendering compliance impossible. Generally, the cryptocurrency provisions contained in the IIJA began applying to digital transactions beginning in 2023. The IRS has suspended the application of those provisions of the IIJA until the Treasury Department issues final regulations, which may provide further guidance on whether we are a “broker” under the IIJA. The U.S. Congress may consider, and could include, one or both of these proposals in connection with tax reform that may be undertaken. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability.

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The Company is subject to a highly-evolving regulatory landscape and any adverse changes to, or its failure to comply with, any laws and regulations could adversely affect its business, reputation, prospects or operations.

Until recently, relatively little regulatory attention has been directed toward the crypto assets market by U.S. federal and state governments, non-U.S. governments and self-regulatory agencies. As crypto assets have grown in popularity and in market size, the U.S. regulatory regime ~~—~~ namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”), the Financial Crimes Enforcement Network (the “FinCEN”) and the Federal Bureau of Investigation), and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in March 2022, Federal Reserve Chair Jerome Powell expressed the need for regulation to prevent “cryptocurrencies from serving as a vehicle for terrorist finance and just general criminal behavior.” On March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for cryptocurrencies. The significant uncertainty surrounding the regulation of the crypto assets industry requires the Company to exercise its judgment as to whether certain laws, rules and regulations apply to it, and it is possible that governmental bodies and regulators may disagree with its conclusions. To the extent the Company has not complied with such laws, rules and regulations, the Company could be subject to significant fines, revocation of licenses, limitations on its products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect its business, operating results and financial condition.

Additionally, the recent bankruptcy filings of FTX, the third largest digital asset exchange by volume at the time of its filing, and its affiliated hedge fund Alameda Research, in addition to other bankruptcy filings of crypto companies throughout calendar year 2022, will likely attract heightened regulatory scrutiny from U.S. regulatory agencies such as the SEC and CFTC. Increasing regulation and regulatory scrutiny may result in additional costs for the Company and our management having to devote increased time and attention to regulatory matters, change aspects of the Company’s business or result in limits on the utility of Bitcoin. In addition, regulatory developments and/or the Company’s business activities may require us to comply with certain regulatory regimes. Increasingly strict legal and regulatory requirements and any regulatory investigations and enforcement may result in changes to the Company’s business, as well as increased costs, supervision and examination. Moreover, new laws, regulations or interpretations may result in additional litigation, regulatory investigations and enforcement or other actions. Adverse changes to, or the Company’s failure to comply with, any laws and regulations may have, an adverse effect on the Company’s reputation and brand and its business, operating results and financial condition.

Although the Company is not directly connected to the recent cryptocurrency market events, the Company may still suffer reputational harm due to its association with the cryptocurrency industry in light of the recent disruption in the crypto asset markets. Customers and counterparties may lose confidence with us and may deem our business to be risky. This may result in a loss of customer demand for our products and services. Counterparties and may be hesitant to enter into a business relationship with us, and it may be difficult for us to reach favorable business terms with counterparties. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and/or may adversely affect the Company’s business, reputation, financial condition and results of operations.

The Company is subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of cryptocurrencies, in particular Bitcoins, which could negatively affect its business, results of operations and financial position.

Changes in government policies, taxes, general economic and fiscal conditions, as well as political, diplomatic or social events, expose the Company to financial and business risks. In particular, changes in policies and laws regarding holding, using and/or mining of Bitcoins could result in an adverse effect on the Company’s business operations and results of operations.

There are significant uncertainties regarding future regulations pertaining to the holding, using or mining of Bitcoins, which may adversely affect the Company’s results of operations. While Bitcoin has gradually gained more market acceptance and attention, it is anonymous and may be used for black market transactions, money laundering, illegal activities or tax evasion. As a result, governments may seek to regulate, restrict, control or ban the mining, use and holding of Bitcoins.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether Bitcoin will be able to cope with, or benefit from, those changes. In addition, as Bitcoin mining employs sophisticated and high computing power devices that need to consume a lot of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where the Company mines, may also affect the Company’s business operations. For example, in the United States, certain local governments of the State of Washington have discussed measures to address environmental impacts of Bitcoin-related operations, such as the high electricity consumption of Bitcoin mining activities.

Unfavorable general economic conditions in the United States, Europe, Asia, or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, Europe, Asia, or in one or more of our other major markets, could negatively affect demand for our services and our results of operations. Under difficult economic conditions, businesses may seek to reduce spending on our services, or shift away from our services to in-house alternatives.

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Increased political scrutiny regarding the energy use and climate change impacts of crypto asset mining operations could result in new laws, regulations and policies that impose restrictions or compliance costs on our Bitcoin mining operations.

Crypto asset mining has become heavily scrutinized from a climate change and energy consumption perspective in recent years. Politicians, environmental groups and climate activists alike have called for increased oversight, regulation and reporting of energy use and greenhouse gas (“GHG”) emissions of crypto asset mining companies, among other measures. Certain members of the U.S. Congress and other non-governmental organizations have made investigations into, and published claims and reports regarding, the crypto asset mining industry’s impact on global GHG emissions and energy consumption and have raised concerns over the diversion of power sources for crypto mining and possible impacts on consumer electricity prices. For example, in early 2022, a group of U.S. Senators solicited information from various crypto asset mining companies on their respective energy use and emissions. Then, in July 2022, that same group of Senators authored a letter to the Environmental Protection Agency (“EPA”) and Department of Energy urging the agencies to investigate energy and climate impacts of mining companies and to consider regulations requiring the monitoring and reporting of emissions and energy consumption by certain crypto asset operations. Moreover, the Crypto Asset Environmental Transparency Act was introduced to the U.S. Senate on March 6, 2023, and, if passed, would impose emissions reporting obligations on mining operations that consume electricity above a specified threshold and would direct the EPA to investigate the environmental and climate impacts of the crypto asset mining industry. Separately, in September 2022, the Biden Administration released its report on Climate and Energy Implications of Crypto-Assets in the United States, which recommends that the federal government take action to develop environmental performance standards for crypto asset technologies, assess the impact of crypto asset mining on electricity system reliability, and minimize emissions and other environmental impacts associated with crypto asset mining, among other recommendations. Certain state governments have also introduced legislation imposing restrictions on the crypto asset mining industry, citing similar concerns. We are unable to predict whether currently proposed legislation or regulatory initiatives will be implemented, but any action by the federal government or the states in which we operate to restrict, limit, condition or otherwise regulate our crypto asset mining operations, whether as part of a climate change or energy transition policy initiative or otherwise, could adversely affect our business, financial condition and results of operations. Similarly, public statements by government officials and non-governmental organizations regarding the impact of crypto asset mining on global energy consumption, GHG emissions and grid stability, whether valid or not, could harm our reputation and stakeholder goodwill.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, ether, or other cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, several countries continue taking regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these cryptocurrency assets or to exchange for fiat currency. In September 2021, China instituted a blanket ban on all crypto transactions and mining, including services provided by overseas crypto exchanges in mainland China, effectively making all crypto-related activities illegal in China. In other nations, including Russia, it is illegal to accept payment in Bitcoin or other crypto assets for consumer transactions, and banking institutions are barred from accepting deposits of Bitcoin. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on us, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and thus harm investors.

The cryptoeconomy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of crypto assets or crypto asset platforms adverse to our business.

As crypto assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about crypto assets. In recent months, members of Congress have made inquiries into the regulation of crypto assets, and Gary Gensler, Chair of the SEC, has made public statements regarding increased regulatory oversight of crypto assets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, Hong Kong, have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of crypto assets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading, and in September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading, and on March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for currencies.

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The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for crypto assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the cryptoeconomy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the cryptoeconomy or crypto asset platforms, which could adversely impact our business.

Risks Related to Ownership of our Common Stock

Our ability to uplist our Common Stock to NYSE American is subject to us meeting applicable listing criteria.

We intend to apply for our Common Stock to be listed on the NYSE American. NYSE American requires companies desiring to list their common stock to meet certain listing criteria including total number of stockholders; minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our Common Stock on NYSE American. In the event we are unable to uplist our Common Stock, our Common Stock will continue to trade on the OTCQB, which is generally considered less liquid and more volatile than the NYSE American. Our failure to uplist our Common Stock could make it more difficult for you to trade our Common Stock, could prevent our Common Stock trading on a frequent and liquid basis and could result in the value of our Common Stock being less than it would be if we were able to uplist.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our Common Stock outstanding. We may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock.

Our Common Stock is quoted on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTCQB. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

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There is limited liquidity on the OTCQB, which enhances the volatile nature of our equity.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood that orders for shares of our Common Stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order.

Our stock price is likely to be highly volatile because of our limited public float.

The market price of our Common Stock is likely to be highly volatile because there has been a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility. Other factors that could cause such volatility may include, among other things: actual or anticipated fluctuations in our operating results; the absence of securities analysts covering us and distributing research and recommendations about us; overall stock market fluctuations; economic conditions generally; announcements concerning our business or those of our competitors; our ability to raise capital when we require it, and to raise such capital on favorable terms; conditions or trends in the industry; litigation; changes in market valuations of other similar companies; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or joint ventures; future sales of Common Stock; actions initiated by the SEC or other regulatory bodies; and general market conditions. Any of these factors could have a significant and adverse impact on the market price of our Common Stock. These broad market fluctuations may adversely affect the trading price of our Common Stock.

Our Common Stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our Common Stock.

The market for our Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our Common Stock may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful profits to date and uncertainty of future profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Additionally, the market price of our Common Stock could be subject to extreme volatility and fluctuations in response to industry-wide developments beyond its control, such as continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi. Although, as mentioned elsewhere in this Registration Statement, the Company has no exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy, or who are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for; and the Company does not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions; the price of Common Stock may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry and you may experience depreciation of the price of Common Stock.

Our Common Stock is thinly traded, so an investor may be unable to sell at or near ask prices or at all.

The shares of our Common Stock are traded on the OTCQB and are thinly traded, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a smaller reporting company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volume. Even in the event that we come to the attention of such persons, they would likely be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, our stock price may not reflect an actual or perceived value. Also, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as is currently the case, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our Common Stock may not develop or if developed, may not be sustained. Due to these conditions, you may not be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

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Currently, there is a limited public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

We have a trading symbol for our Common Stock, namely “CRKR.” However, our Common Stock has been thinly traded, if at all. Consequently, there can be no assurances as to whether:

●	any market for our shares will develop;

●	the prices at which our Common Stock will trade; or

●	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our Common Stock is fully distributed and an orderly market develops in our Common Stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our Common Stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common Stock.

We cannot predict the extent to which an active public trading market for our Common Stock will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our Common Stock.

We cannot predict the extent to which an active public market for our Common Stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of Common Stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our Common Stock will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our Common Stock.

Other factors which could cause volatility in the market price of our Common Stock include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain, Bitcoin and other cryptocurrencies;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	integration of new businesses and opportunities into our existing business;

●	implementation of new technologies in the industry;

●	additions or departures of key personnel;

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●	prevailing economic conditions;

●	sales of our common stock by our officers, directors or significant stockholders;

●	other actions taken by our stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours; and

●	the prospects of the industry in which we operate.

We may not have sufficient authorized common stock available to issue the Common Stock that is being offered for resale.

As of August 21, 2023, 196,250,677 shares of Common Stock were outstanding. This number does not include the 99,292,858 shares of Common Stock issuable upon conversion of the PIPE Preferred Stock and the 198,585,716 shares of Common Stock issuable upon exercise of the PIPE Warrants being offering pursuant to this prospectus. Additionally, it does not include (i) 114,285,714 shares of Common Stock issuable upon conversion of the Series E Preferred Stock, (ii) 228,571,824 shares of Common Stock issuable upon exercise of the Series E PIPE Warrants, (iii) 19,157,123 shares of Common Stock issuable upon exercise of the Exok Warrants, (iv) 8,000,000 shares of Common Stock issuable upon exercise of the Options, (v) 11,428,571 shares of Common Stock issuable upon conversion of the AR Debentures (not including interests incurred that are convertible into shares of Common Stock), (vi) 25,274,286 shares of Common Stock issuable upon conversion of the Series D Preferred Stock issued in exchange of the Original Debentures and (vii) 5,884,872 shares held in reserve for the benefit of Alpha Capital Anstalt (“Alpha”). On a fully diluted basis, taking into account the foregoing convertible securities, we would have an aggregate total of 906,731,246 shares of Common Stock issued and outstanding. The Company has 500,000,000 authorized shares of Common Stock under its Charter, resulting in a deficit of 406,731,246 shares of Common Stock.

In order to address this potential deficiency in authorized shares, the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490 will need to be processed in order for the Company to implement a reverse stock split at a ratio of 1 to 28.57142857 or the Company will need the stockholders of the Company to approve an amendment to the Charter providing for an increase of the number of authorized shares. However, it is not possible to determine whether the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490 will be processed or whether the stockholders will approve such increase. If such actions are not processed or approved, the Company is not able to effect such increase through any alternative means within some period considered to be reasonable by a court with jurisdiction over the matter, and the conversion or exercise of outstanding convertible or exercisable securities in excess of its authorized shares of Common Stock is held to be enforceable by such a court, then the Company may be held to be in breach of its contractual obligations and in violation of the Charter, and could face substantial claims for damages that would be materially adverse to its financial condition.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on your investment may be limited to increases in the market price of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment might only occur if the market price of our Common Stock appreciates.

Our Board has broad discretion to issue additional securities.

We are entitled under our Charter to issue up to 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, although these amounts may change in the future subject to stockholder approval. Shares of our Preferred Stock provide our Board broad authority to determine voting, dividend, conversion and other rights. Any additional stock issuances could be made at a price that reflects a discount or premium to the then-current market price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our Common Stock. Our Board may generally issue those shares of Common Stock and Preferred Stock, or convertible securities to purchase those shares, without further approval by our stockholders. Any Preferred Stock we may issue could have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our Board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. We may also issue additional securities to our directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock incentive plans. The issuance of additional securities may cause substantial dilution to our stockholders.

The conversion or exercise, as applicable, of the outstanding Series E Preferred Stock, Series E PIPE Warrants, Exok Warrants, PIPE Preferred Stock, PIPE Warrants, Options, Series D Preferred Stock and AR Debentures could substantially dilute your investment and adversely affect the market price of our Common Stock.

The Series E Preferred Stock are convertible into an aggregate of 114,285,714 shares of Common Stock and the Series E PIPE Warrants are exercisable for an aggregate of 228,571,428 shares of Common Stock. The Exok Warrants are exercisable for an aggregate of 19,157,123 shares of Common Stock. The PIPE Preferred Stock are convertible into an aggregate of 99,292,858 shares of Common Stock and the PIPE Warrants are exercisable for an aggregate of 198,585,716 shares of Common Stock. In addition, there are outstanding Options to purchase an aggregate of 8,000,000 shares of Common Stock for $0.25 per share which are only exercisable if specific production hurdles are achieved, pursuant to the Option Agreements. 4,423 outstanding Series D Preferred Stock were issued in connection with the exchange of the Original Debentures for the AR Debentures and such Series D Preferred Stock are convertible into shares of Common Stock at a price of $0.175 per share. Additionally, the AR Debentures are convertible into shares of Common Stock at a price of $0.175, subject to adjustments therein.

In addition, sales of a substantial number of shares of Common Stock issued upon the conversion or exercise, as applicable, of the outstanding Series E Preferred Stock, Series E PIPE Warrants, Exok Warrants, PIPE Preferred Stock, PIPE Warrants, Options, Series D Preferred Stock and AR Debentures, or even the perception that such sales could occur, could adversely affect the market price of our Common Stock. The conversion or exercise of such securities could result in dilution in the interests of our other stockholders and adversely affect the market price of our Common Stock.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could result in a restatement of our financial statements, cause investors to lose confidence in our financial statements and our Company and have a material adverse effect on our business and stock price.

We produce our financial statements in accordance with GAAP. Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404. Further, Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information and our company, which could result in a decline in the market price of our Common Stock, and cause us to fail to meet our reporting obligations in the future, which in turn could impact our ability to raise additional financing if needed in the future.

Risks Related to the Price of Bitcoin

The trading price of shares of our Common Stock has appeared at times to have a correlation with the trading price of Bitcoin, which may be subject to pricing risks, including “bubble” type risks, and has historically been subject to wide swings.

Recently, the trading price of our Common Stock has appeared to have a correlation with the trading price of Bitcoin. Specifically, we have experienced adverse effects on our stock price when the value of Bitcoin has fallen, and we may experience similar outcomes if our stock price tracks the general status of that cryptocurrency. Furthermore, if the market for Bitcoin company stocks or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our Common Stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, factors over which we have little or no influence or control.

We may face risks of Internet disruptions, which could have an adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and our ability to mine cryptocurrencies.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. Our business and the infrastructure on which our business relies is vulnerable to damage or interruption from catastrophic occurrences, such as war, civil unrest, terrorist attacks, geopolitical events, disease, such as the COVID-19 pandemic, and similar events. Specifically, the uncertain nature, magnitude and duration of hostilities stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions limitations, retaliatory cyber-attacks on the world economy and markets, and potential shipping delays, have contributed to increased market volatility and uncertainty, which could have an adverse impact on macroeconomic factors that affect our business. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk. As an alternative to fiat currencies that are backed by central governments, Bitcoin, which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Common Stock. Political or economic crises may motivate large-scale acquisitions or sales of Bitcoin either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine or otherwise acquire or hold for our own account.

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Acceptance and/or widespread use of cryptocurrency is uncertain.

There is a relatively limited use of any cryptocurrency in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions, process wire transfers to or from cryptocurrency exchanges, cryptocurrency-related companies or service providers, or maintain accounts for persons or entities transacting in cryptocurrency. Conversely, a significant portion of Bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines Bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for Bitcoin as a medium of exchange and payment method may always be low. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptance could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

The markets for Bitcoin may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

Cryptocurrencies that are represented and trade on a ledger-based platform and those who hold them may not enjoy the same benefits as traditional securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. We believe that Bitcoin is not a security under federal and state law.

Bitcoin and other cryptocurrency market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our Common Stock.

These factors may inhibit consumer trust in and market acceptance of cryptocurrencies as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire.

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Our cryptocurrencies may be subject to loss, theft or restriction on access.

There is a risk that some or all of our cryptocurrencies could be lost or stolen. Access to our cryptocurrency assets could also be restricted by cybercrime. Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our cryptocurrency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets. Such events could have a material adverse effect on our business.

Demand for Bitcoin is driven, in part, by its status as the most prominent and secure crypto asset. It is possible that crypto assets other than Bitcoin could have features that make them more desirable to a material portion of the crypto asset user base, resulting in a reduction in demand for Bitcoin, which could have a negative impact on the price of Bitcoin and adversely affect an investment in us.

Bitcoin, as an asset, holds “first-to-market” advantages over other crypto assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest mining power in use to secure its blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a crypto asset’s network and its blockchain; as a result, the advantage of more users and miners makes a crypto asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

Despite the marked first-mover advantage of the Bitcoin network over other crypto asset networks, it is possible that another crypto asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a crypto asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other crypto assets we may become involved in and have a negative impact on the demand for, and price of, such crypto assets and could adversely affect an investment in us. It is possible that we will mine alternative crypto assets in the future, but we may not have as much experience to date in comparison to our experience mining Bitcoin, which may put us at a competitive disadvantage.

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Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin we hold or mine.

To the extent that a significant majority of users and mining companies on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and mining companies on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original cryptocurrency and which is the new cryptocurrency. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular cryptocurrency could adversely affect an investment in our securities or our ability to operate.

Since August 1, 2017, Bitcoin’s blockchain was forked multiple times creating alternative versions of the cryptocurrency such as Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created versions including Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created cryptocurrencies. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

Flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. As technological change occurs, the security threats to our cryptocurrencies will likely change and previously unknown threats may emerge. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may face financing, liquidity or other risks related to the impact that the current crypto asset market disruption has had, directly or indirectly, on the value of the crypto assets we use as collateral or the value of our crypto assets used by others as collateral.

We have pledged all of our crypto assets as collateral for the AR Debentures. Pursuant to the AR Debentures, we have the option, at any time after Uplisting and until November 3, 2023, to repay some or all of the then outstanding principal amount (including accrued but unpaid interest and any liquidated damages) of the AR Debentures in collateral with a fair market value equal to the amount being repaid. If we elect to exercise such option (subject to the Uplisting requirement) before November 3, 2023, a significant decrease of value of crypto assets would allow us to only pay a minimal amount of the outstanding principal and we would be required to repay most or all of the outstanding principal amount of the AR Debentures in cash. Additionally, in the event of default, if the proceeds from the sale, license or other disposition of the collateral are insufficient to pay all amounts that the secured parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law, and reasonable attorneys fees employed by the secured parties to collect such deficiency. We may not be able to generate sufficient cash to pay such amounts, which would have a negative impact on our business and limit our ability to obtain additional financing.

Risks Related to the Exok Assets

Oil, natural gas and NGL prices are highly volatile. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

Following our acquisition and development of the Exok Assets, a portion of our revenues, profitability and cash flows will depend upon the prices for oil, natural gas and NGL. The prices we would receive for oil, natural gas and NGL production are volatile and a decrease in prices can materially and adversely affect our financial results and impede our growth, including our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness and to obtain additional capital on attractive terms. Changes in oil, natural gas and NGL prices have a significant impact on the amount of oil, natural gas and NGL that we can produce economically, the value of our reserves and on our cash flows. Historically, world-wide oil, natural gas and NGL prices and markets have been subject to significant change and may continue to change in the future. Prices for oil, natural gas and NGLs may fluctuate widely in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control, such as:

●	the domestic and foreign supply of and demand for oil, natural gas and NGL;

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●	the price and quantity of foreign imports of oil, natural gas and NGL;

●	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East, Ukraine and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage;

●	the ability of and actions taken by members of Organization of the Petroleum Exporting Countries and other oil-producing nations in connection with their arrangements to maintain oil prices and production controls;

●	the impact on worldwide economic activity of an epidemic, outbreak or other public health events, such as COVID-19;

●	the proximity of our production to and capacity of oil, natural gas and NGL pipelines and other transportation and storage facilities;

●	federal regulations applicable to exports of liquefied natural gas (“LNG”), including the export of the first quantities of LNG liquefied from natural gas produced in the lower 48 states of the United States;

●	the level of consumer product demand;

●	weather conditions;

●	U.S. and non-U.S. governmental regulations, including environmental initiatives and taxation;

●	overall domestic and global economic conditions;

●	the value of the dollar relative to the currencies of other countries;

●	stockholder activism or activities by non-governmental organizations to restrict the exploration, development and production of oil, natural gas and NGL to minimize emissions of carbon dioxide, a greenhouse gas;

●	technological advances affecting energy consumption, energy conservation and energy supply;

●	the price and availability of alternative fuels; and

●	the impact of energy consumption, supply, and conservation policies and activities by governmental authorities, international agreements, and non-governmental organizations to limit, restrict, suspend or prohibit the performance or financing of oil, natural gas and NGL exploration, production, development or marketing activities.

Drilling for and producing oil and gas wells is a high-risk activity with many uncertainties that could adversely affect our business, financial condition or results of operations.

Drilling oil and gas wells, including development wells, involves numerous risks, including the risk that we may not encounter commercially productive oil, natural gas and NGL reserves (including “dry holes”). We must incur significant expenditures to drill and complete wells, the costs of which are often uncertain. It is possible that we will make substantial expenditures on drilling and not discover reserves in commercially viable quantities. Specifically, we often are uncertain as to the future cost or timing of drilling, completing and operating wells, and our drilling operations and those of our third-party operators may be curtailed, delayed or canceled. The cost of our drilling, completing and operating wells may increase and our results of operations and cash flows from such operations may be impacted, as a result of a variety of factors, including:

●	unexpected drilling conditions;

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●	title problems;

●	pressure or irregularities in formations;

●	equipment failures or accidents;

●	adverse weather conditions, such as winter storms, flooding and hurricanes, and changes in weather patterns;

●	compliance with, or changes in, environmental laws and regulations relating to air emissions, hydraulic fracturing and disposal of produced water, drilling fluids and other wastes, laws and regulations imposing conditions and restrictions on drilling and completion operations and other laws and regulations, such as tax laws and regulations;

●	the availability and timely issuance of required governmental permits and licenses;

●	the availability of, costs associated with and terms of contractual arrangements for properties, including mineral licenses and leases, pipelines, rail cars, crude oil hauling trucks and qualified drivers and related services, facilities and equipment to gather, process, compress, store, transport and market crude oil, natural gas and related commodities;

●	compliance with environmental and other governmental requirements; and

●	environmental hazards, such as natural gas leaks, oil and produced water spills, pipeline or tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of brine, well stimulation and completion fluids, toxic gases or other pollutants into the air, surface and subsurface environment.

A failure to recover our investment in the Exok Assets, increases in the costs of our drilling operations or those of third-party operators, and/or curtailments, delays or cancellations of our drilling operations or those of our third-party operators in each case due to any of the above factors or other factors, may materially and adversely affect our business, financial condition and results of operations.

The Exok Assets currently have no producing properties and there is no assurance that we will be able to successfully drill producing wells. If the Exok Assets are not commercially productive of crude oil or natural gas, any funds spent on exploration and production may be lost.

All of the Exok Assets are in the pre-production stage and there is no assurance that we will be able to obtain the requisite permits to begin drilling or successfully drill producing wells. We are dependent on establishing sufficient reserves at the Exok Assets for additional cash flow and a return of our investment. If the Exok Assets are not economic, all of the funds that we have invested, or will invest, will be lost. In addition, the failure of the Exok Assets to produce commercially may make it more difficult for us to raise additional funds in the form of additional sale of our equity securities or working interests in other property in which we may acquire an interest.

Since we will operate a new business segment and have no operating history related to the exploration and production of oil and gas assets, investors have no basis to evaluate our ability to operate profitably in this segment.

We began cryptocurrency mining operations in October 2021 and have not generated any revenue in the exploration and production of oil and gas assets to date. We face many of the risks commonly encountered by other new businesses, including the lack of an established operating history, need for additional capital and personnel, and competition. There is no assurance that our business will be successful or that we can ever operate profitably. Additionally, our management will have less time to devote to the Company’s crypto operations. We may not be able to effectively manage the demands required of a new business segment in a new industry, such that we may be unable to successfully maintain our current business or implement our business plan or achieve profitability.

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There may be conflicts of interest between certain of our officers and directors and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other stockholders. A conflict of interest may arise between our officers and directors’ personal pecuniary interests and their fiduciary duty to our stockholders. Furthermore, our officers and directors’ own pecuniary interests may not align with their fiduciary duties to our stockholders. As further described in the section entitled “Certain Relationships and Related Transactions,” Edward Kovalik (Chief Executive Officer and Chair), Gary C. Hanna (President and Director) and Paul Kessler (Director) have certain overriding royalty interests in the Exok Assets. To avoid any potential conflict of interest with certain members of the Board and management owning certain overriding royalty interests under the Exok Assets, all of the Company’s drilling programs will be approved by an independent committee of the Board on a quarterly basis.

Our plan to develop the Exok Assets may require substantial additional capital, which we may be unable to raise on acceptable terms in the future.

We currently plan to develop the Exok Assets. Obtaining permits, seismic data, as well as exploration, development and production activities entail considerable costs, and we may need to raise substantial additional capital, through future private or public equity offerings, strategic alliances or debt financing.

Our future capital requirements will depend on many factors, including:

●	the scope, rate of progress and cost of our exploration, appraisal, development and production activities;

●	oil and natural gas prices;

●	our ability to obtain the requisite permits to begin drilling;

●	our ability to locate and acquire hydrocarbon reserves;

●	our ability to produce oil or natural gas from those reserves;

●	the terms and timing of any drilling and other production-related arrangements that we may enter into;

●	the cost and timing of governmental approvals and/or concessions; and

●	the effects of competition by larger companies operating in the oil and gas industry.

Even if we succeed in selling additional equity securities to raise funds, at such time the ownership percentage of our existing stockholders would be diluted, and new investors may demand rights, preferences or privileges senior to those of existing stockholders. If we raise additional capital through debt financing, the financing may involve covenants that restrict our business activities. If we are not successful in raising additional capital, we may be unable to continue our future exploration, development and production activities.

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Our estimated natural gas, NGL and oil reserve are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in the reserve estimates or the underlying assumptions will materially affect the quantities and present value of our reserves.

Numerous uncertainties are inherent in estimating quantities of natural gas, NGL and oil reserves. The process of estimating natural gas, NGL and oil reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, engineering and economic data for each reservoir, including assumptions regarding future natural gas, NGL and oil prices, subsurface characterization, production levels and operating and development costs. Our estimates of possible reserves and related projections as of August 1, 2023 were prepared by Collarini Energy Experts (“Collarini”). Collarini conducted a detailed review of all of our properties for the period covered by its reserve report using information provided by us. Over time, we may make material changes to reserve estimates taking into account the results of actual drilling, testing and production. As a result of the uncertainties, estimated quantities of natural gas, NGL and oil reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate. Over time, we may make material changes to our reserve estimates. Any significant variance in our assumptions and actual results could greatly affect our estimates of reserves, the economically recoverable quantities of natural gas, NGL and oil attributable to any particular group of properties, the classifications of reserves based on risk of non-recovery and estimates of future net cash flows. Estimates of possible reserves, and the future cash flows related to such estimates, are also inherently imprecise and are more uncertain than estimates of proved and probable reserves, respectively, and the respective future cash flows related to such estimates, but have not been adjusted for risk due to that uncertainty. Because of such uncertainty, estimates of possible reserves, and the future cash flows related to such estimates, may not be comparable to estimates of proved and probable reserves, respectively, and the respective future cash flows related to such estimates, and should not be summed arithmetically with estimates of either proved or probable reserves, respectively, and the respective future cash flows related to such estimates. When producing an estimate of the amount of natural gas, NGLs and oil that is recoverable from a particular reservoir, an estimated quantity of possible reserves is an estimate that might be achieved, but only under more favorable circumstances than are likely. Estimates of possible reserves are also continually subject to revisions based on production history, results of additional exploration and development, price changes and other factors. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. Possible reserves may be assigned to areas of a reservoir adjacent to probable reserve where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir. Possible reserves also include incremental quantities associated with a greater percentage of recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves. Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and we believe that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

We will face strong competition from other oil and gas companies.

We will encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of exploratory prospects and proven properties. Our competitors include major integrated oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors are large, well-established companies that have been engaged in the oil and gas business much longer than we have and possess substantially larger operating staffs and greater capital resources than we do. These companies may be able to pay more for exploratory projects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Such competitors may also be in a better position to secure oilfield services and equipment on a timely basis or on favorable terms. These companies may also have a greater ability to continue drilling activities during periods of low oil and gas prices, such as the current commodity price environment, and to absorb the burden of current and future governmental regulations and taxation. We may not be able to conduct our operations, evaluate and select suitable properties and consummate transactions successfully in this highly competitive environment.

Government regulation and liability for oil and natural gas operations may adversely affect our business and results of operations.

If we are successful in our exploration, production and development activities, we will be subject to extensive federal, state, and local government regulations, which may change from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds and other financial assurance, reports concerning operations, the spacing of wells, unitization and pooling of properties, and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas from wells below actual production capacity in order to conserve supplies of oil and natural gas. These laws and regulations may affect the costs, manner, and feasibility of our operations by, among other things, requiring us to make significant expenditures in order to comply and restricting the areas available for oil and gas production. Failure to comply with these laws and regulations may result in substantial liabilities to third-parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations, could have a material adverse effect on us, such as by imposing, penalties, fines and/or fees, taxes and tariffs on carbon that could have the effect of raising prices to the end user and thereby reducing the demand for our products.

Our operations will be subject to federal, state and local laws and regulations related to environmental and natural resources protection and occupational health and safety which may expose us to significant costs and liabilities and result in increased costs and additional operating restrictions or delays.

Our planned oil, natural gas and NGL exploration, production and development operations will be subject to stringent federal, state, local and other applicable laws and regulations governing worker health and safety, the release or disposal of materials into the environment or otherwise relating to environmental protection. Numerous governmental entities, including the EPA, the U.S. Occupational Safety and Health Administration (“OSHA”), and analogous state agencies, including the Colorado Department of Public Health & Environment (“CDPHE”) have the power to enforce compliance with these laws and regulations. These laws and regulations may, among other things, require the acquisition of permits to conduct drilling; govern the amounts and types of substances that may be released into the environment; limit or prohibit construction or drilling activities in environmentally-sensitive areas such as wetlands, wilderness areas or areas inhabited by endangered species; require investigatory and remedial actions to mitigate pollution conditions; impose obligations to reclaim and abandon well sites and pits; and impose specific criteria addressing worker protection. Compliance with such laws and regulations may impact our operations and production, require us to install new or modified emission controls on equipment or processes, incur longer permitting timelines, restrict the areas in which some or all operational activities may be conducted, and incur significantly increased capital or operating expenditures, which costs may be significant. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability.

Additionally, certain environmental laws impose strict, joint and several liability for costs required to remediate and restore sites where hydrocarbons, materials or wastes have been stored or released. Failure to comply with these laws and regulations may also result in the assessment of sanctions, including administrative, civil and criminal penalties, the imposition of investigatory, remedial and corrective action obligations or the incurrence of capital expenditures, the occurrence of restrictions, delays or cancellations in the permitting, development or expansion of projects and the issuance of orders enjoining some or all of our operations in affected areas. Moreover, accidental spills or other releases may occur in the course of our operations, and we cannot assure you that we will not incur significant costs and liabilities as a result of such spills or releases, including any third-party claims for damage to property, natural resources or persons. We may not be able to fully recover such costs from insurance. One or more of these developments that impact us, our service providers or our customers could have a material adverse effect on our business, results of operations and financial condition and reduce demand for our products.

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Our oil and gas exploration, production, and development activities may be subject to a series of risks related to climate change and energy transition initiatives.

The threat of climate change continues to attract considerable attention in the United States and around the world. Numerous proposals have been made and could continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG disclosure obligations and regulations that directly limit GHG emissions from certain sources. President Biden highlighted addressing climate change as a priority under his Administration and has issued, and may continue to issue, executive orders related to this.

At the federal level, the EPA has adopted rules that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources, require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources, and impose new standards reducing methane emissions from oil and gas operations through limitations on venting and flaring and the implementation of enhanced emission leak detection and repair requirements. Although there has recently been considerable uncertainty surrounding regulation of methane emissions from oil and gas facilities, the EPA is currently also proposing new and updated rules for both new and existing sources. The EPA’s proposed rules, if finalized, would making existing regulations more stringent, expand the scope of source types covered by the rules, and require states to develop plans to reduce methane and volatile organic compound (“VOC”) emissions from existing sources that must be at least as effective as presumptive standards set by EPA. In addition, the U.S. Congress may continue to consider and pass legislation related to the reduction of GHG emissions, including methane and carbon dioxide. For example, the Inflation Reduction Act of 2022 (the “IRA”), which appropriates significant federal funding for renewable energy initiatives and, for the first time ever, imposes a fee on GHG emissions from certain facilities, was signed into law in August 2022. Furthermore, the SEC has proposed rules that, amongst other matters, will establish a framework for the reporting of climate risks. Separately, the SEC has also announced that it is scrutinizing existing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege an issuer’s existing climate disclosures misleading or deficient. These ongoing regulatory actions and the emissions fee and funding provisions of the IRA could increase operating costs within the oil and gas industry and accelerate the transition away from fossil fuels, which could in turn adversely affect our business and results of operations. We note that the regulatory activities discussed above are subject to intense political debate and could be subject to major modification depending upon the outcome of the 2024 election cycle.

At the international level, the United Nations-sponsored Paris Agreement, though non-binding, calls for signatory nations to limit their GHG emissions through individually-determined reduction goals every five years after 2020. In February 2021, President Biden recommitted the United States to long-term international goals to reduce emissions, including those under the Paris Agreement. President Biden announced in April 2021 a new, more rigorous nationally determined emissions reduction level of 50 to 52 percent from 2005 levels in economy-wide net GHG emissions by 2030. Moreover, the international community convenes annually to negotiate further pledges and initiatives, such as the Global Methane Pledge (a collective goal to reduce global methane emissions by 30 percent from 2020 levels by 2030). The impacts of these orders, pledges, agreements and any legislation or regulation promulgated to fulfill the United States’ commitments under the Paris Agreement or other international agreements cannot be predicted at this time.

Litigation risks are also increasing, as a number of states, municipalities and other plaintiffs have sought to bring suit against oil and natural gas exploration and production companies in state or federal court, alleging, among other things, that such energy companies created public nuisances by producing fuels that contributed to global warming effects, such as rising sea levels, and therefore, are responsible for roadway and infrastructure damages as a result, or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors by failing to adequately disclose those impacts. Involvement in such a case, regardless of the substance of the allegations, could have adverse reputational impacts and an unfavorable ruling in any such case could significantly impact our operations and could have an adverse impact on our financial condition or operations.

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There are also increasing financial risks for oil and gas producers as certain shareholders, bondholders and lenders may elect in the future to shift some or all of their investments into non-fossil fuel energy related sectors. Certain institutional lenders who provide financing to fossil-fuel energy companies have shifted their investment practices to those that favor “clean” power sources, such as wind and solar, making those sources more attractive, and some of them may elect not to provide funding for fossil fuel energy companies in the short or long term. Many of the largest U.S. banks have made “net zero” carbon emission commitments and have announced that they will be assessing financed emissions across their portfolios and taking steps to quantify and reduce those emissions. Additionally, there is also the possibility that financial institutions will be pressured or required to adopt policies that limit funding for fossil fuel energy companies. Although there has been recent political support to counteract these initiatives, these and other developments in the financial sector could lead to some lenders restricting access to capital for or divesting from certain industries or companies, including the oil and gas sector, or requiring that borrowers take additional steps to reduce their GHG emissions. Any material reduction in the capital available to us or our fossil fuel-related customers could make it more difficult to secure funding for exploration, development, production, transportation, and processing activities, which could reduce the demand for our products and services.

Our oil and gas exploration, production, and development activities may be subject to physical risks related to potential climate change impacts.

Increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that could have significant physical effects, such as increased frequency and severity of storms, droughts, wildfires, and floods and other climatic events, as well as chronic shifts in temperature and precipitation patterns. These climatic developments have the potential to cause physical damage to our assets or those of our vendors and suppliers and could disrupt our supply chains and thus could have an adverse effect on our operations.

Additionally, changing meteorological conditions, particularly temperature, may result in changes to the amount, timing, or location of demand for energy or its production. While our operational consideration of changing climatic conditions and inclusion of safety factors in design is intended to reduce the uncertainties that climate change and other events may potentially introduce, our ability to mitigate the adverse impacts of these events depends in part on the effectiveness of our facilities and disaster preparedness and response and business continuity planning, which may not have considered or be prepared for every eventuality.

Our business and ability to secure financing may be adversely impacted by increasing stakeholder and market attention to ESG matters.

Businesses across all industries are facing increasing scrutiny from stakeholders related to their ESG practices. Businesses that are perceived to be operating in contrast to investor or stakeholder expectations and standards, which are continuing to evolve, or businesses that are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage and the business, financial condition, and/or stock price of such business entity could be materially and adversely affected. Increasing attention to climate change, societal expectations on companies to address climate change, investor and societal expectations regarding voluntary ESG related disclosures, increasing mandatory ESG disclosures, and consumer demand for alternative forms of energy may result in increased operating and compliance costs, reduced demand for our products, reduced profits, increased legislative and judicial scrutiny, investigations and litigation, reputational damage, and negative impacts on our access to capital markets. To the extent that societal pressures or political or other factors are involved, it is possible that the Company could be subject to additional governmental investigations, private litigation or activist campaigns as stockholders may attempt to effect changes to the Company’s business or governance practices.

While we may elect to seek out various voluntary ESG targets in the future, such targets are aspirational. We may not be able to meet such targets in the manner or on such a timeline as initially contemplated, including as a result of unforeseen costs or technical difficulties associated with achieving such results. Similarly, while we may decide to participate in various voluntary ESG frameworks and certification programs, such participation may not have the intended results on our ESG profile. In addition, voluntary disclosures regarding ESG matters, as well as any ESG disclosures currently required or required in the future, could result in private litigation or government investigation or enforcement action regarding the sufficiency or validity of such disclosures. Moreover, failure or a perception (whether or not valid) of failure to implement ESG strategies or achieve ESG goals or commitments, including any GHG emission reduction or carbon intensity goals or commitments, could result in private litigation and damage our reputation, cause investors or consumers to lose confidence in us, and negatively impact our operations and goodwill. Notwithstanding our election to pursue aspirational ESG-related targets in the future, we may receive pressure from investors, lenders or other groups to adopt more aggressive climate or other ESG-related goals, but we cannot guarantee that we will be able to implement such goals because of potential costs, technical or operational obstacles or other market or technological developments beyond our control.

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Restrictions and regulations regarding hydraulic fracturing could result in increased costs, delays and cancellations in our planned oil, natural gas, and NGL exploration, production and development activities.

Our drilling operations will include hydraulic fracturing activities. Hydraulic fracturing is typically regulated by state oil and gas commissions, but the practice continues to attract considerable public, scientific and governmental attention in certain parts of the country, resulting in increased scrutiny and regulation, including by federal agencies. Many states have adopted rules that impose new or more stringent permitting, public disclosure or well construction requirements on hydraulic fracturing activities. For example, Colorado requires the disclosure of chemicals used in hydraulic fracturing and recently extended setback requirements for drilling activities. Local governments may also impose, or attempt to impose restrictions on the time, place, and manner in which hydraulic fracturing activities may occur. The EPA has also asserted federal regulatory authority over certain aspects of hydraulic fracturing. Additionally, certain federal and state agencies have evaluated or are evaluating potential impacts of hydraulic fracturing on drinking water sources or seismic events. These ongoing studies could spur initiatives to further regulate hydraulic fracturing or otherwise make it more difficult and costly to perform hydraulic fracturing activities. Any new or more stringent federal, state, local or other applicable legal requirements such as presidential executive orders or state or local ballot initiatives relating to hydraulic fracturing that impose restrictions, delays or cancellations in areas where we plan to operate could cause us to incur potentially significant added costs to comply with such requirements or experience delays, curtailment, or preclusion from the pursuit of exploration, development or production activities.

Our planned oil, natural gas and NGL exploration and production activities could be adversely impacted by restrictions on our ability to obtain water or dispose of produced water.

Our operations will require water for our planned oil and natural gas exploration during drilling and completion activities. Our access to water may be limited due to reasons such as prolonged drought, private third party competition for water in localized areas or our inability to acquire or maintain water sourcing permits or other rights as well as governmental regulations or restrictions adopted in the future. For example, the Governor of Colorado recently signed into law HB 1242 which places restrictions on the use of fresh water for oil and gas operations and requires oil and gas operators to report their water use. Any difficulty or restriction on locating or contractually acquiring sufficient amounts of water in an economical manner could adversely impact our planned operations.

Additionally, we must dispose of the fluids produced during oil and natural gas production, including produced water. We may choose to dispose of produced water into deep wells by means of injection, either directly ourselves or through third party contractors. While we may seek to reuse or recycle produced water instead of disposing of such water, our costs for disposing of produced water could increase significantly as a result of increased regulation or if reusing and recycling water becomes impractical. Disposal wells are regulated pursuant to the Underground Injection Control (“UIC”) program established under the federal Safe Drinking Water Act (“SDWA”) and analogous state laws. The UIC program requires permits from the EPA or an analogous state agency for construction and operation of such disposal wells, establishes minimum standards for disposal well operations, and restricts the types and quantities of fluids that may be disposed.

In recent years, wells used for the disposal by injection of flowback water or certain other oilfield fluids below ground into non-producing formations have been associated with an increased number of seismic events, with research suggesting that the link between seismic events and wastewater disposal may vary by region and local geology. The U.S. geological survey has recently identified Colorado as one of six states with the most significant hazards from induced seismicity. Concerns by the public and governmental authorities have prompted several state agencies to require operators to take certain prescriptive actions or limit disposal volumes following unusual seismic activity. The Colorado Oil and Gas Conservation Commission (“COGCC”) requires operators to monitor and evaluate for seismicity risks in certain situations. Restrictions on produced water disposal well injection activities or suspensions of such activities, whether due to the occurrence of seismic events or other regulatory actions could increase our costs to dispose of produced water and adversely impact our results of operations.

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Laws and regulations pertaining to the protection of threatened and endangered species and their habitats could delay, restrict or prohibit our planned oil, natural gas, and NGL exploration and production operations and adversely affect the development and production of our reserves.

The Endangered Species Act (“ESA”) and comparable state laws protect endangered and threatened species and their habitats. Under the ESA, the U.S. Fish and Wildlife Service (“FWS”) may designate critical habitat areas that it believes are necessary for survival of species listed as threatened or endangered. Similar protections are offered to migratory birds under the MBTA. Such designations could require us to develop mitigation plans to avoid potential adverse effects to protected species and their habitats, and our oil and gas operations may be delayed, restricted or prohibited in certain locations or during certain seasons, such as breeding and nesting seasons, when those operations could have an adverse effect on the species. Moreover, the future listing of previously unprotected species as threatened or endangered in areas where we are operating in the future could cause us to incur increased costs arising from species protection measures or could result in delays, restrictions or prohibitions on our planned development and production activities.

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Use of Proceeds

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive proceeds from any exercise of the PIPE Warrants for cash.

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Determination of Offering Price

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholders under this prospectus.

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Market Information for Common Stock and Dividend Policy

Market Information

Our Common Stock is currently listed on the OTCQB under the symbol “CRKR.” As of August 21, 2023, there were 105 holders of record of our Common Stock. The PIPE Preferred Stock and PIPE Warrants are not registered and we do not currently intend to list such securities on any exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

On May 9, 2011, the Company adopted the 2016 Incentive Stock Award Plan (the “2011 Plan”), on August 12, 2016, the Company adopted the 2016 Incentive Stock Award Plan (the “2016 Plan”), on August 3, 2020, the Company adopted the 2020 Stock Plan (the “2020 Plan”), and on December 1, 2021, the Company adopted the 2021 Incentive Stock Award Plan (the “2021 Plan”), collectively (the “Plans”). The purpose of the Plans is to grant options to purchase our Common Stock, and other incentive awards, to our employees, directors and key consultants.

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2020 Plan was 500,000. On December 1, 2021, all prior stock award plans were retired (except to the extent of outstanding options granted thereunder), and the 2021 Plan was adopted. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2021 Plan is 10,000,000. The shares of Common Stock underlying cancelled and forfeited awards issued under the 2021 Plan may again become available for grant under the 2021 Plan. As of December 31, 2022, there were 10,000,000 shares available for grant under the 2021 Plan, and no shares were available for grant under the 2020 Plan, 2016 Plan, or 2011 Plan.

The following table summarizes our equity compensation plans as of December 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	⸻	⸻	⸻
Equity compensation plans not approved by security holders (1)	202,500	$0.25	10,000,000

(1) Equity compensation plans not approved by shareholders include each of the 2016 Plan, the 2020 Plan and the 2021 Plan. The number of securities reflected in column (a) are comprised of 65,000 shares to be issued upon exercise of outstanding options previously granted under the 2016 Plan and 137,500 shares to be issued upon exercise of outstanding options previously granted under the 2020 Plan. However, neither the 2016 Plan nor the 2020 Plan have any shares remaining available for future grants, and the amount reflected in column (c) relates solely to the 2021 Plan.

In connection with the Merger and pursuant to the Merger Agreement, prior to the Effective Time, the Board assumed Prairie LLC’s Long Term Incentive Plan and immediately following the Effective Time, adopted the Amended and Restated Prairie Operating Co. Long Term Incentive Plan (the “A&R LTIP Plan”), which was an amendment and restatement of Prairie LLC’s Long Term Incentive Plan. Among other ministerial changes to reflect the Merger and conversion of all membership interests in Prairie LLC to shares of Common Stock, the A&R LTIP Plan provides for the assumption of shares remaining available for delivery as of immediately prior to the Effective Time (as appropriately adjusted to reflect the Merger, resulting in 17,857,143 shares of Common Stock) such that such shares shall be available for awards under the A&R LTIP Plan to individuals who were employed by Prairie LLC or its affiliates prior to the Effective Time.

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the A&R LTIP Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the A&R LTIP Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

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Unaudited Pro Forma Condensed Combined Financial Information

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the prospectus.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger, PIPE and Exok Transaction (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events as described in Note 2 below.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company as of June 30, 2023 on a pro forma basis as if the subsequent events, described in Note 2 below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company, as applicable, for such periods on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions, summarized below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (a) the Company’s audited historical consolidated financial statements and related notes for the fiscal year ended 2022 included in this document, (b) the Company’s unaudited historical condensed consolidated financial statements and related notes for the three and six months ended June 30, 2023 included in this document, (c) Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in this document, and (d) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in this document.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current name and ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions in the following order and issued an aggregate of 96,436,808 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

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(ii) the Original Debentures, plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the AR Debentures in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the Uplisting;

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then existing warrants to purchase shares of Common Stock and Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof (other than warrants to purchase approximately 1.54 million shares of Common Stock).

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock.

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 100% warrant coverage for each of the Series A Warrants and Series B Warrants in the PIPE pursuant to the Securities Purchase Agreement entered into with each PIPE Investor.

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings and financings that may have occurred subsequent to May 3, 2023 other than the Series E PIPE described in Note 2 below and reflected in the pro forma financial information, nor do they reflect anticipated financings that may occur in the normal course of business.

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Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2023

	Prairie Operating	Pro Forma
	Co.	Transaction		Combined
	(Historical)	Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$8,551,483	$20,000,000	(a)	$10,326,483
		(18,000,000)	(b)
		(200,000)	(c)
		(25,000)	(d)
Accounts receivable	94,649	-		94,649
Prepaid expenses	381,263	-		381,263
Total current assets	9,027,395	1,775,000		10,802,395

Property and equipment
Oil and natural gas properties	3,189,031	24,111,122	(b)	27,325,153
		25,000	(d)
Cryptocurrency mining equipment	4,293,422	-		4,293,422
Less: Accumualted depreciation, depletion and amortization	(132,851)	-		(132,851)
Total property and equipment, net	7,349,602	24,136,122		31,485,724
Deposits on mining equipment	150,000	-		150,000
Total assets	$16,526,997	$25,911,122		$42,438,119

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,407,449	$-		$4,407,449
Accrued interest and expenses – related parties	19,333	-		19,333
Secured convertible debenture (related party)	1,361,000	-		1,361,000
Secured convertible debenture	1,361,000	-		1,361,000
Total current liabilities	7,148,782	-		7,148,782

Long-term liabilities:
SBA loan payable	150,000	-		150,000
Other long-term liabilities – share issuance obligation	1,235,823	-		1,235,823
Warrant liabilities	-	19,200,000	(a)	20,809,198
		1,609,198	(b)
Total long-term liabilities	1,385,823	20,809,198		22,195,021
Total liabilities	8,534,605	20,809,198		29,343,803

Commitments and contingencies				-

Mezzanine equity
Series E convertible preferred stock; $0.01 par value; zero shares issued and outstanding at June 30, 2023 (See Note 2)	-	785,600	(a)	785,600

Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding at June 30, 2023	218	-		218
Common stock; $0.01 par value; 500,000,000 shares authorized and 175,961,698 shares issued and outstanding at June 30, 2023	1,759,617	11,319	(a)	1,962,507
		191,571	(b)
Additional paid-in capital	27,218,567	3,081	(a)	31,332,001
		4,310,353	(b)
		(200,000)	(c)
Accumulated deficit	(20,986,010)	-		(20,986,010)
Total stockholders’ equity	7,992,392	4,316,324		12,308,716
Total liabilities, mezzanine equity and stockholders’ equity	$16,526,997	$25,911,122		$42,438,119

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Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2023

	Prairie Operating	Creek Road	Pro Forma
	Co.	Miners, Inc.	Transaction		Combined
	(Historical)	January 1, 2023 through May 2, 2023 (Historical)	Adjustments	Note 3	Pro Forma

Revenue:
Cryptocurrency mining	$179,318	$73,584	$-		$252,902
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	93,244	80,140	-		173,384
Depreciation and amortization	132,851	116,724	138,339	(e)	387,914
Stock based compensation	-	170,120	-		170,120
General and administrative	2,921,863	1,119,277	-		4,041,140
Impairment of cryptocurrency mining equipment	16,794,688	-	-	(f)	16,794,688
Total operating expenses	19,942,646	1,486,261	138,339		21,567,246
Loss from operations	(19,763,328)	(1,412,677)	(138,339)		(21,314,344)

Other income (expense):
Interest income	43,037	-	-		43,037
Interest expense	(43,719)	(214,344)	175,964	(g)	(82,099)
Loss on adjustment to fair value - AR Debentures	(741,000)	-	-		(741,000)
Gain on adjustment to fair value - Obligation Shares	(706,185)	-	-		(706,185)
Total other income (expense)	(1,447,867)	(214,344)	175,964		(1,486,247)

Loss from operations before provision for income taxes	(21,211,195)	(1,627,021)	37,625		(22,800,591)
Provision for income taxes	-	-	-		-
Net income (loss)	(21,211,195)	(1,627,021)	37,625		(22,800,591)

Dividends on preferred stock	-	(95,472)	95,472	(h)	-
Net income (loss) attributable to common stockholders	$(21,211,195)	$(1,722,493)	$133,097		$(22,800,591)

Income (loss) per common share:
Loss per share from continuing operations, basic and diluted	$(0.38)	$(0.14)	$-		$(0.30)
Loss per share, basic and diluted	$(0.38)	$(0.14)	$-		$(0.30)
Weighted average common shares outstanding, basic and diluted - Note 3(i)	56,385,516	12,246,036	-		76,674,495

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Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	Prairie Operating	Creek Road	Pro Forma
	Co., LLC	Miners, Inc.	Transaction		Combined
	June 7, 2022 (date of inception) through December 31, 2022 (Historical)	(Historical)	Adjustments	Note 3	Pro Forma

Revenue:
Cryptocurrency mining	$-	$517,602	$-		$517,602
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	-	1,071,458	-		1,071,458
Depreciation and amortization	-	658,080	117,748	(e)	775,828
Stock based compensation	-	2,681,201	-		2,681,201
General and administrative	461,520	3,606,522	-		4,068,042
Impairment of mined cryptocurrency	-	107,174	-		107,174
Total operating expenses	461,520	8,124,435	117,748		8,703,703
Loss from operations	(461,520)	(7,606,833)	(117,748)		(8,186,101)

Other income (expense):
Realized loss on sale of cryptocurrency	-	(127,222)	-		(127,222)
Impairment on fixed assets	-	(5,231,752)	-	(f)	(5,231,752)
Loss on sale of investment	-	(19,104)	-		(19,104)
PPP loan forgiveness	-	197,662	-		197,662
Interest expense	-	(613,827)	368,202	(g)	(245,625)
Loss on adjustment to fair value - AR Debentures	-	-	-
Gain on adjustment to fair value - Obligation Shares	-	-	-
Total other income (expense)	-	(5,794,243)	368,202		(5,426,041)

Loss from operations before provision for income taxes	(461,520)	(13,401,076)	250,454		(13,612,142)
Provision for income taxes	-	-	-		-
Income (loss) from continuing operations	(461,520)	(13,401,076)	250,454		(13,612,142)

Discontinued operations:
Income (loss) from discontinued operations	-	(17,738)	-		(17,738)
Net loss from discontinued operations	-	(17,738)	-		(17,738)

Net loss	$(461,520)	$(13,418,814)	$250,454		$(13,629,880)

Dividends on preferred stock	-	(364,384)	364,384	(h)	-
Net income (loss) attributable to common stockholders	$(461,520)	$(13,783,198)	$614,838		$(13,629,880)

Loss per common share:
Loss per share, basic and diluted	-	$(1.18)	-		$(0.07)
Weighted average common shares outstanding, basic and diluted - Note 3(i)	-	11,648,878	-		196,250,677

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Note 1. Basis of Pro Forma Presentation

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company as of June 30, 2023 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the subsequent events, described in Note 2 below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company for such periods on a pro forma basis as if the Transactions had been consummated on January 1, 2022.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of each of Prairie LLC and the Company and the notes thereto, the unaudited historical financial statements of the Company and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” contained elsewhere in this document.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Note 2. Subsequent Events

On August 14, 2023, Prairie LLC exercised the Exok Option and purchased oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 20,328 net mineral acres in, on and under approximately 32,695 gross acres from Exok. The Company paid $18.0 million in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 19,157,123 shares of Common Stock, at a per share price of approximately $0.22, which represents the volume-weighted average price per share of Common Stock as reported by Bloomberg, L.P. for 20 consecutive trading days ending on August 14, 2023, the date Prairie LLC exercised the Exok Option, and (ii) an equal number of Exok Warrants.

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with O’Neill on August 15, 2023, pursuant to which O’Neill agreed to purchase, and the Company agreed to sell to O’Neill, for an aggregate of $20.0 million, securities consisting of (i) 1,131,856 shares of Common Stock, (ii) 20,000 shares of Series E Preferred Stock and (iii) Series E PIPE Warrants to purchase 228,571,428 shares of Common Stock, in a private placement.

The Exok Option Purchase and the Series E PIPE closed on August 15, 2023. All pro forma adjustments relating to these events (see Note 3) are preliminary estimates and are subject to change.

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Note 3. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

a)	Reflects gross proceeds from the Series E PIPE of $20.0 million and issuance of 1,131,856 shares of Common Stock, 20,000 shares of Series E Preferred Stock, 114,285,714 Series A warrants and 114,285,714 Series B warrants.

b)	Reflects payment in the amount of $18.0 million, issuance of 19,157,123 shares of Common Stock and 19,157,123 warrants for leasehold acquisition of the Exok Option Assets.

c)	Reflects transaction costs associated with the Series E PIPE.

d)	Reflects transaction costs associated with the acquisition of the Exok Option Assets.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 are as follows:

e)	Reflects the adjustment to depreciation expense due to fair value allocated at the Merger and useful life of the acquired assets.

f)	Pursuant to the requirements of Article 11 of Regulation S-X, the $16.6 million adjustment required to write-off the excess of the allocated purchase price of the Merger over the fair value of the acquired net assets is not included in the combined statement of operations for the year ended December 31, 2022 as it is nonrecurring. It is included in the historical combined statement of operations of the Company for the six months ended June 30, 2023.

g)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

h)	Reflects the adjustment to dividends due to the conversion of preferred stock upon the Merger.

i)	Reflects weighted average shares of Common Stock after the impact of the Transactions. Shares of Common Stock issuable upon conversion of AR Debentures, Series E Preferred Stock, Series D Preferred Stock, Series A Warrants, Series B Warrants, options and warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the six months ended June 30, 2023 and year ended December 31, 2022:

	Six months ended June 30, 2023	Year ended December 31, 2022

Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Transactions)	—	—

Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	56,385,516	175,961,698

Adjustment upon issuance of shares of Common Stock associated with the Exok Option Purchase and Series E PIPE	20,288,979	20,288,979

Weighted average shares of Common Stock outstanding, basic and diluted (Pro Forma)	76,674,495	196,250,677

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Management’s Discussion and Analysis of Financial Condition

and Results of Operations of Prairie Operating Co.

The following discussion and analysis should be read in conjunction with the Company’s unaudited condensed consolidated financial statements as of June 30, 2023 and the three and six months ended June 30, 2023 and Prairie LLC’s audited consolidated financial statements as of December 31, 2022 and the period from June 7, 2022 (date of inception) through December 31, 2022, including the related notes thereto, as well as the unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022, in each case, included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties, and assumptions that could cause the Company’s and Prairie LLC’s actual results to differ materially from management’s expectations due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus. Factors which could cause such differences are discussed herein. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” to the“Company” refer to the business and operations of Creek Road Miners, Inc. and its consolidated subsidiaries prior to the Merger and to Prairie Operating Co. and its consolidated subsidiaries following the consummation of the Merger.

Company Overview

On May 3, 2023, we changed our name from Creek Road Miners, Inc. to Prairie Operating Co. in connection with the Merger. The Company was incorporated in Delaware on May 2, 2001. Prior to cryptocurrency mining operations that began in October 2021, the Company produced live and virtual pop culture conventions and events and sold a gelatin machine and related consumables that were discontinued in 2021. In addition, the Company operated an eCommerce site selling pop culture memorabilia that was discontinued on June 30, 2022.

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company. Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current name and ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Upon the Merger, membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock.

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 100% warrant coverage for each of the Series A Warrants and Series B Warrants in the PIPE pursuant to the Securities Purchase Agreement entered into with each PIPE Investor.

On August 14, 2023, Prairie LLC exercised the Exok Option and purchased oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 20,328 net mineral acres in, on and under approximately 32,695 gross acres from Exok. The Company paid $18.0 million in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 19,157,123 shares of Common Stock, at a per share price of approximately $0.22, which represents the volume-weighted average price per share of Common Stock as reported by Bloomberg, L.P. for 20 consecutive trading days ending on August 14, 2023, the date Prairie LLC exercised the Exok Option, and (ii) an equal number of Exok Warrants.

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with O’Neill on August 15, 2023, pursuant to which O’Neill agreed to purchase, and the Company agreed to sell to O’Neill, for an aggregate of $20.0 million, securities consisting of (i) 1,131,856 shares of Common Stock, (ii) 20,000 shares of Series E Preferred Stock and (iii) Series E PIPE Warrants to purchase 228,571,428 shares of Common Stock, in a private placement.

The Exok Option Purchase and the Series E PIPE closed on August 15, 2023.

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E&P

We are engaged in the development, exploration and production of oil, natural gas, and NGLs with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. All of the Company’s E&P assets were acquired in the Exok Transaction and Exok Option Purchase and consist of certain oil and gas leasehold interests with no existing oil and gas production or revenue. Our current activities are focused on obtaining requisite permits to begin drilling wells and, as such, we have no current drilling or completion operations.

Cryptocurrency Mining

Our mining operations commenced on May 3, 2023 concurrent with the Merger. Currently, we generate all our revenue through our cryptocurrency mining activities from assets we acquired in the Merger. We use special cryptocurrency mining computers (known as “miners”) to solve complex cryptographic algorithms to support the Bitcoin blockchain. Miners measure their processing power, which is known as “hashing” power, in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” We do not own, control or take custody of Bitcoin; rather, our service provider retains all Bitcoin rewards and remits net revenue from cryptocurrency mining to us in the form of US dollars.

All of our miners were manufactured by Bitmain, and incorporate application-specific integrated circuit (ASIC) chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm (SHA-256) in return for Bitcoin cryptocurrency rewards. As of June 30, 2023, we had 510 Bitmain S19J Pro miners with 51.0 Ph/s of hashing capacity, 270 Bitmain S19 miners with 24.3 Ph/s of hashing capacity, and 606 Bitmain S19 XP miners with 84.2 Ph/s of hashing capacity.

At May 3, 2023, the assets acquired by the Company in the Merger included 606 Bitmain S19 XP miners for which deposits had been made and were located in Asia. Such miners have now been shipped to the Company in the United States and are in the process of being deployed for use in cryptocurrency mining operations.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States, or U.S. GAAP, requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions. The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

These estimates and assumptions include estimates for reserves of uncollectible accounts, accruals for potential liabilities, estimates and assumptions made in valuing assets and debt instruments issued in the Merger, and realization of deferred tax assets.

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Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company does not anticipate incurring any losses related to these credit risks.

Cash and Cash Equivalents

Cash and cash equivalents are defined by the Company as short-term, highly liquid investments that have an original maturity of three months or less and deposits in money market mutual funds that are readily convertible into cash. Management considers cash and cash equivalents to have minimal credit and market risk. The Company had $8,551,483 and $79,845 in cash and cash equivalents as of June 30, 2023 and December 31, 2022, respectively.

Accounts Receivable

Accounts receivable represents revenue recognized, but for which payment has not yet been received. No allowance for doubtful accounts was recorded as of June 30, 2023 and December 31, 2022.

Property and equipment

E&P: We follow the successful efforts method of accounting for our oil and natural gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, expiration of unproved leasehold, delay rentals and exploration overhead are expensed as incurred. All costs related to production, general corporate overhead and similar activities are also expensed as incurred. All property acquisition costs and development costs are capitalized when incurred.

Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized and are classified as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that find reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory drilling costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operational viability of the project. If we determine that future appraisal drilling or development activities are unlikely to occur, associated suspended exploratory well costs are expensed. In some instances, this determination may take longer than one year. We review the status of all suspended exploratory drilling costs quarterly. Costs to develop proved reserves, including the costs of all development wells and related equipment used in the production of natural gas and oil are capitalized.

Costs of drilling and equipping successful wells, costs to construct or acquire facilities, and associated asset retirement costs are depreciated using the unit-of-production (“UOP”) method based on total estimated proved developed oil and natural gas reserves. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved properties, are depleted using the UOP method based on total estimated proved developed and undeveloped reserves.

Proceeds from the sales of individual oil and natural gas properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depreciation, depletion and amortization, if doing so does not materially impact the depletion rate of an amortization base. Generally, no gain or loss is recognized until an entire amortization base is sold. However, a gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base.

44

When circumstances indicate that the carrying value of proved oil and natural gas properties may not be recoverable, we compare unamortized capitalized costs to the expected undiscounted pre-tax future cash flows for the associated assets grouped at the lowest level for which identifiable cash flows are independent of cash flows of other assets. If the expected undiscounted pre-tax future cash flows, based on our estimate of future crude oil and natural gas prices, operating costs, anticipated production from proved reserves and other relevant data, are lower than the unamortized capitalized costs, the capitalized costs are reduced to fair value. Fair value is generally estimated using the income approach described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 820, Fair Value Measurements. If applicable, we utilize prices and other relevant information generated by market transactions involving assets and liabilities that are identical or comparable to the item being measured as the basis for determining fair value. The expected future cash flows used for impairment reviews and related fair value measurements are typically based on judgmental assessments of commodity prices, pricing adjustments for differentials, operating costs, capital investment plans, future production volumes, and estimated proved reserves, considering all available information at the date of review. These assumptions are applied to develop future cash flow projections that are then discounted to estimated fair value, using a market-based weighted average cost of capital.

Cryptocurrency Mining: Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 2 to 5 years. Leasehold improvements are amortized over the shorter of the useful lives of the related assets, or the lease term. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the consolidated statements of operations.

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

Cryptocurrency mining assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of ASC 360-10 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis.

Fair value of financial instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a consistent framework for measuring fair value, and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 valuations – Consist of observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

Level 2 valuations – Consist of observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.

Level 3 valuations – Consist of unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

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Commitments and Contingencies

The Company recognizes a liability for loss contingencies when it believes it is probable a liability has been incurred, and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount the Company accrues the minimum amount in the range. The Company has not recorded any such liabilities as of June 30, 2023 and December 31, 2022.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company’s cryptocurrency mining assets that are in service are operating under the Master Services Agreement with Atlas whereby Atlas hosts, operates, and manages the Company’s assets. The Company receives payment in U.S. dollars for the net mining revenue representing the dollar value of the cryptocurrency award generated less power and other costs. The Company does not currently receive or own cryptocurrencies under this contract.

Fair value of any cryptocurrency award received is determined using the market rate of the related cryptocurrency at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Cryptocurrency Mining Costs

The Company’s cryptocurrency mining costs consist primarily of direct costs under the Master Services Agreement described above, but exclude depreciation and amortization, which are separately stated in the Company’s consolidated statements of operations.

Income taxes

We account for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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Results of Operations

	Six Months Ended June 30,	June 7, 2022 (date of inception) through June 30,	June 7, 2022 (date of inception) through December 31
	2023	2022	2022

Revenue	$179,318	$—	$—
Operating costs and expenses	(19,942,646)	(32,723)	(461,520)
Loss from operations	$(19,763,328)	$(32,723)	$(461,520)

Loss from operations

●	Loss from operations increased $19.8 million for the six months ended June 30, 2023, compared to the period of June 7, 2022 (date of inception) to June 30, 2022. The $179,318 increase in cryptocurrency mining revenues resulting from the commencement of such operations upon the Merger was more than offset by a $19.9 million increase in operating costs and expenses, which includes an impairment of cryptocurrency mining equipment of $16.8 million.

●	Loss from operations of $461,520 for the period from June 7, 2022 (date of inception) to December 31, 2022. The Company had no revenue for the period from June 7, 2022 (date of inception) to December 31, 2022. Its loss from operations of $461,520 for this period was entirely due and its operating costs and expenses.

Revenue

Total revenue increased $179,318 for the six months ended June 30, 2023 compared to the period from June 7, 2022 (date of inception) to June 30, 2022. All of this increase is due to the commencement of cryptocurrency operations upon the Merger with no revenues in the 2022 period.

Operating Costs and Expenses

	Six Months Ended June 30,	June 7, 2022 (date of inception) through June 30,	June 7, 2022 (date of inception) through December 31,
	2023	2022	2022

Cryptocurrency mining costs	$93,244	$—	$—
Depreciation, depletion and amortization	132,851	—	—
General and administrative	2,921,863	32,723	461,520
Impairment of cryptocurrency mining equipment	16,794,688	—	—
Total operating expenses	$19,942,646	$32,723	$461,520

Operating costs and expenses increased $19.9 million for the six months ended June 30, 2023 compared to the period from June 7, 2022 (date of inception) to June 30, 2022. Operating costs and expenses of $461,520 for the period from June 7, 2022 (date of inception) to December 31, 2022 were predominantly legal costs related to the Company’s formation and the Merger.

Cryptocurrency mining. The increase of $93,244 in the six months ended June 30, 2023 over the period from June 7, 2022 (date of inception) to June 30, 2022 is due to the commencement of cryptocurrency operations upon the Merger.

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Depreciation, depletion and amortization. The increase of $132,851 in DD&A for the six months ended June 30, 2023 over the period from June 7, 2022 (date of inception) to June 30, 2022 is due to the commencement of cryptocurrency operations upon the Merger. There was no DD&A associated with E&P for any of the respective periods.

General and administrative. G&A for the six months ended June 30, 2023 increased $2.9 million over the period from June 7, 2022 (date of inception) to June 30, 2022. This was primarily due to increased legal and other costs associated with the Merger of $1.5 million, employment and benefit costs of $0.8 million, professional services of $0.2 million, investor relations costs of $0.1 million, insurance of $0.1 million, and other costs of $0.1 million. G&A for the period from June 7, 2022 (date of inception) to December 31, 2022 of $461,520 were predominantly legal costs related to the Company’s formation and the Merger.

Impairment of cryptocurrency mining equipment. The impairment of $16.8 million for the six months ended June 30, 2023 is due to the adjustment required to write-off the excess of the allocated purchase price of the Merger over the fair value of the acquired net assets and the subsequent write-off of shipping and customs fees incurred on miners after the Merger.

Other income and expenses

	Six Months Ended June 30, 2023	June 7, 2022 (date of inception) through June 30, 2022	June 7, 2022 (date of inception) through December 31, 2022

Interest income	$43,037	$—	$—
Interest expense	(43,719)	—	—
Loss on adjustment to fair value - AR Debentures	(741,000)	—	—
Loss on adjustment to fair value - Obligation Shares	(706,185)	—	—
Total other income (expense)	$(1,447,867)	$—	$—

Interest income. Interest income for the six months ended June 30, 2023 increased $43,037 compared to the period from June 7, 2022 (date of inception) to June 30, 2022. This increase was entirely due to our ability to earn interest on our cash balance in the current period and not in the prior year period.

Interest expense. Interest expense for the six months ended June 30, 2023 increased $43,719 compared to the period from June 7, 2022 (date of inception) to June 30, 2022. This increase was entirely due to accrued interest on the AR Debentures and SBA Loan resulting from the Merger and certain financing costs incurred in the current period.

Loss on adjustment to fair value - AR Debentures. The loss for the six months ended June 30, 2023 increased $741,000 compared to the period from June 7, 2022 (date of inception) to June 30, 2022. This increase was entirely due to the change in fair value of the AR Debentures since the Merger.

Loss on adjustment to fair value - Obligation Shares. The loss for the six months ended June 30, 2023 increased $706,185 compared to the period from June 7, 2022 (date of inception) to June 30, 2022. As a result of the Merger and related transactions, the Company has the obligation to issue 5,884,872 shares of Common Stock (“Obligation Shares”). This increase was entirely due to the change in fair value of the Obligation Shares liability since the Merger.

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Liquidity and Capital Resources

Overview

Our E&P activities will require us to make significant operating and capital expenditures. Historically, our primary source of liquidity has been the issuance of Series D Preferred Stock to the PIPE Investors for funding of the Exok Transaction and working capital and the Series E PIPE Transaction discussed above. In the future, we expect that additional capital raises will be necessary to fund our operations and acquisition activities along with cash on hand and cash flows from operations. Our primary uses of cash have been for the acquisition and development of oil and natural gas properties and payments of and general and administrative and operating costs.

We expect to continue funding our business and strategic plans with cash on hand and cash flow from operations. We do not currently have significant capital commitments. However, we expect that we will need to access additional capital through public and/or private markets in order to fund our E&P development and strategy. The availability of such additional capital is subject to numerous factors including prices of oil and natural gas and the overall health of the U.S. and global economic environment and are largely outside of the control of the Company. There can be no assurance that the Company can obtain such additional capital. The amount and allocation of future capital expenditures will depend upon a number of factors, including the amount and timing of cash flows from operations, investing and financing activities, and timing and cost of additional capital sources.

Because we are the operator of all of our acreage, the timing and level of our capital spending is largely discretionary and within our control. We could choose to defer a portion of planned capital expenditures depending on a variety of factors, including, but not limited to, the receipt and timing of required regulatory permits and approvals, seasonal conditions, drilling and acquisition costs, the level of participation by other working interest owners, the success of our drilling activities, prevailing and anticipated prices for oil, natural gas and NGLs, the availability of necessary equipment, infrastructure and capital.

Working Capital

We define working capital as current assets less current liabilities. At June 30, 2023 and December 31, 2022, we had a working capital surplus of $1.9 million and a deficit of $2.1 million, respectively. Our current working capital surplus is expected to decrease in the future due to expenses incurred in connection with our business and until revenue is recognized from our E&P business and/or we raise additional capital. Cash and cash equivalents totaled $8.6 million and $79,845 at June 30, 2023 and December 31, 2022, respectively.

Cash Flows from Operating, Investing and Financing Activities

The following table summarizes our cash flows for the periods indicated:

	Six Months Ended June 30, 2023	June 7, 2022 (date of inception) through December 31, 2022

Net cash used in operating activities	$(5,060,375)	$(155)
Net cash used in investing activities	(3,435,189)	—
Net cash provided by financing activities	16,967,202	80,000
Net increase in cash and cash equivalents	8,471,638	79,845
Cash and cash equivalents, beginning of period	79,845	—
Cash and cash equivalents, end of period	$8,551,483	$79,845

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Analysis of Cash Flow Changes for the Six Months Ended June 30, 2023 and period from June 7, 2022 (date of inception) to December 31, 2022

Operating Activities

Net cash used in operating activities was $5.1 million for the six months ended June 30, 2023 and resulted primarily from a net loss of $21.2 million and changes in accounts payable and accrued expenses of $1.8 million, which were partially offset by the impairment of cryptocurrency mining equipment of $16.8 million and losses on adjustment to fair value of $1.4 million.

Net cash used in operating activities was minimal for the period from June 7, 2022 (date of inception) to December 31, 2022 and related to bank charges.

Investing Activities

Net cash used in investing activities was $3.4 million for the six months ended June 30, 2023 and primarily resulted from the $3.0 million acquisition of unproved oil and gas properties and transaction costs associated with the Merger of $0.3 million.

There was no cash used in or provided by investing activities for the period from June 7, 2022 (date of inception) to December 31, 2022 reflective of the Company’s limited operational activity in the period.

Financing Activities

Net cash provided by financing activities was $17.0 million for the six months ended June 30, 2023 and resulted from $17.4 million proceeds from the issuance of Series D Preferred Stock to PIPE Investors partially offset by financing costs of $0.4 million.

Net cash provided by financing activities was $80,000 for the period from June 7, 2022 (date of inception) to December 31, 2022 resulted from Prairie LLC’s former members purchasing non-compensatory options.

Going Concern Analysis

The Company had a net loss of $21.2 million for the six months ended June 30, 2023. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to achieve profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve or sustain profitability on a quarterly or annual basis. On June 30, 2023, we had cash and cash equivalents of $8.6 million, a working capital surplus of approximately $1.9 million, and an accumulated deficit of approximately $21.0 million.

The assessment of the liquidity and going concern requires the Company to make estimates of future activity and judgments about whether the Company can meet its obligations and has adequate liquidity to operate. Significant assumptions used in the Company’s forecasted model of liquidity in the next 12 months include its current cash position, inclusive of the impacts from the Merger and related transactions discussed above, and its ability to manage spending. Based on an assessment of these factors, management believes that the Company will have adequate liquidity for its operations for at least the next 12 months.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the matters discussed herein.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

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Business

Background

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current name and ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions in the following order and issued an aggregate of 96,436,808 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii) the Original Debentures, plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the AR Debentures in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the Uplisting;

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then existing warrants to purchase shares of Common Stock and Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof (other than warrants to purchase approximately 1.54 million shares of Common Stock).

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock.

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At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Options to acquire an aggregate of 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 100% warrant coverage for each of the Series A Warrants and Series B Warrants in the PIPE pursuant to the Securities Purchase Agreement entered into with each PIPE Investor.

Nature of Business

E&P

We are engaged in the development, exploration and production of oil, natural gas, and NGLs with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. All of the Company’s E&P assets were acquired in the Exok Transaction and Exok Option Purchase and consist of certain oil and gas leasehold interests with no existing oil and gas production or revenue. Our current activities are focused on obtaining requisite permits to begin drilling wells and, as such, we have no current drilling or completion operations.

The Exok Assets

Prairie acquired the following assets from Exok in the Exok Transaction and the Exok Option Purchase:

●	all of Exok’s right, title and interest in, to and under the fee oil and gas leases described more particularly in the Exok Agreement, including all working interests, operating rights, record title interests and other interests of every kind and character (the “Fee Leases”), that include and convey no less than a 75% net revenue interest (“NRI,” being the share of production of all hydrocarbons produced, saved and sold, after all burdens, such as royalty and overriding royalty, have been deducted from the working interest) in each Fee Lease;

●	all of Exok’s right, title and interest in, to and under the State of Colorado Oil and Gas Lease described more particularly in the Exok Agreement, including all working interests, operating rights, record title interests and other interests of every kind and character (the “State Leases”), that include and convey no less than a 77.5% NRI in the State Leases;

●	100% of Exok’s leasehold interest (Fee Leases and State Leases collectively referred to as the “Leases”) in approximately 23,485 net mineral acres in, on and under approximately 37,189 gross acres located in Weld County, Colorado, as described more particularly in the Exok Agreement (the “Lands”);

●	to the extent transferable, Exok’s interests in and under all contracts, agreements and instruments by which the other Exok Assets are bound or that relate to or are used or useful in connection with the ownership, development or operation of the Leases or the Lands, to the extent applicable to the Leases or Lands, including all surface use agreements, surface rights, surface permits and other similar rights and instruments; and

●	all of Exok’s records, files and geological and geophysical data directly related to the Exok Assets, including without limitation all seismic data and interpretations thereof, logs, core analyses, formation tests, films, surveyors’ notes, plane table sheets, shot point data bases, land files, contract files, lease files, title files (including title reports, title opinions, runsheets, abstracts, evidence of bonus and rental payments), maps, surveys and data sheets.

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The assets are undeveloped oil and gas leasehold acreage located in northern Colorado, in Weld County covering approximately 4,494 gross acres and 3,157 net acres. The operating area is rural and free of development. Access to the leases is by paved and dirt country roads and private road access. Approximately 70% of the net leasehold is held under fee leases, with the remaining 30% held under State of Colorado leases. Prairie does not hold any interest in federal oil and gas leases. All of the acreage is held by crude oil and natural gas leases with varying expiration dates, some with options to extend ranging from 1 to 4 years. The fee leases are burdened with total royalties of 25%. The State of Colorado leases are burdened with total royalties of 22.5%. The leases can be held indefinitely by production. Unless production is established within the spacing units covering the undeveloped acreage, the leases for such acreage will eventually expire. There are no lease expirations prior to July 23, 2025.

The Exok Assets are located in and around wells drilled in both the Niobrara Shale and the Codell Sandstone formations within the D-J Basin. While production activities in the D-J Basin date back to the 1970s, production within the D-J Basin has increased rapidly since the horizontal drilling boom in 2009, with both the Niobrara and Codell formations contributing to this activity. Within the D-J Basin operating area, there are over 1,300 legacy vertical wells, with Noble Energy, Inc. (now Chevron Corporation), Civitas Resources, Inc., EOG Resources, Inc. and Samson Energy Company, LLC operating a substantial number of such wells.

The primary drilling objective in this area is crude oil production from the fractured Codell and Niobrara formations. The area has seen a renewed interest in drilling activity over the past decade in conjunction with drilling success in the Niobrara in the D-J Basin on the front range of Colorado. Active operators in the area have included Noble Energy, Inc. (now Chevron Corporation), Civitas Resources, Inc., EOG Resources, Inc., Samson Energy Company, LLC and others. There is ample takeaway infrastructure in place within several miles of the Exok Assets, including multiple midstream operators such as Summit Midstream Partners LP, Outrigger Energy II LLC, Rimrock Energy Partners LLC and Roaring Fork Midstream LLC.

Pursuant to the Exok Agreement, the Company has the option to purchase, from the Closing Date until the later of (x) the date that is ninety (90) days following the Closing Date and (y) August 15, 2023, approximately 20,327 net mineral acres in, on and under approximately 32,695 additional gross acres from Exok for a purchase price of $22,182,000, payable in (a) $18,000,000 in cash and (b) $4,182,000 in total equity consideration, consisting of (1) a number of shares of Common Stock equal to the quotient of $4,182,000 divided by the volume weighted average price for shares of Common Stock for twenty (20) consecutive trading days ending on the date such option is exercised by the Company and (2) an equal number of warrants to purchase shares of Common Stock (the “Exok Option”).

On August 14, 2023, Prairie LLC exercised the Exok Option and purchased oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 20,328 net mineral acres in, on and under approximately 32,695 gross acres from Exok. The Company paid $18.0 million in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 19,157,123 shares of Common Stock, at a per share price of approximately $0.22, which represents the volume-weighted average price per share of Common Stock as reported by Bloomberg, L.P. for 20 consecutive trading days ending on August 14, 2023, the date Prairie LLC exercised the Exok Option, and (ii) an equal number of Exok Warrants.

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with O’Neill on August 15, 2023, pursuant to which O’Neill agreed to purchase, and the Company agreed to sell to O’Neill, for an aggregate of $20.0 million, securities consisting of (i) 1,131,856 shares of Common Stock, (ii) 20,000 shares of Series E Preferred Stock and (iii) Series E PIPE Warrants to purchase 228,571,428 shares of Common Stock, in a private placement.

The Exok Option Purchase and the Series E PIPE closed on August 15, 2023.

The Company is currently applying for permits to begin drilling. We expect to begin drilling in the first quarter of 2024, subject to receiving approvals for the requisite permits and obtaining sufficient financing.

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Summary of Our Possible Reserve Estimates

The Company’s estimated possible reserves as of August 1, 2023, as shown in the following table, have been prepared by Collarini Energy Experts, an independent Petroleum Reserve Evaluation Firm, in accordance with the Society of Petroleum Engineers’ Petroleum Resources Management System guidelines and guidelines established by the SEC, utilizing NYMEX Strip Pricing as of July 31, 2023. A copy of Collarini’s reserve report as of August 1, 2023 is included as an exhibit to this Registration Statement.

Reserve Category	Formation	Well Count	Net Oil (MBbl)	Net Gas (MMCF)	Net NGL (MGal)	Net Equiv. (MBoe)	PV10 ($000s)
POSS
	Codell	148	45,947	99,806	15,852	78,434	641,081
	Niobrara	264	96,688	338,511	53,766	206,873	1,722,856
Total		412	142,635	438,318	69,618	285,306	2,363,937

Note: PV-10 is a non-GAAP financial measure. PV-10 is derived from the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV10 is relevant and useful to our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our possible reserves before considering future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Our possible reserves were derived from wells of offset operators in the same development area. We have shown possible reserves as we will not have proven reserves until our development plan commences.

Preparation of reserves estimates.

Collarini is a registered d.b.a of Collarini Energy Staffing Inc., a Louisiana S Corporation registered in Louisiana in 1995. It employs petroleum engineers, geoscientists and other experienced professionals. The report was prepared under the direction of Collarini’s Chairman and Project Supervisor, Reserves and Economics Expert, Cheryl Collarini, P.E. Ms. Collarini holds a B.S. in civil engineering from Massachusetts Institute of Technology and an MBA from the University of New Orleans, is a registered professional engineer in the state of Louisiana (License #PE.0022246) and has approximately 50 years of experience in production engineering, reservoir engineering, acquisitions and divestments, field operations and management. Ms. Collarini is a member of the Society of Petroleum Engineers, the Society of Women Engineers, and the Houston Producers’ Forum. She is also a member of the Advisory Board of the University of Houston’s Petroleum Engineering Department. Ms. Collarini meets or exceeds the education, training and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Ms. Collarini is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

Bryan Freeman, our Executive Vice President of Operations, works closely with our independent reserve engineers to ensure the integrity, accuracy and timeliness of data furnished to our independent reserve engineers in their preparation of reserve estimates. Mr. Freeman is primarily responsible for overseeing the preparation of both our internal and external reserve estimates. Mr. Freeman is responsible for reservoir engineering, is a qualified reserve estimator and auditor and is primarily responsible for overseeing our independent reserve engineers during the preparation of our external reserve estimates. His professional qualifications meet or exceed the qualifications of reserve estimators and auditors set forth in the “Standards Pertaining to Estimation and Auditing of Oil and Natural Gas Reserves Information” promulgated by the Society of Petroleum Engineers. His qualifications include a Masters and Bachelor of Science degrees in Engineering from University of Texas; a member of the Society of Petroleum Engineers; and more than 19 years of practical experience in estimating and evaluating reserve information with more than 10 of those years overseeing estimating and evaluating reserves. For additional discussion of Mr. Freeman’s qualifications, please see Mr. Freeman’s biography in the section entitled “Management.”

Our independent reserve engineers were selected for their historical experience and geographic expertise in engineering similar resources. Under SEC rules, possible reserves are reserves which, by analysis of geoscience and engineering data, are those additional reserves that are less certain to be recovered than probable reserves. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates. Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project. Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves. The technical and economic data used in the estimation of our possible reserves include, but are not limited to, lease positions, estimated working and net revenue interests, indicative drilling and completion costs, facility and pipeline costs, expected operating expenses and schedules for proposed drilling and permitting, as well as regional production, well information and directional surveys from the Enverus PRISM data service. Our independent reserve engineers use this technical data, together with standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis and analogy. The reserve volumes and their respective classifications and categorizations were estimated by performance methods, volumetric methods, analogy, or combination of methods. Performance methods generally included decline-curve analysis and material balance analysis where representative data was available. Volumetric estimates generally included a combination of geological and engineering interpretations, while analogy methods included reserve estimates from historical performance of similar wells and reservoirs in the field or nearby fields.  Regional production, well information, and directional surveys were sourced from Enverus PRISM data service.

We maintain adequate and effective internal controls over our reserve estimation process as well as the underlying data upon which reserve estimates are based. The primary inputs to the reserve estimation process were technical information, financial data, ownership interest and third-party production data. The reserve estimates prepared by our independent reserve engineers were reviewed and compared to our internal estimates by Mr. Freeman and our technical staff. Material reserve estimation differences were reviewed between our independent reserve engineers and us, and additional data was provided to address the differences. If the supporting documentation did not justify additional changes, our independent reserve engineers reserves were accepted.

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The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered. See “Risk Factors—Our estimated natural gas, NGL and oil reserve are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in the reserve estimates or the underlying assumptions will materially affect the quantities and present value of our reserves.” for more information.

Cryptocurrency Mining

During 2022, the Company participated in mining pools that pool the resources of groups of miners and split cryptocurrency rewards earned according to the “hashing” capacity each miner contributes to the mining pool. Cryptocurrency mined by the Company has historically been held short-term and sold to fund operations. As described further in the table provided below, the Company earned approximately 19 Bitcoin, net of fees, from its mining operations during the fourth quarter of 2021 and first half of 2022. Substantially all such Bitcoin was sold during the second quarter of 2022 in order to fund operations. The average period between receipt of crypto assets and the subsequent sale date from October 2021, when the Company began holding cryptocurrency, to December 2022, when the Company sold the last of its cryptocurrency, was 136 days. Historically, the Company’s liquidity and value of its Bitcoin held was subject to the risks associated with the volatility in Bitcoin pricing. After June 30, 2022, the Company ceased its cryptocurrency mining operations.

The Company measures its operations by the number and U.S. Dollar (US$) value of the cryptocurrency rewards it earns from its cryptocurrency mining activities. The following table presents additional information regarding our cryptocurrency mining operations:

	Quantity of Bitcoin	US$ Amounts
Balance September 30, 2021	—	$—
Revenue recognized from cryptocurrency mined	6.7	369,804
Mining pool operating fees	(0.1)	(7,398)
Impairment of cryptocurrencies	—	(59,752)
Balance December 31, 2021	6.6	$302,654
Revenue recognized from cryptocurrency mined	8.3	343,055
Mining pool operating fees	(0.2)	(6,868)
Impairment of cryptocurrencies	—	(106,105)
Balance March 31, 2022	14.7	$532,736
Revenue recognized from cryptocurrency mined	4.6	166,592
Mining pool operating fees	(0.1)	(3,428)
Proceeds from the sale of cryptocurrency	(18.9)	(564,205)
Realized loss on the sale of cryptocurrency	—	(131,075)
Impairment of cryptocurrencies	—	(34)
Balance June 30, 2022 (1)	0.3	$586
Revenue recognized from cryptocurrency mined	0.3	7,955
Mining pool operating fees	—	(156)
Impairment of cryptocurrencies	—	(1,035)
Balance September 30, 2022 (1)	0.6	$7,350

Revenue recognized from cryptocurrency mined	—	—
Mining pool operating fees	—	—
Proceeds from the sale of cryptocurrency	(0.6)	(11,203)
Realized gain on the sale of cryptocurrency	—	3,853

Balance December 31, 2022 (1)	—	$—

(1)	Since June 30, 2022 the Company is neither receiving meaningful cryptocurrency awards nor generating meaningful revenue from cryptocurrency mining.

On March 2, 2023, the Company entered into the Master Services Agreement with Atlas and re-initiated its cryptocurrency mining operations. Currently, we generate all our revenue through our cyptocurrency mining activities from assets we acquired in the Merger. We currently do not expect to receive rewards in the form of cryptocurrency in the future. We do not own, control or take custody of Bitcoin, and we currently do not have any policies regarding how long the Company holds any crypto assets it receives as payment or when the Company will sell any such received crypto assets. Atlas, our service provider, retains all Bitcoin rewards, deducts a hosting service fee from the monthly total mined currency produced by our miners and remits the net mined currency to us in cash. We currently do not intend to mine crypto assets other than Bitcoin. The Company currently does not have, and does not intend to enter into, any agreements with mining pool operators.

All of our miners were manufactured by Bitmain, and incorporate application-specific integrated circuit chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm in return for Bitcoin cryptocurrency rewards. At May 3, 2023, the assets acquired by the Company in the Merger included 606 Bitmain S19 XP miners for which deposits had been made and were located in Asia. On May 31, 2023, the Company paid a shipping fee of $54,000 and the miners were delivered to the Company on June 17, 2023. All of the miners are newly manufactured. Upon delivery of the last batch of products to the Company on June 17, 2023, the Bitmain Agreement terminated pursuant to its terms.

Factors Affecting Profitability

Our business is heavily dependent on the market price of Bitcoin. The prices of cryptocurrencies, specifically Bitcoin, have experienced substantial volatility. Further affecting the industry, and particularly for the Bitcoin blockchain, the cryptocurrency reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For Bitcoin the reward was initially set at 50 Bitcoin currency rewards per block. The Bitcoin blockchain has undergone halving three times since its inception as follows: (1) on November 28, 2012 at block 210,000; (2) on July 9, 2016 at block 420,000; and (3) on May 11, 2020 at block 630,000, when the reward was reduced to its current level of 6.25 Bitcoin per block. The next halving for the Bitcoin blockchain is anticipated to occur in March 2024 at block 840,000, when the reward will be reduced to 3.125 Bitcoin per block. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million and the theoretical supply of new Bitcoin is exhausted. Many factors influence the price of Bitcoin, and potential increases or decreases in prices in advance of, or following, a future halving is unknown.

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In addition to the market price of Bitcoin, the price of electricity can impact the profitability of Bitcoin mining operations. We use special cryptocurrency mining computers to solve complex cryptographic algorithms to support the Bitcoin blockchain and, in return, receive Bitcoin as our reward. Miners measure their processing power, which is known as “hashing” power, in terms of the number of hashing algorithms solved per second, which is the miner’s “hash rate.” A miner with a higher hash rate consumes more electricity to run than a miner with a lower hash rate. The “hash rate” of our miners averaged 34.94PH during the three months period ended June 30, 2023.

The term “hashing” power also relates to the total Bitcoin network’s mining difficulty of a given blockchain. When a new blockchain is launched, it sets a specific time frame to produce new blocks. If new miners join the network or performance of miners increases, the hash rate goes up, and blocks are mined faster than the set time. In such cases, the network increases the mining difficulty. The reverse also happens: if there are fewer miners, the hash rate decreases, blocks take longer to mine and the difficulty is lowered. When the Bitcoin networks difficulty goes up, it takes every mining machine longer and requires more “hashing” power to maintain the same level of mining profits. We do not control nor attempt to forecast the Bitcoin network’s difficulty or the resulting network “hashing” rate.

In order to normalize the cost of electricity, we entered into a Master Services Agreement with Atlas, pursuant to which we pay Atlas a flat fee of $20.00 per miner to cover set-up costs and thereafter pay a monthly fee to Atlas for the quantity of electricity consumed by the miners at a rate of $0.08 per kWh. As the miners are constantly running, our electricity costs are determined by multiplying the price per kWh by the number of hours in the month by the metered rated power consumption of our miners hosted by Atlas. Therefore, our break-even power price is $80/MW.

As such, the more miners we have hosted by Atlas and/or increases in Bitcoin network difficulty levels, the higher our electricity costs are. Conversely, when our miners experience downtime or decreases in Bitcoin network difficulty levels, we generate higher revenues from our miners.

The average breakeven Bitcoin price was $14,872 per Bitcoin for the second quarter of 2023. Additionally, the cost to earn a Bitcoin under the Master Services Agreement is predominantly driven by the price of power or electricity which fluctuates based on many factors, including the impacts of weather and the price of natural gas. The cost of electricity under the Master Services Agreement ranged from a low of $9,772 per Bitcoin to a high of $34,123 per Bitcoin for the second quarter of 2023. The price per kWh under the Master Services Agreement is $0.08 per kWh or $80 per MW.

Our business is heavily dependent on the market price of Bitcoin, which has experienced substantial volatility and has recently dropped to its lowest price since December 2020. As of June 30, 2023, the market price of Bitcoin was $28,478, which reflects a decrease of approximately 40% since the beginning of 2022, and a decrease of approximately 58% from its all-time high of approximately $67,000. In addition, the cost of natural gas that we use to produce electricity to power our miners is volatile and has increased substantially since the beginning of 2022.

Recent industry-wide developments, including the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchange FTX (including its affiliated hedge fund Alameda Research), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi are beyond our control. We are not directly affected by these recent incidents, as we do not have any counterparty credit exposure to the above-mentioned firms nor expect their potential bankruptcy to have any direct impact on our business or operations, and our share price since June 30, 2023, our last reporting period, have not been directly affected by such recent incidents. The Company has no exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy or any other counterparties, customers, custodians or other participants in crypto asset markets, or who are known to have experienced excessive redemptions, suspended redemptions, withdrawals of crypto assets or have crypto assets of their customers unaccounted for or material corporate compliance failures; and the Company does not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions. The price of Common Stock may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry and you may experience depreciation of the price of Common Stock.

These price movements result in decreased cryptocurrency mining revenue and increased cryptocurrency mining costs, both of which have a material adverse effect on our business, financial condition and results of operations.

Master Services Agreement – Atlas

On March 2, 2023, the Company entered into the Master Services Agreement with Atlas pursuant to which Atlas will provide the Company with cryptocurrency mining services for the Company’s cryptocurrency miners at its facility in North Dakota for a term of two years. The Company has approximately 750 miners at the Atlas Facility and approximately 600 additional miners were shipped to the Company and deployed to the Atlas Facility on June 28, 2023.

Under the Master Services Agreement, the Company agreed to pay an initial flat fee of $20.00 per miner to cover set-up costs and thereafter pay a monthly fee to Atlas for the quantity of electricity consumed by the miners at a rate of $0.08 per kWh. As the miners are constantly running, the Company’s electricity costs are determined by multiplying the price per kWh by the number of hours in the month by the metered rated power consumption of the Company’s miners hosted by Atlas. In exchange for such payment, Atlas hosts the miners at its North Dakota facility, including providing rack space, electrical power, internet connectivity, physical security, installation, configuration and monitoring of the miners for any downtime, with a guarantee to maintain a minimum of 95% uptime for all of our miners, not including any power outages or other force majeure events.

The electricity fee is invoiced monthly, within five (5) business days following the end of each calendar month. Any mined cryptocurrency produced by the Company’s miners is deposited directly to wallets in the custody and control of Atlas on a daily basis. In exchange, the Company receives a corresponding credit to its account on a daily basis for any mined cryptocurrency that was deposited to the wallets in the custody and control of Atlas. The Company does not maintain any cryptocurrency assets or wallets and does not take possession of any cryptocurrency mined. Instead, Atlas maintains an account for the credit of the Company. Within five (5) business days following the end of each calendar month, Atlas first deducts the electricity fee from the monthly total mined currency produced by the miners, and then remits to the Company the net mined currency in cash. As a result, the Master Services Agreement does not contain any contractual arrangements for Atlas to store the Company’s crypto assets and does not address any security precautions Atlas is required to undertake, any inspection rights the Company has or what type of insurance Atlas is required to have to protect the Company from loss.

The term of the Master Services Agreement is two years. The Company has the right to terminate the Master Services Agreement if (a) Atlas fails to perform any of its obligations under the Master Services Agreement in any material respect that is not cured within 30 business days of receiving written notice from the Company or (b) Atlas enters into bankruptcy, dissolution, financial failure or insolvency which is not dismissed or otherwise remedied within thirty (30) days.

Atlas has the right to terminate the Master Services Agreement if the Company (a) (i) fails to deliver miners to Atlas; (ii) fails to make any payment(s) when due pursuant to the Master Services Agreement; (iii) breaches any of its representations or warranties in the Master Services Agreement; (iv) violates, or fails to perform or fulfill any covenant or provision of the Master Services Agreement, and any such breach of (a) is not cured within ten (10) business days after receipt of written notice from Atlas; or (b) enters into bankruptcy, dissolution, financial failure or insolvency which is not dismissed or otherwise remedied within thirty (30) days.

Upon expiration or termination of the Master Services Agreement and upon payment of all undisputed amounts owed under the Master Services Agreement, Atlas shall decommission and return all of the Company’s miners to the Company.

Government Regulation

Cryptocurrency is increasingly becoming subject to governmental regulation, both in the U.S. and internationally. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Numerous regulatory bodies have shown an interest in regulating blockchain or cryptocurrency activities. For example, on March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order does not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability. As the regulatory and legal environment evolves, we may become subject to new laws and regulation which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see the Section entitled “Risk Factors.”

Intellectual Property

We do not currently own any patents in connection with our existing and planned blockchain and cryptocurrency related operations.

Environmental and Occupational Health and Safety Regulations

Our planned oil, natural gas, and NGL exploration and production operations will be subject to stringent federal, regional, state and local laws and regulations regulating worker health and safety, the release or disposal of materials into the environment, or otherwise relating to protection of the environmental and natural resources. These laws and regulations may impose significant obligations on our operations, including the need to obtain permits to conduct drilling or other regulated activities; limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; restrict the types, quantities and concentration of materials that can be released into the environment in the performance of drilling and production activities; apply workplace health and safety standards for the benefit of employees; require remedial activities or corrective actions to mitigate environmental impacts from former or current operations, such as restoration of drilling pits and plugging of abandoned wells; and impose substantial liabilities for pollution or unauthorized releases of hazardous materials resulting from our operations.

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The following is a summary of the more significant existing federal environmental and occupational health and safety laws and regulations, as amended from time to time, to which our planned oil, natural gas and NGL operations will be subject to.

●	The Clean Air Act (“CAA”), which restricts the emission of air pollutants from many sources, imposes various pre-construction, operational, monitoring and reporting requirements and has been relied upon by the EPA as authority for adopting climate change regulatory initiatives relating to GHG emissions.

●	The Federal Water Pollution Control Act, also known as the “Clean Water Act,” which regulates discharges of pollutants from facilities to state and federal waters and establishes the extent to which waterways are subject to federal jurisdiction and rulemaking as protected waters of the United States.

●	The Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), which imposes strict liability on generators, transporters, disposers and arrangers of hazardous substances at sites where hazardous substance releases have occurred or are threatening to occur.

●	The Resource Conservation and Recovery Act (“RCRA”), which governs the generation, treatment, storage, transport and disposal of non-hazardous and hazardous wastes.

●	The Oil Pollution Act (“OPA”), which subjects owners and operators of vessels, onshore facilities and pipelines, as well as lessees or permittees of areas in which offshore facilities are located, to strict liability for removal costs and damages arising from an oil spill in waters of the United States.

●	The Safe Drinking Water Act (“SDWA”), which ensures the quality of the nation’s public drinking water through adoption of drinking water standards and controlling the injection of waste fluids into below-ground formations that may adversely affect drinking water sources.

●	The Occupational Safety and Health Act (“OSH Act”), which establishes workplace standards for the protection of the health and safety of employees, including the implementation of hazard communications programs designed to inform employees about hazardous substances in the workplace, potential harmful effects of these substances, and appropriate control measures.

●	The Emergency Planning and Community Right-to-Know Act (“EPCRA”), which requires reporting on the storage, use, and release of certain chemicals to federal, state, tribal, and/or local governments to help protect communities from potential risks.

●	The Endangered Species Act (“ESA”), which restricts activities that may affect federally identified endangered and threatened species or their habitats through the implementation of operating restrictions or a temporary, seasonal, or permanent ban in affected areas.

Additionally, Colorado, where our operations are conducted, has analogous environmental and occupational health and safety laws and regulations governing many of these same types of activities. In some cases these regulations may impose additional or more stringent conditions or controls that can significantly restrict, delay or cancel the permitting, development or expansion of our operations or substantially increase the cost of doing business. In 2019, Colorado passed SB 19-181, which changed Colorado Oil & Gas Conservation Commission’s mission from “fostering” oil and gas development to “regulating oil and gas development in a manner than protects public health, safety, welfare, the environment and wildlife resources.” The agency has since promulgated, and continues to develop, a number of rulemakings reflecting that mission change and imposing additional and stricter regulations on oil and natural gas operations throughout the state.

Our operations will also be subject to a variety of local environmental and regulatory requirements, including land use, zoning, building, and transportation requirements. Any failure to comply with these laws, regulations and regulatory initiatives or controls may result in the assessment of sanctions, including administrative, civil, and criminal penalties; the imposition of investigatory, remedial, and corrective action obligations or the incurrence of capital expenditures; the occurrence of restrictions, delays or cancellations in the permitting, development or expansion of projects; and issuance of injunctions restricting or prohibiting some or all of our activities in a particular area.

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The trend in environmental and occupational health and safety laws and regulations over time has been the imposition of increasingly restrictive and limiting regulations on activities that may adversely affect the environment and natural resources or expose workers to injury. If existing regulatory requirements or enforcement policies change or new executive action or regulatory or enforcement initiatives are developed and implemented in the future, we may be required to make significant, unanticipated capital and operating expenditures which could have a material adverse impact on our financial condition or results of operations.

Additionally, the federal OSH Act and analogous state occupational safety and health laws that impose rigorous standards to prevent or mitigate workers’ exposure to injury will require us to organize information about materials, some of which may be hazardous or toxic, that are used, released or produced in our planned oil, natural gas, and NGL exploration and production operations. Moreover, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require that information be maintained concerning hazardous materials used or produced in our operations and that this information be provided to employees, state, local and other applicable government authorities and citizens.

Employees

As of August 21, 2023, we have ten employees. We have never experienced a work stoppage and believe we maintain positive relationships with our employees.

Facilities

Our primary office is located at 602 Sawyer Street, Suite 710, Houston, Texas 77007.

Legal Proceedings

The Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our Common Stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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Management

Management and Board of Directors

Our directors and executive officers and their ages as of August 21, 2023 are as follows:

Name	Age	Position
Executive Officers
Gary C. Hanna	65	President and Director
Edward Kovalik	48	Chief Executive Officer and Chair
Craig Owen	54	Chief Financial Officer
Jeremy Ham	44	Chief Commercial Officer
Bryan Freeman	53	Executive Vice President of Operations
Daniel T. Sweeney	46	General Counsel and Secretary
Non-Employee Directors
Paul L. Kessler	62	Director
Gizman Abbas(1)(2)(3)	50	Director
Stephen Lee(1)(2)(3)	42	Director
Jonathan H. Gray(2)(3)	42	Director
Erik Thoresen(1)(2)(3)	51	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

Executive Officers

Gary C. Hanna. Mr. Hanna has served as our President and a director since May 2023. Mr. Hanna is a co-Founder of Prairie LLC. Mr. Hanna served on the board of directors of Crown Electrokinetics Corp. (“Crown Electrokinetics”; NASDAQ: CKRN) from March 2021 to October 2022. Mr. Hanna served as the Chairman and Interim Chief Executive Officer of Rosehill Resources Inc. (“Rosehill Resources”; NASDAQ: ROSE), a business combination between KLR Energy Acquisition Corp. (“KLR SPAC”; NASDAQ: KLRE), a special purpose acquisition company, and Tema Oil & Gas Company, from 2017 to 2020. From 2015 to 2017, Mr. Hanna was the Chairman, President and Chief Executive Officer of KLR Group, LLC (“KLR”). From 2009 until its sale in June 2014, Mr. Hanna was the Chairman, President and Chief Executive Officer of EPL Oil and Gas, Inc. (NYSE: EPL), a publicly-traded company that was acquired by Energy XXI for $2.3 Billion. Mr. Hanna has 40 years of management and board of director experience in the energy and service sectors, with a primary focus in the Permian, Mid-Continent and GOM regions, with additional experience internationally in Southeast Asia, Mexico and Barbados. Mr. Hanna received a Bachelor’s of Business Administration Degree from the University of Oklahoma.

We believe that Mr. Hanna’s extensive operational, financial and management background, and his over 30 years of executive experience in the energy exploration and production and service sectors bring important and valuable skills to the Board.

Edward Kovalik. Mr. Kovalik has served as our Chief Executive Officer and Chair since May 2023. Mr. Kovalik is the co-Founder of Prairie LLC. Mr. Kovalik was the President and Chief Operation Officer of Crown Electrokinetics from February 2021 to October 2022 and served on its board of directors from December 2020 to October 2022. Previously, Mr. Kovalik was the Chief Executive Officer of Unity National Financial Services (“Unity National”), a minority owned boutique investment bank. He was also a co-Founder of Prairie Partners Solar & Wind LLC, a renewable energy investor in utility-scale solar and wind projects. Prior to Unity National, Mr. Kovalik was the co-Founder and, from April 2012 through October 2020, the Chief Executive Officer of KLR, a merchant bank focused on the energy sector. Mr. Kovalik also served as the Chief Executive Officer of Seawolf Water and the President of KLR SPAC, both of which were portfolio companies of KRL. His expertise includes private and public offerings of debt and equity, M&A and fund management. While at KLR, Mr. Kovalik led the creation of Rosehill Resources, an independent oil & gas company created through a merger of KLR SPAC with Tema Oil & Gas Company. Mr. Kovalik also led the creation of Seawolf Water, a premier provider of water solutions to the oil & gas industry, for which he also served as CEO. Prior to KLR, Mr. Kovalik served as the Head of Capital Markets at Rodman & Renshaw, the highest ranked PIPEs practice in the U.S. from 2005-2011. He has served on multiple private and public boards of directors and is a member of the National Association of Corporate Director.

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We believe that Mr. Kovalik’s extensive financial and management background bring important and valuable skills to the Board.

Craig Owen. Mr. Owen has served as our Chief Financial Officer since May 2023, and he served as our Secretary from June 2023 to July 2023. Mr. Owen served as the Chief Financial Officer of Penn America Energy Holdings LLC from June 2022 to October 2022 where he oversaw the financing initiatives for a proposed liquified natural gas facility. From January 2021 to June 2022, Mr. Owen provided financial consulting services to various public and private companies in the energy and specialty construction industries. Prior to this, Mr. Owen was Chief Financial Officer of Rosehill Resources from June 2017 through December 2020 where he established and managed Rosehill Resources’ finance, treasury, accounting and tax departments. Prior to Rosehill Resources, Mr. Owen served as the Chief Financial Officer of Southwestern Energy Company (“Southwestern”; NYSE: SWN) from October 2012 to June 2017 after serving as Southwestern’s Chief Accounting Officer beginning in 2008. Prior to that, Mr. Owen held numerous positions with Anadarko Petroleum Corporation, finally serving as its Controller, Operations Accounting. Mr. Owen began his career at PricewaterhouseCoopers LLP serving as an audit manager. He also served in roles with Hilcorp Energy Company and Arco Pipe Line Company. Mr. Owen holds a bachelor’s degree in accounting from Texas A&M University and is a Certified Public Accountant (active) in Texas.

Jeremy Ham. Mr. Ham has served as our Chief Commercial Officer since May 2023. Mr. Ham has served as Chief Executive Officer of Greenfield Carbon Solutions since January 2019. Mr. Ham was the founder, President & Chief Executive Officer of Greenfield Midstream from January 2017 to February 2019, where he structured and negotiated a joint venture with Noble Midstream Partners, LP and acquired Black Diamond Gathering for approximately $639 million. Mr. Ham was previously Chief Financial Officer of Renewable Biomass Group from February 2019 to December 2021. He has lead or participated in over $4 billion of traditional and renewable energy transactions. He has over 20 years of experience in building, owning and operating both upstream and midstream oil and gas assets. He began his career at Enterprise Products Partners L.P. (NYSE: EPD). Mr. Ham holds a bachelor’s degree in Finance from the University of Houston.

Bryan Freeman. Mr. Freeman has served as our Executive Vice President of Operations since May 2023. Mr. Freeman served as the Senior Vice President of Drilling and Completions at Rosehill Resources from April 2017 to March 2020. Prior to that, Mr. Freeman served as Drilling and Operations Manager at Tema Oil & Gas Company from July 2016 until April 2017 and Production & Operation Engineering Manager for SM Energy Company (NYSE: SM) from July 2013 until July 2016. Before SM, Mr. Freeman served as a Senior Production Engineer at Hess Corporation (NYSE: HES), and Chevron Corporation (NYSE: CVX) before that. Mr. Freeman began his career in the service sector in roles at Schlumberger Limited (NYSE: SLB) & Weatherford International plc (Nasdaq: WFRD). Mr. Freeman holds a Bachelor’s of Science and Masters of Science in Engineering from the University of Texas.

Daniel T. Sweeney. Mr. Sweeney has served as our General Counsel and Corporate Secretary since July 2023. Mr. Sweeney served as Senior Vice President, General Counsel and Secretary of Great Western Petroleum, LLC from June 2018 until its sale to PDC Energy Inc. in May 2022, and afterwards, pursued personal ventures until he began serving as our General Counsel and Corporate Secretary in July 2023. Prior to that, Mr. Sweeney served as Director, Assistant Secretary and Associate General Counsel at Eclipse Resources Corp. and held legal roles at Chesapeake Energy Corporation (NASDAQ: CHK) and Rex Energy Corporation (NASDAQ: REXX). Mr. Sweeney received his bachelor’s degree in Political Science from Case Western Reserve University and juris doctorate from the Thomas R. Kline School of Law at Duquesne University.

Non-Employee Directors

Paul L. Kessler. Mr. Kessler has served as a director since March 2013. Mr. Kessler previously served as Executive Chairman of the Company from December 2021 to May 2023 and from December 2016 through November 2020. Mr. Kessler combines over 30 years of experience as an investor, financier and venture capitalist. In 2000, Mr. Kessler founded Bristol Capital Advisors, LLC, a Los Angeles based investment advisor, where he has served as the Principal and Portfolio Manager from 2000 through the present. Mr. Kessler has broad experience in operating, financing, capital formation, negotiating, structuring and re-structuring investment transactions. He is involved in all aspects of the investment process including identification and engagement of portfolio companies and structuring investments in these companies to maximize value to shareholders. His experience encompasses investment in both private and public companies. Mr. Kessler has actively worked with executives and boards of companies on corporate governance and oversight, strategic repositioning and alignment of interests with stockholders.

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We believe that Mr. Kessler’s extensive experience in matters including capital formation, corporate finance, investment banking, operations, corporate governance, as well as his understanding of capital markets, bring important and valuable skills to the Board.

Gizman Abbas. Mr. Abbas has served as a director since May 2023. Mr. Abbas currently serves on the board of directors of New York Independent System Operator, Inc., Talen Energy Corp. and Qenta, Inc. Previously, he served as a member of the board of directors of Crown Electrokinetics from March 2021 to October 2022, Aranjin Resources Ltd. (OTC: “FVVSF”) from May 2016 to February 2021 and Handeni Gold Inc. from February 2012 to July 2017. He has served as Principal at Direct Invest Development, an impact-focused, sustainable real estate development company formed to mine value in disinvested urban communities, since December 2014. Mr. Abbas was a founding partner of the commodity investment business at Apollo Global Management (NYSE: APO). Previously, he was a Vice President at The Goldman Sachs Group, Inc. (NYSE: GS), where he invested successfully in the power, bio-fuels, metals & mining, and agriculture sectors. Mr. Abbas began his finance career in the investment banking division at Morgan Stanley (NYSE: MS), having previously been a Senior Project Engineer on oil & gas construction projects for Exxon Mobil Corporation (NYSE: XOM) and a Co-Op Power Engineer at The Southern Company (NYSE: SO). Mr. Abbas holds a Bachelor’s of Science degree in Electrical Engineering from Auburn University and a Master’s of Business Administration degree from the Kellogg School of Management at Northwestern University.

We believe that Mr. Abbas’ executive, financial and investment experience bring important and valuable skills to the Board.

Stephen Lee. Mr. Lee has served as a director since May 2023. Mr. Lee is the co-founder of Renewa, a private renewables real estate company and serves as its co-Chief Executive Officer since January 2021. Prior to Renewa, Mr. Lee co-founded KLR in April 2012 and served as a Partner and a Managing Member of the firm. Prior to founding KLR, Mr. Lee was a Director and co-Head of the Energy Investment Banking team at Rodman & Renshaw. Mr. Lee holds a bachelor’s degree in Economics from New York University.

We believe that Mr. Lee’s extensive experience in the corporate finance and energy industry bring important and valuable skills to the Board.

Jonathan H. Gray. Mr. Gray has served as a director since May 2023. Mr. Gray has served as the chief executive officer of First Idea International Ltd., a strategic advisory boutique, since he founded it in 2008. Mr. Gray has also served as the chief executive officer of the Intelligent Design Agency, a design firm, since he founded it 2018. In 2016, Mr. Gray established The Hideaway Entertainment, LLC, a financing and production entertainment media company focused on motion picture, television, digital media, and technology, and has served as chief executive officer since the company’s founding. In addition, Mr. Gray is the co-owner of Beauchamp Estates France, a division of Beauchamp Estates International, which he founded in March 2005. Mr. Gray served as the founder and chief executive officer of JG Events, an international event management company, from its founding in 2003 until closing it in 2019. Mr. Gray earned his Baccalauréat Littéraire in Litteréture from Lycée Carnot, Cannes in 1999 and his Bachelors in Business Administration from SKEMA Business School in 2001.

Mr. Gray’s extensive experience founding, financing and managing companies bring valuable and important skills to the Board.

Erik Thoresen. Mr. Thoresen has served as a director since May 2023. Mr. Thoresen has been a partner at Boka Group, LLC since November 2022. Since January 2022, Mr. Thoresen has also served as the chief financial officer of Fusion Acquisition Corp. II (NYSE: FSNB). Prior to that, he served as the chief business development officer of Glass House Group, Inc. (OTC: GLASF), a vertically integrated consumer packaged goods cannabis company, from August 2021 to June 2022. Mr. Thoresen was the vice president of mergers and acquisitions and real estate at Harvest Health and Recreation, Inc. (CSE: HARV, OTCQX: HRVSF), a multi-state cannabis company that is now part of Trulieve Cannabis Corp. (CSE: TRU, OTCQX: TCNNF), from January 2019 to March 2021. Previously, from November 2013 to July 2018, Mr. Thoresen was the chief operating, and investment, officer of Jonathan D. Pond, LLC, a wealth management firm, and prior to that held executive roles at the Bank of New York Mellon Corporation and E*TRADE Financial Corporation. He began his career at the US Trade and Development Agency focused on early stage infrastructure deals in Central and Eastern Europe. He currently serves on the board of Infleqtion, Inc., where he chairs the audit committee, and on the board of Fusion Acquisition Corp. II. In addition, he previously served on the board of directors of Sport-Haley, Inc. from 2010 to 2013 where he served as chairman of the audit committee and on the investment committee at various times. Mr. Thoresen is a Chartered Financial Analyst Charterholder. He received his Bachelor of Arts in International Relations from Syracuse University in 1994, and his Master of Business Administration from the Darden School at the University of Virginia in 2000.

Mr. Thoreson’s previous board and senior leadership experience, in addition to his expertise in strategic planning, business development, investor relations and corporate development activities, makes him a valuable asset to the Board.

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Board Composition

Our business affairs are managed under the direction of the Board. The Board consists of seven members.

Our bylaws provide that the number of directors may be increased or decreased from time to time by a resolution of a majority of the members of the Board serving at that time. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

Director Independence

The Board determined that each of Gizman Abbas, Stephen Lee, Jonathan Gray and Erik Thoresen qualify as independent directors, as defined under the NYSE American listing rules and applicable SEC rules. In addition, we are subject to the rules of the SEC and the NYSE American listing rules relating to the membership, qualifications, and operations of the audit committee, as discussed below.

In addition, our corporate governance guidelines (“Corporate Governance Guidelines”) provided that when the position of chair of the Board is not held by an independent director, a lead independent director may be designated by the Board.

Committees of the Board of Directors

Our Board is composed of three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each having the responsibilities described below. Each committee operates under a charter approved by the Board. Copies of each charter are posted on the Corporate Governance section of the Company’s website at www.prairieopco.com. The Company’s website and the information contained on, or that can be accessed through the website, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Audit Committee

The members of the audit committee are Gizman Abbas, Stephen Lee and Erik Thoresen, with Mr. Thoresen serving as the chair of the audit committee. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Abbas, Lee and Thoresen meet the independent director standard under the NYSE American listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is expected to be financially literate and the Board determined that Mr. Thoresen qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The amended audit committee charter details the principal functions of the audit committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence and (4) the performance of our internal audit function and the independent registered public accounting firm;

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●	reviewing, evaluating and/or acting upon any conflicts of interests that may arise as between the rights and obligations of any director or executive officer on the one hand, and the rights and obligations of the Company and any of its subsidiaries, on the other hand;

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.”;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of the compensation committee are Messrs. Abbas, Lee, Gray and Thoresen, with Mr. Lee serving as the chair of the compensation committee.

The amended compensation committee charter details the principal functions of the compensation committee, including:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers, including the Chief Executive Officer;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

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●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE American listing exchange and the SEC.

Nominating and Corporate Governance Committee

The initial members of the nomination and governance committee Messrs. Abbas, Lee, Gray and Thoresen, with Mr. Abbas serving as the chair of the nomination and corporate governance committee.

The amended nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

●	developing and recommending to the Board and overseeing implementation of our Corporate Governance Guidelines;

●	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

Code of Conduct

We adopted a code of conduct that will apply to all of our employees, officers and directors, including those officers responsible for financial reporting. To the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

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Limitation on Liability and Indemnification Matters

The Charter contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

●	any breach of the director’s or officer’s duty of loyalty to the Company or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director or officer derived an improper personal benefit.

The Charter and our bylaws provide that the Company is required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We entered into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, retainers and travel expenses incurred by any of these individuals in any action, suit or proceeding. We believe that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

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Executive Compensation

As a “smaller reporting company,” we have opted to comply with reduced executive and director compensation disclosure rules applicable to “smaller reporting companies.” Our named executive officers (“NEOs”) consist of our principal executive officers and the next two most highly compensated executive officers. For the fiscal year ended December 31, 2022, our NEOs were:

●	John D. Maatta, President and Chief Executive Officer, and Director;

●	Scott Sheikh, Chief Operating Officer and General Counsel;

●	Scott D. Kaufman, Former President and Chief Executive Officer, and Director; and

●	Alan L. Urban, Chief Financial Officer.

As of the date of this registration statement on Form S-1, each NEO is no longer employed by the Company. In connection with the Merger, the Company has appointed new executive officers and directors as provided above under the section entitled “Management.”

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our NEOs during fiscal years ended December 31, 2022 and 2021.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Option Awards ($)	All other Compensation ($)		Total ($)
John D. Maatta, President and Chief Executive Officer,	2022	133,330	—	$3,000		136,330
and Director (2)	2021	—	30,096 (3)	145,564	(4)	175,660
Scott Sheikh, Chief Operating Officer and General	2022	236,722 (5)	—	3,008		239,730
Counsel	2021	99,362	2,231,250 (6)	536		2,331,148
Scott D. Kaufman, Former President and Chief	2022	91,824 (7)	—	811		92,635
Executive Officer, and Director	2021	264,426 (8)	6,693,750 (9)	200,000	(10)	7,158,177
Alan L. Urban, Chief Financial Officer	2022	203,460 (11)	—	49,495		252,955
	2021	—	2,231,250 (6)	—		2,331,250

(1)	In connection with the Merger and effective as of May 3, 2023, Mr. Maatta resigned from his position as President and Chief Executive Officer, and director of the Board. Mr. Sheikh resigned his position as Chief Operating Officer and General Counsel on April 12, 2023. Mr. Urban resigned his position as Chief Financial Officer on March 8, 2023. Mr. Kaufman resigned his position as President and Chief Executive Officer, and a director of the Board on August 8, 2022.

(2)	The amount in the Salary column includes 13,333 shares of Series A Preferred Stock for settlement of $133,330 of compensation payable to Mr. Maatta under his employment agreement for the year ended December 31, 2022. The amount in the All Other Compensation column includes $3,000 in director compensation accrued for the portion of the year during which Mr. Maatta served as a non-employee director.

(3)	Represents the grant date fair value of warrants granted on October 12, 2021, to purchase 20,000 shares of Common Stock with an exercise price of $1.50 per share, and a term of 5 years granted to Mr. Maatta for his service as a member of the Board.

(4)	Includes (i) 8,500 shares of Series A Preferred Stock were issued in satisfaction of an aggregate of $85,546 due under a separation agreement and (ii) consulting fees paid for services rendered by Mr. Maatta to the Company.

(5)	Includes 15,258 shares of Series A Preferred Stock for settlement of $152,580 of compensation payable to Mr. Sheikh under his employment agreement for the year ended December 31, 2022.

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(6)	Represents the grant date fair value of options granted on December 1, 2021, to purchase 875,000 shares of Common Stock with an exercise price of $2.65 per share, a term of 5 years, and a shall vest upon the volume weighted average price (“VWAP”) of Common Stock reaching the following targets: at such time as there is a VWAP equal to $2.50 when computed over 30 consecutive trading days, 25% shall vest; at such time as there is a VWAP equal to $3.00 when computed over 30 consecutive trading days, 25% shall vest; at such time as there is a VWAP equal to $3.50 when computed over 30 consecutive trading days, 25% shall vest; and at such time as there is a VWAP equal to $4.00 when computed over 30 consecutive trading days, 25% shall vest. These options were cancelled by the option holder during the year ended December 31, 2022.

(7)	Includes 6,972 shares of Series A Preferred Stock for settlement of $69,720 of compensation payable to Mr. Kaufman under his employment agreement for the year ended December 31, 2022.

(8)	Includes a pro-rated portion for January 1, 2021 through December 31, 2021 of 27,048 shares of Series A Preferred Stock for settlement of $270,812 of compensation payable to Mr. Kaufman under his employment agreement from November 24, 2020 through December 31, 2021.

(9)	Represents the grant date fair value of options granted on December 1, 2021, to purchase 2,625,000 shares of Common Stock with an exercise price of $2.65 per share, a term of 5 years, and a shall vest upon a VWAP of the Common Stock reaching the following targets: at such time as there is a VWAP equal to $2.50 when computed over 30 consecutive trading days, 25% shall vest; at such time as there is a VWAP equal to $3.00 when computed over 30 consecutive trading days, 25% shall vest; at such time as there is a VWAP equal to $3.50 when computed over 30 consecutive trading days, 25% shall vest; and at such time as there is a VWAP equal to $4.00 when computed over 30 consecutive trading days, 25% shall vest. These options were cancelled by the option holder during the year ended December 31, 2022.

(10)	Represents a one-time non-accountable expense reimbursement of $200,000 in consideration for significant efforts and diligence in negotiating and structuring investment transactions paid on September 7, 2021.

(11)	Includes 685 shares of Series A Preferred Stock for settlement of $6,850 of compensation payable to Mr. Urban under his employment agreement for the year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options, warrants and other stock awards for each NEO as of December 31, 2022.

Name	Number of Securities Underlying Unexercised options/warrants exercisable (#)(1)	Number of Securities Underlying Unexercised options/warrants unexercisable (#)	Option/Warrant exercise price ($)	Option/Warrant expiration date
John D. Maatta	100,000	0	$0.25	8/3/2025
John D. Maatta	20,000	0	$0.25	1/22/2024
Scott D. Kaufman	37,500	0	$0.25	8/3/2025

(1)	Each of these options were 100% vested on the date of grant.

Potential Payments upon Termination or Change in Control

As described in note 1 to the Summary Compensation Table, each of the NEOs terminated employment with the Company due to their resignations in 2022 or 2023. No amounts were paid by the Company to any of the NEOs in connection with their termination of employment.

Director Compensation

The following table sets forth compensation awarded or paid to our directors who served as our directors during the last fiscal year. Although Messrs. Kessler, Maatta and Kaufman also served as directors in 2022, because they were also employees, they did not earn any director compensation. All compensation paid for Messrs. Maatta and Kaufman is fully reflected in the Summary Compensation Table above. In connection with the Merger, Messrs. Maatta and Breen resigned from the Board effective May 3, 2023.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Michael Breen	9,000	—	—	—	9,000
Richard G. Boyce	5,250	—	—	—	5,250

(1)	Mr. Breen’s outstanding equity awards as of December 31, 2022 consist of options to purchase 67,500 shares of Common Stock at an exercise price of $0.25 per share. Mr. Boyce held no outstanding equity awards as of December 31, 2022.

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Certain Relationships and Related Transactions

Related Party Transactions Prior to the Merger

Bristol Capital, LLC

Bristol Capital, LLC is managed by Paul L. Kessler. Mr. Kessler served as Executive Chairman of the Company from December 29, 2016, through November 24, 2020, when Mr. Kessler resigned his position, but continued to serve as member of the Board. On December 1, 2021, Mr. Kessler was again appointed Executive Chairman of the Company. In connection with the Merger, Mr. Kessler resigned as Executive Chairman. Mr. Kessler is currently a director of the Company.

Consulting Agreement

On December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital. Pursuant to the Consulting Agreement, Mr. Kessler agreed to serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017. The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods, unless either the Company or Bristol Capital gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current term. Upon the execution of the agreement the Company granted Bristol Capital options to purchase up to an aggregate of 30,000 shares of Common Stock at an exercise price of $0.25 per share, as amended.

During the term, the Company will pay Bristol Capital, as amended, a monthly fee $18,750 payable in cash or Preferred Stock, at the Company’s election. In addition, Bristol Capital may receive an annual bonus in an amount and under terms determined by the Compensation Committee of the Board and approved by the Board in its sole and absolute discretion. The Company shall also, in association with the Uplisting, issue to Bristol Capital (i) shares of Common Stock equal to 5% of the fully diluted shares of Common Stock, calculated with the inclusion of Bristol Capital’s equity stock holdings and shares issuable upon conversion of convertible instruments, preferred stock, options, and warrants; and (ii) a one-time non-accountable expense reimbursement of $200,000.

On November 22, 2018, the Company agreed to issue 202,022 shares of Preferred Stock for settlement of $496,875 due under the Consulting Agreement as of October 31, 2018.

On August 3, 2020, the Company cancelled the 202,022 shares of Preferred Stock previously determined to be issued, and issued 49,688 shares of Series A Preferred Stock for the settlement of the previous outstanding amount due. In addition, on August 3, 2020, the Company issued 38,438 shares of Series A Preferred Stock for the settlement of $384,375 due under the Consulting Agreement as of July 31, 2020.

On March 1, 2021, the Company issued 22,500 shares of Series A Preferred Stock to Bristol Capital for the settlement of $225,000 due under the Consulting Agreement as of July 31, 2021.

During the three months ended March 31, 2023 and 2022, the Company incurred expenses of approximately $56,250, for each period for consulting services provided by Bristol Capital. As of March 31, 2023 and December 31, 2022, the amount accrued to Bristol Capital for consulting services was $375,000 and $318,750, respectively.

The Consulting Agreement was terminated at Closing.

Non-Accountable Expense Reimbursement

On September 7, 2021, Bristol Capital received a one-time non-accountable expense reimbursement of $200,000 in consideration for significant efforts and diligence in negotiating and structuring investment transactions.

Reimbursement of Legal Fees

In January 2022, Bristol Capital was reimbursed for $12,040 in legal fees.

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Bristol Capital Advisors, LLC

Bristol Capital Advisors, LLC (“Bristol Capital Advisors”) is managed by Paul L. Kessler.

Operating Sublease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (the “Sublease”) with Bristol Capital Advisors. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016, with monthly payments of approximately $8,000. During the year ended December 31, 2022 and 2021, the Company paid lease obligations of $0 and $83,054, respectively, under the Sublease. On September 30, 2021, the lease term ended, and the Company vacated the premises.

Bristol Investment Fund, Ltd.

Bristol Investment Fund, Ltd. (“Bristol Investment Fund”) is managed by Bristol Capital Advisors, which in turn is managed by Paul L. Kessler.

Securities Purchase Agreement – December 2016

On December 1, 2016, the Company entered into the Securities Purchase Agreement (the “Bristol Purchase Agreement”) with Bristol Investment Fund, pursuant to which the Company sold to Bristol Investment Fund, for a cash purchase price of $2,500,000, securities comprising of: (i) a secured convertible debenture (the “Bristol Convertible Debenture”), (ii) Series A common stock purchase warrants and (iii) Series B common stock purchase warrants. Pursuant to the Bristol Purchase Agreement, the Company paid $25,000 to Bristol Investment Fund and issued 25,000 shares of Common Stock with a grant date fair value of $85,000 to Bristol Investment Fund to cover legal fees. The Company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued for legal fees.

(A) Secured Convertible Debenture

On December 1, 2016, the Company issued the Bristol Convertible Debenture with an initial principal balance of $2,500,000, and a maturity date of December 30, 2018. The Bristol Convertible Debenture will accrue interest on the aggregate unconverted and then outstanding principal amount at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the purchaser converts, in whole or in part, the Bristol Convertible Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Bristol Convertible Debenture (only as to that principal amount then being redeemed) and on the maturity date. Interest may be paid in cash, Common Stock, or a combination thereof at the sole discretion of the Company.

The Bristol Convertible Debenture is convertible into shares of Common Stock at any time at the option of the holder. The initial conversion price was $3.00 (as converted) per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $3.00 and (ii) 50% of the average of the three lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

The Bristol Convertible Debenture contains anti-dilution provisions where, if the Company, at any time while the Bristol Convertible Debenture is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any Common Stock or common stock equivalents, at an effective price per share less that is lower than the conversion price then in effect, the conversion price shall be reduced to the lower effective price per share.

On December 19, 2019, the maturity date of the Bristol Convertible Debenture was amended to December 30, 2021.

On May 1, 2020, the maturity date of the Bristol Convertible Debenture was amended to December 31, 2022.

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On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 decreased the conversion price to $0.25. As of December 31, 2020, the Bristol Convertible Debenture held by Bristol Investment Fund was convertible into 10,000,000 shares of Common Stock.

On October 31, 2021, in consideration for the release of senior security interest in certain of the assets, properties, and rights of discontinued operations that were sold during the year, the Bristol Convertible Debenture was amended to reduce the conversion price to $0.175.

During March 31, 2022, the Bristol Convertible Debenture principal in the amount of $3,150 was converted into 18,000 shares of Common Stock using a conversion price of $0.175.

On December 31, 2022, the maturity date of the Bristol Convertible Debenture was amended to May 31, 2023.

As of March 31, 2023, the Bristol Convertible Debenture with a principal amount of $2,496,850 held by Bristol Investment Fund was convertible into 14,267,714 shares of Common Stock using a conversion price of $0.175.

As of March 31, 2023 and December 31, 2022, the amount of accrued interest payable to Bristol Investment Fund under the Bristol Convertible Debenture was $1,899,074, and $1,825,195, respectively.

As discussed further below, the Bristol Purchase Agreement and the Bristol Convertible Debenture were amended and restated in connection with the Closing.

(B) Series A Common Stock Purchase Warrants

On December 1, 2016, the Company issued Series A common stock purchase warrants to acquire up to 833,333 shares of Common Stock at exercise price of $3.00, and expiring on December 1, 2021. The warrants contain anti-dilution provisions where, if the Company, at any time while the warrant is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any Common Stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, the exercise price shall be reduced, and the number of warrant shares shall be increased such that the aggregate exercise price payable hereunder, shall be equal to the aggregate exercise price prior to such adjustment.

On December 19, 2019, as a result of the anti-dilution provisions, the issuance of the Barlock Convertible Debenture (as defined below) with a conversion price of $2.50 increased the number of shares of Common Stock issuable upon exercise of the Series A common stock purchase warrants to 1,000,000, and decreased the exercise price to $2.50.

On December 19, 2019, Bristol Investment Fund assigned 300,000 Series A common stock purchase warrants to Barlock Capital Management, LLC, and the expiration date of the warrants was extended to December 1, 2024. After the assignment, Bristol Investment Fund held Series A common stock purchase warrants to acquire 700,000 shares of Common Stock at an exercise price to $2.50.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 increased the number of shares of Common Stock issuable upon exercise of the Series A common stock purchase warrants to 7,000,000, and decreased the exercise price to $0.25. As of December 31, 2020, Bristol Investment Fund held Series A common stock purchase warrants to acquire 7,000,000 shares of Common Stock at an exercise price to $0.25.

On October 31, 2021, as a result of the anti-dilution provisions, the effect of reducing the conversion price of the Original Debentures to $0.175 increased the Common Stock issuable upon the exercise of the Series A common stock purchase warrants to 10,000,000, and decreased the exercise price to $0.175.

On September 9, 2022, Bristol Investment Fund assigned 20% of its Series A common stock purchase warrants to Leviston Resources, LLC.

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As of March 31, 2023, Bristol Investment Fund held Series A common stock purchase warrants to acquire 10,000,000 shares of Common Stock at an exercise price of $0.175.

In addition, the warrants may be exercised, in whole or in part, at any time until they expire. If at any time after the 6-month anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire.

Prior to the Closing, the Series A common stock purchase warrants were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

(C) Series B Common Stock Purchase Warrants

On December 1, 2016, the Company issued Series B common stock purchase warrants to acquire up to 833,333 shares of Common Stock at an initial exercise price of $0.002, and expiring on December 1, 2021. The Series B common stock purchase warrants were exercised immediately on the issuance date, and the Company received gross proceeds of $1,667.

Upon issuance of the Bristol Convertible Debenture, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. Debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the condensed consolidated statement of operations. There was no unamortized debt discount as of March 31, 2023 and December 31, 2022.

Prior to the Closing, the Series B common stock purchase warrants were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

Employment Agreement – Kessler

In connection with Paul L. Kessler’s appointment to serve as Executive Chairman, the Company and Mr. Kessler entered into an Executive Chairman Employment Agreement (the “Kessler Employment Agreement”), effective as of December 23, 2021. The Kessler Employment Agreement provides for an initial term of two years, with automatic one-year renewals thereafter, unless terminated by either party with 30 days’ notice prior to any such renewal date. The Kessler Employment Agreement provides for an initial annual base salary of $250,000, which may be increased by the Board from time to time, and for a discretionary annual bonus with an annual target bonus opportunity equal to 150% of Mr. Kessler’s base salary and a maximum bonus opportunity equal to 300% of base salary, with the actual amount paid to be based upon Company and individual performance, as determined by the Board in its sole discretion. The Kessler Employment Agreement also requires that the Company issue to Mr. Kessler shares of Common Stock equal to five percent of the fully diluted shares of Common Stock of the Company, calculated as provided under the Kessler Employment Agreement, in association with the Uplisting. Mr. Kessler is also eligible to participate in the Company’s long-term equity arrangements and is entitled to certain employee benefits provided to other executive officers of the Company.

The Kessler Employment Agreement also provides for certain severance benefits upon Mr. Kessler’s termination by the Company without “Cause” or due to his resignation for “Good Reason,” each term as defined in the Kessler Employment Agreement, including (a) cash severance equal to two times the sum of Mr. Kessler’s annual base salary and annual target bonus opportunity (three times such sum if such termination occurs within 12 months following a “Change of Control,” as such term is defined in the Kessler Employment Agreement, which is the “Change of Control Protection Period”), and (b) a pro-rata annual bonus for the year of termination, determined as if Mr. Kessler had remained in good standing with the Company through the end of the performance period, but pro-rated for his period of employment during such year. Such severance shall be paid in equal annual installments over a 12-month period (or in a lump sum if the termination occurs within the Change of Control Protection Period).

These severance benefits are contingent upon Mr. Kessler’s execution and non-revocation of a release of claims and compliance with certain restrictive covenants. Additionally, upon any termination, Mr. Kessler is entitled to (i) any earned but unpaid base salary, (ii) any annual bonuses earned but unpaid for any calendar years prior to the calendar year in which the termination occurs, (iii) any unreimbursed business expenses, and (iv) any employee benefits under any employee benefit plan or program in which Mr. Kessler participates as of the termination date.

At the Effective Time of the Merger, Mr. Kessler resigned as Executive Chairman but remained a member of the Board.

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Barlock 2019 Fund, LP

Barlock 2019 Fund, LP (“Barlock”) is managed by Scott D. Kaufman, who served as Chief Executive Officer of the Company from November 24, 2020, through May 11, 2022, and as co-Chief Executive Officer from May 12, 2022 through August 8, 2022, and as a Director from November 4, 2019, through August 8, 2022, and as Chairman of the Board of Directors from November 24, 2020, through December 1, 2021.

Securities Purchase Agreement – December 2019

On December 19, 2019, the Company entered into the Securities Purchase Agreement (the “Barlock Purchase Agreement”) with Barlock, pursuant to which the Company sold to Barlock, for a cash purchase price of $2,500,000, securities comprising of: (i) a secured convertible debenture (the “Barlock Convertible Debenture”) and (ii) Series A common stock purchase warrants assigned from Bristol Investment Fund. Pursuant to the Barlock Purchase Agreement, the Company paid $25,400 to Barlock for legal fees which was recorded as a debt discount.

(A) Secured Convertible Debenture

On December 19, 2019, the Company issued the Barlock Convertible Debenture with an initial principal balance of $2,500,000, and a maturity date of December 30, 2021. The Barlock Convertible Debenture accrues interest on the aggregate unconverted and then outstanding principal amount at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2020, (ii) on each date the purchaser converts, in whole or in part, the Barlock Convertible Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Barlock Convertible Debenture (only as to that principal amount then being redeemed) and on the maturity date. Interest may be paid in cash, Common Stock, or a combination thereof at the sole discretion of the Company.

The Barlock Convertible Debenture is convertible into shares of Common Stock at any time at the option of the holder. The initial conversion price was $2.50 (as converted) per share, subject to adjustment. In the event default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $2.50 and (ii) 50% of the average of the three lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

The Barlock Convertible Debenture contains anti-dilution provisions where, if the Company, at any time while the Barlock Convertible Debenture is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any Common Stock or common stock equivalents, at an effective price per share less that is lower than the conversion price then in effect, the conversion price shall be reduced to the lower effective price per share.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 decreased the conversion price to $0.25. As of December 31, 2020, the Barlock Convertible Debenture was convertible into 10,000,000 shares of Common Stock.

On October 31, 2021, in consideration for the release of senior security interest in certain of the assets, properties, and rights of discontinued operations that were sold during the year, the Barlock Convertible Debenture was amended to reduce the conversion price to $0.175, and the maturity date was amended to December 31, 2023.

In March 2022, the principal amount of $3,150 under the Barlock Convertible Debenture was converted into 18,000 shares of Common Stock at a conversion price of $0.175.

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As of March 31, 2023, the Barlock Convertible Debenture with a principal amount of $2,496,850 was convertible into 14,267,714 shares of Common Stock at a conversion price of $0.175.

As of March 31, 2023 and December 31, 2022, the amount of accrued interest payable to Barlock under the Barlock Convertible Debenture was $985,923 and $912,044, respectively.

As discussed further below, the Barlock Purchase Agreement and the Barlock Convertible Debenture were amended and restated in connection with the Closing.

(B) Series A Common Stock Purchase Warrants

On December 19, 2019, Bristol Investment Fund assigned to Barlock Capital Management, LLC Series A common stock purchase warrants to acquire up to 300,000 shares of Common Stock at exercise price of $2.50, and expiring on December 1, 2024. The warrants contain anti-dilution provisions where, if the Company, at any time while the warrant is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any Common Stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, the exercise price shall be reduced, and the number of warrant shares shall be increased such that the aggregate exercise price payable hereunder, shall be equal to the aggregate exercise price prior to such adjustment.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 increased the number of shares of Common Stock issuable upon exercise of the Series A common stock purchase warrants to 3,000,000, and decreased the exercise price to $0.25. As of December 31, 2020, Barlock Capital Management, LLC held Series A common stock purchase warrants to acquire 3,000,000 shares of Common Stock at an exercise price to $0.25.

On October 31, 2021, as a result of the anti-dilution provisions, the effect of reducing the conversion price of the Original Debentures to $0.175 increased the number of shares of Common Stock issuable upon exercise of the Series A common stock purchase warrants to 4,285,714, and decreased the exercise price to $0.175.

As of March 31, 2023, Barlock Capital Management, LLC held Series A common stock purchase warrants to acquire 4,285,714 shares of Common Stock at an exercise price to $0.175.

In addition, the warrants may be exercised, in whole or in part, at any time until they expire. If at any time after the six month anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire. Shares of Common Stock issuable upon exercise of warrants are subject to a 4.99% beneficial ownership limitation, which may increase to 9.99% upon notice to the Company.

Upon issuance of the Barlock Convertible Debenture, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $545,336 as debt discount on the consolidated balance sheet. Debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the condensed consolidated statement of operations. There was no unamortized debt discount as of March 31, 2023 and December 31, 2022.

Prior to the Closing, the Series A common stock purchase warrants were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

Barlock Capital Management, LLC

Barlock Capital Management, LLC, is managed by Scott D. Kaufman. From September 2021 through December 2021, the Company rented executive office space located at 2700 Homestead Road, Park City, UT 84098, for approximately $3,000 per month from Barlock Capital Management, LLC.

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American Natural Energy Corporation

Scott D. Kaufman is a director and stockholder of American Natural Energy Corporation (“ANEC”). In addition, Richard G. Boyce, a former director of the Company who resigned from the Board on July 22, 2022, is also a director of ANEC. On October 22, 2021, the Company entered into an agreement with ANEC, where ANEC would: (i) allow the Company to moor a barge on the ANEC operations site with the Company’s mobile data center that houses cryptocurrency miners and a mobile turbine and (ii) supply natural gas to power a mobile turbine that produces electricity that, in turn, is used to power the miners. ANEC charged the Company for the amount of natural gas used based on the daily spot price of an unaffiliated third party, and a daily fee of $1,500 during the initial 90-day term, and $2,000 thereafter, for the use of their operations site to moor the barge. The agreement terminated on May 24, 2022. The total amount paid to ANEC under the agreement for the three months ended March 31, 2023 and March 31, 2022 was $0 and $230,000, respectively.

In addition, in January 2022, the Company began renting executive office space located at 2700 Homestead Road, Park City, UT 84098, for approximately $3,000 per month from ANEC. The amount of rent paid to ANEC for the three months ended March 31, 2023 and March 31, 2022 was $0 and $9,000, respectively.

Scott D. Kaufman, Former Chief Executive Officer

On September 7, 2021, Scott D. Kaufman received a one-time non-accountable expense reimbursement of $200,000 in consideration for significant efforts and diligence in negotiating and structuring investment transactions.

K2PC Consulting, LLC

K2PC Consulting, LLC is managed by the spouse of Scott D. Kaufman. The company paid marketing fees to K2PC Consulting, LLC in the amount of $0 and $7,850, for the three months ended March 31, 2023 and 2022, respectively.

John D. Maatta, Former Director, Chief Executive Officer and Interim Chief Financial Officer

John D. Maatta is a former director, and served as Chief Executive Officer of the Company until November 24, 2020, as co-Chief Executive Officer from May 12, 2022 through July 8, 2022, and again as Chief Executive Officer beginning on July 9, 2022 to May 3, 2023. Mr. Maatta also served as Interim Chief Financial Officer from March 8, 2023 to May 3, 2023.

On November 22, 2018, the Company agreed to issue 86,466 shares of Preferred Stock for settlement of the outstanding compensation due to Mr. Maatta of $212,707, for the period June 17, 2017 through November 15, 2018.

On August 3, 2020, the Company cancelled the 86,466 shares of Preferred Stock previously determined to be issued, and issued 21,271 shares of Series A Preferred Stock for the settlement of the previous outstanding amount due. In addition, on August 3, 2020, the Company issued 29,496 shares of Series A Preferred Stock for the settlement of $294,965 in additional outstanding compensation due to Mr. Maatta and 35,100 shares of Series A Preferred Stock for the settlement of $351,000 in loans to the Company made by Mr. Matta. The non-interest-bearing loans were made as follows: $100,000 to the Company during the year ended December 31, 2019, $125,000 to the Company during the year ended December 31, 2020 and other amounts on behalf of the Company amounting to $126,000. There were no outstanding balance of the loan payable to Mr. Maatta as of March 31, 2023 or December 31, 2022.

On March 1, 2021, 8,500 shares of Series A Preferred Stock were issued to Mr. Maatta in satisfaction of an aggregate of $85,546 due to Mr. Maatta under his separation agreement.

The Series A Preferred Stock were converted into shares of Common Stock in the Restructuring Transactions.

CONtv

CONtv is a joint venture with third parties and Bristol Capital. The Company holds a limited and passive interest of 10% in CONtv. As of March 31, 2023 and December 31, 2022, the investment in CONtv and the amount due to CONtv was $0 for both periods.

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Related Party Transactions In Connection with the Merger

Merger Consideration

At the Effective Time, Edward Kovalik (Chief Executive Officer and Chairman) and Gary C. Hanna (President and Director) were each issued 32,823,838 shares of Common Stock as merger consideration pursuant to the Merger Agreement.

ORRI Agreement

On May 15, 2022, Exok entered into an agreement with Gary C. Hanna and Edward Kovalik whereby Exok agreed to share and assign certain of its overriding royalty interests under the Exok Assets to Gary C. Hanna and Edward Kovalik at the Closing. Following the Closing, these interests are owned in equal one-third shares by entities controlled by each of Gary Hanna, Edward Kovalik and Paul Kessler. To avoid any potential conflict of interest with certain members of the Board and management owning certain overriding royalty interests under the Exok Assets, all of the Company’s drilling programs will be approved by an independent committee of the Board on a quarterly basis.

PIPE

Bristol Investment Fund purchased $1,250,000 of PIPE Preferred Stock and PIPE Warrants in the PIPE. First Idea Ventures LLC purchased $750,000 of PIPE Preferred Stock and PIPE Warrants in the PIPE. Jonathan H. Gray, a director of the Company, holds 50% and his spouse, Chloe Gray, holds 50% of the interests of First Idea Ventures LLC and each share voting and investment power over the securities held by First Idea Ventures LLC. John D. Maatta purchased $50,000 of PIPE Preferred Stock and PIPE Warrants in the PIPE.

Stockholders Agreement

Prior to the Effective Time, the Company, Bristol Capital Advisors, Paul L. Kessler, Gary C. Hanna and Edward Kovalik entered into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which the parties agreed to use reasonable best efforts, including taking certain necessary actions, to cause the Board to cause certain nominees to be elected to serve as a director on the Board under the following conditions: (i) one nominee designated by Bristol Capital Advisors and Paul L. Kessler, collectively, so long as Bristol Capital Advisors, Paul L. Kessler and their respective affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (ii) four nominees designated by Gary C. Hanna and Edward Kovalik (the “Prairie Members”) so long as the Prairie Members and their affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (iii) three nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 40% (but less than 50%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (iv) two nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 30% (but less than 40%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; and (v) one nominee designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 20% (but less than 30%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date.

Lock-up Agreements

In connection with the Closing, the Company entered into lock-up agreements with the Prairie Members, Paul Kessler, John D. Maatta, Michael Breen (former director), Alan Urban (former Chief Financial Officer) and Scott Sheikh (former Chief Operating Officer and General Counsel), that impose limitations on any sale of shares of Common Stock until 180 days after the Closing, subject to certain exceptions.

In addition, the Company entered into a lock-up agreement with Bristol Investment Fund that impose limitations on any sale of an aggregate of 50% of its shares of Common Stock until 120 days after the Closing, subject to certain exceptions, and Bristol Investment Fund agreed, subject to such lock-up, to effect only open market sales and not to sell an aggregate daily amount of shares of Common Stock exceeding 1%, for every $100,000 invested in the PIPE, of the average daily volume of the trading day on which the open market sales of the shares of Common Stock occurs.

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Amended and Restated Senior Secured Convertible Debenture and Amended and Restated Security Agreement

In connection with the Closing, the Company entered into the AR Debentures due December 31, 2023 (the “Maturity Date”) with each of Bristol Investment Fund and Barlock, in the principal amount of $1,000,000. The AR Debentures will accrue interest on the aggregate unconverted and then outstanding principal amount of the AR Debentures at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on the date of first issuance of the AR Debentures, (ii) each date the AR Debentures are converted into Common Stock (as to that principal amount then being converted), (iii) the day that is at least five trading days following the Company’s notice to redeem some or all of the then outstanding principal of the AR Debentures (only as to that principal amount then being redeemed), which may be provided at any time after the Uplisting, and (iv) the Maturity Date.

The AR Debentures are convertible into shares of Common Stock at any time at the option of the applicable holder, at an initial conversion price of $0.175 per share (as adjusted, the “Conversion Price”), provided, however, from and after an event of default, the Conversion Price shall be equal to the lesser of (i) the then Conversion Price and (ii) 50% of the average of the three lowest trade prices during the 20 trading days immediately prior to the date on which such conversion shall be effected. The initial Conversion Price is subject to adjustments in connection with, among other things, (i) the Company’s issuance of additional shares of Common Stock, or securities convertible into or exercisable for additional shares of Common Stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of Common Stock.

At any time after the Uplisting, the Company may, upon written notice to the holders of the AR Debentures, repay some or all of the then outstanding principal amount in cash or, for a period of six months following the Closing, in kind by the transfer of ownership of Collateral (as defined below) with a fair market value equal to the amount being repaid.

If any events of default described in the AR Debentures occur, the outstanding principal amount of the AR Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the applicable holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the AR Debentures, the interest rate on the AR Debentures shall accrue at an interest rate equal to the lesser of 18% per annum and the maximum rate permitted under applicable law.

The AR Debentures include customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets (other than certain permitted liens), and entering into any transaction involving the repurchase of shares of Common Stock, except as permitted under the AR Debentures.

In connection with the Closing, the Company entered into the Amended and Restated Security Agreement with all of the subsidiaries of the Company and each of Bristol Investment Fund and Barlock, as holders of the AR Debentures, to change the collateral described in Exhibit A thereto (the “Collateral”) to reflect only certain cryptocurrency mining assets.

Support Agreements

As of the date of the execution of the Merger Agreement, Bristol Investment Fund and Barlock each entered into a support agreement (the “Support Agreements”) with the Company pursuant to which, subject to the terms and conditions therein, Bristol Investment Fund and Barlock agreed to exchange their Original Debenture, in full satisfaction of the outstanding principal amount, accrued but unpaid interest and a 30% premium, for (a) the AR Debenture in substantially the same form as their respective Original Debenture, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the Uplisting.

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Amended and Restated Non-Compensatory Option Agreement

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Options to acquire an aggregate of 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and BOKA Energy LP, a third-party investor. Erik Thoresen, a director of the Company, is affiliated with BOKA Energy LP. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

Employment Agreements

In connection with the Merger and their appointment as officers of the Company, Prairie LLC entered into employment agreements with each of Edward Kovalik, Gary C. Hanna, Craig Owen (Chief Financial Officer), Jeremy Ham (Chief Commercial Officer) and Bryan Freeman (Executive Vice President of Operations) (collectively, the “New Officers”), effective May 3, 2023 (collectively, the “Employment Agreements”), which were previously approved by Prairie LLC prior to the Effective Time. The Employment Agreements have an indefinite term, and Prairie LLC has the right to terminate employment at any time for Cause (as defined in the Employment Agreements) or with 30 days’ written notice for a termination other than for Cause. The New Officers may terminate employment with Prairie LLC at any time and for any reason, or no reason at all, with written notice provided to Prairie LLC.

The Employment Agreements provide that the New Officers will each receive an annual base salary and be eligible for an annual bonus with a target amount equal to a percentage of annual base salary in the following amounts: for each of Messrs. Hanna and Kovalik, $550,000 in annual base salary and a target annual bonus equal to 250% of annual base salary and for each of Messrs. Owen, Ham and Freeman, $350,000 in annual base salary and a target annual bonus equal to 100% of annual base salary. The New Officers will also be eligible to participate in the A&R LTIP Plan.

The Employment Agreements also provide for certain severance benefits upon each New Officer’s termination of employment without “Cause” or upon their resignation for “Good Reason” (each quoted term as defined in the Employment Agreements), including (i) for Messrs. Hanna and Kovalik, (a) cash severance equal to three times (or, if termination occurs in connection with a “Change of Control” (as defined in the applicable Employment Agreement), four times) the sum of (1) the then-current annualized base salary, (2) the target annual bonus for the year of termination and (3) the amount payable under A&R LTIP Plan, payable in a lump sum on the first regularly scheduled pay date that is sixty (60) days after the termination date and (b) reimbursement of certain premiums paid for continuation coverage under Prairie LLC’s group health plans for a period of up to eighteen (18) months; and (ii) for Messrs. Owen, Ham and Freeman, (a) cash severance equal to two times the sum of (1) the then-current annualized base salary and (2) the target annual bonus for the year of termination, payable in a lump sum on the first regularly scheduled pay date that is sixty (60) days after the termination date and (b) reimbursement of certain premiums paid for continuation coverage under Prairie LLC’s group health plans for a period of up to eighteen (18) months. The severance benefits are contingent upon each New Officer’s execution and non-revocation of a release of claims in favor of Prairie LLC and its affiliates.

Additionally, upon any termination, each New Officer is entitled to (i) any earned but unpaid base salary, (ii) any annual bonuses earned but unpaid for any calendar years prior to the calendar year in which the termination occurs, (iii) a pro-rated annual bonus for the year in which the termination occurs, (iv) any amounts owed pursuant to the terms of A&R LTIP Plan, (v) any unreimbursed business expenses and (vi) any employee benefits under any employee benefit plan or program in which such New Officer participates as of the termination date. The Employment Agreements also contain certain restrictive covenants regarding confidential information.

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Reimbursements

Following the Merger, on May 5, 2023, the Board approved a one-time payment of $250,000 for each of Messrs. Kovalik, Hanna, and Kessler (on behalf of Bristol Capital) in light of the significant unpaid time and resources expended by each of these parties to finalize the Merger, including extensive travel, due diligence, negotiation, structuring, legal management and investment banking disciplines.

Policies and Procedures for Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5% of our Common Stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board has adopted a written related party transactions policy. Pursuant to this policy, our audit committee will review all material facts of all Related Party Transactions and either approved or disapproved entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

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Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock by:

●	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

●	each named executive officer, executive officer and director of the Company; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 196,250,677 shares of Common Stock issued and outstanding as of August 21, 2023.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner(1)	Number	Percentage
5% Stockholders:
Bristol Investment Fund, Ltd.(2)(3)	28,573,619	14.56%
James W. Wallis Living Trust(4)	16,283,555	8.30%
Former Named Executive Officers:
John D. Maatta(5)	9,268,948	4.70%
Scott Sheikh(6)	1,075,394	*
Alan Urban	300,383	*
Scott Kaufman(7)	11,082,953	5.65%
Current Directors, Executive Officers and Named Executive Officers:
Gary C. Hanna(3)(8)	32,823,838	16.73%
Edward Kovalik(3)(9)	32,823,838	16.73%
Paul L. Kessler(2)(3)	28,573,619	14.56%
Gizman Abbas	—	—
Stephen Lee	—	—
Jonathan H. Gray(10)	10,186,952	4.99%
Erik Thoresen	—	—
Craig Owen	—	—
Jeremy L. Ham	—	—
Bryan Freeman	—	—
Current Directors and Executive Officers as a Group (10 persons)	104,408,247	51.14%

(1)	Unless otherwise noted, the business address of each of the officers and directors is 602 Sawyer Street, Suite 710, Houston, Texas 77007.

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(2)	According to a Schedule 13D/A filed with the SEC on May 9, 2023 on behalf of Bristol Investment Fund, Bristol Capital, Paul Kessler and Bristol Capital Advisors Profit Sharing Plan (“BCA PSP”), the shares reported herein includes (i) 17,500,522 shares of Common Stock held by Bristol Investment Fund, (ii) 10,940,890 shares of Common Stock held by Bristol Capital, (iii) 57,857 shares of Common Stock held by Paul Kessler and (iv) 39,350 shares of Common Stock held by BCA PSP. The shares reported herein also includes 35,000 shares of Common Stock held by Paul Kessler. The shares reported herein do not include (i) 5,714,286 shares issuable upon the conversion of Bristol Investment Fund’s AR Debenture, (ii) 14,417,143 shares issuable upon the conversion of Series D Preferred Stock, (iii) 7,142,857 shares issuable upon the conversion of PIPE Preferred Stock and (iv) 14,285,714 shares issuable upon the exercise of the PIPE Warrants, as the conversion of each such shares are subject to the holder holding less than 4.99% of the outstanding shares of Common Stock (a “4.99% Beneficial Ownership Limitation”). If, however, conversion or exercise of such shares are not subject to a 4.99% Beneficial Ownership Limitation, the shares reported herein would be 70,133,619 shares of Common Stock and percentage ownership would be 29.49%. Bristol Investment Fund is a privately held fund that invests primarily in publicly traded companies through the purchase of securities in private placement and/or open market transactions. The address of Bristol Investment Fund’s registered office is Citco Trustees (Cayman) Limited, 89 Nexus Way, Camana Bay, PO Box 311063, Grand Cayman KY1-1205, Cayman Islands. Bristol Capital Advisors, an entity organized under the laws of the State of Delaware, is the investment advisor to Bristol Investment Fund. Paul Kessler is manager of Bristol Capital Advisors and as such has voting and dispositive power over the securities held by Bristol Investment Fund. Bristol Capital is a privately held limited liability company that engages from time to time in investing in publicly traded companies through the purchase of securities in private placement and/or open market transactions. Paul Kessler is the sole manager of Bristol Capital and therefore has voting and dispositive power over the securities held by Bristol Capital. BCA PSP is a plan established by Bristol Capital Advisors which invests in various securities for the benefit of its employees. Mr. Kessler has voting and dispositive power over the securities held by BCA PSP. The address of the principal office for Bristol Capital Advisors, Bristol Capital, Mr. Kessler and BCA PSP is 555 Marin Street, Suite 140, Thousand Oaks, CA 91360.

(3)	By virtue of the arrangements of Mr. Kovalik and Mr. Hanna with Bristol Capital and Mr. Kessler under the Stockholders Agreement (as described in the section entitled “Certain Relationships and Related Transactions”), Mr. Kovalik and Mr. Hanna may be deemed to be members of a “group” with Bristol Capital, Mr. Kessler, Bristol Investment Fund and BCA PSP (together with Bristol Capital and Bristol Investment Fund, the “Bristol Entities”). The number of shares reported herein by Mr. Kovalik do not include the shares reported herein by Mr. Hanna, Mr. Kessler or Bristol Capital, the number of shares reported herein by Mr. Hanna do not include the shares reported herein by Mr. Kovalik, Mr. Kessler or Bristol Capital, and the number of shares reported herein by Mr. Kessler and Bristol Capital do not include the shares reported herein by Mr. Kovalik or Mr. Hanna. Based on the shares reported herein, Mr. Kovalik is the record holder of 32,823,838 shares of Common Stock, Mr. Hanna is the record holder of 32,823,838 shares of Common Stock and Mr. Kessler and the Bristol Entities are the record holders of 28,573,619 shares of Common Stock. In the aggregate, any group formed thereby would beneficially own 94,221,295 shares of Common Stock, or approximately 48.01% of the outstanding shares of Common Stock.

(4)	James W. Wallis has voting or investment control over the shares held by James W. Wallis Living Trust (“Wallis Trust”). The address of Wallis Trust is 6410 N. Santa Fe, Oklahoma City, OK 73116.

(5)	Accordingly to a Form 4 filed with the SEC on May 5, 2023, the shares reported herein consists of (i) 8,411,806 shares of Common Stock held directly by John D. Maatta, (ii) 285,714 shares issuable upon the conversion the PIPE Preferred Stock and (iii) 571,428 shares issuable upon the exercise of the PIPE Warrants. The address of Mr. Maatta is 15266 Valley Vista Boulevard, Sherman Oaks, CA 91403.

(6)	The address of Mr. Sheikh is 6902 Ligustrum Cove, Austin, Texas 78750.

(7)	The shares reported herein includes (i) 1,202,523 shares of Common Stock held directly by Scott D. Kaufman accordingly to a Form 4 filed with the SEC on July 8, 2022, (ii) 1,181,709 shares of Common Stock issued in the Restructuring Transaction to Scott D. Kaufman, (iii) 7,755,863 shares of Common Stock issued in the Restructuring Transaction to Barlock and (iv) 942,858 shares of Common Stock held directly by ANEC. The shares reported herein do not include (i) 10,857,143 shares of Common Stock issuable upon conversion of Series D Preferred Stock held by Barlock and (ii) 5,714,286 shares of Common Stock issuable to Barlock upon conversion of Barlock’s AR Debenture, as the conversion of each such shares are subject to a 4.99% Beneficial Ownership Limitation. If, however, conversion of such shares are not subject to a 4.99% Beneficial Ownership Limitation, the shares reported herein would be 27,654,382 shares of Common Stock and percentage ownership would be 12.99%. Scott D. Kaufman exercises voting and investment power over the shares held by Barlock. Scott D. Kaufman is a director and stockholder of ANEC and exercises voting and investment power over the shares held by ANEC. The address of Mr. Kaufman is 2700 Homestead Road, Park City, UT 84098.

(8)	The shares reported herein were issued to Gary C. Hanna as consideration pursuant to the Merger Agreement.

(9)	The shares reported herein were issued to Edward Kovalik as consideration pursuant to the Merger Agreement.

(10)	The shares reported herein reflects shares held directly by First Idea Ventures LLC, consisting of 2,290,279 shares of Common Stock. In addition, First Idea Ventures LLC also holds (i) PIPE Preferred Stock convertible for 4,285,714 shares of Common Stock and (ii) PIPE Warrants exercisable for 8,571,428 shares of Common Stock. The shares reported herein includes 7,896,673 shares of Common Stock issuable upon the conversion of the PIPE Preferred Stock and/or exercise of the PIPE Warrants, but does not include 4,960,469 of such shares as conversion or exercise of those shares are subject to a 4.99% Beneficial Ownership Limitation. If, however, conversion or exercise of such shares are not subject to a 4.99% Beneficial Ownership Limitation, the shares reported herein would be 15,147,421 shares of Common Stock and percentage ownership would be 7.24%. Jonathan H. Gray holds 50% and his spouse, Chloe Gray, holds 50% of the interests of First Idea Ventures LLC and each share voting and investment power over the securities held by First Idea Ventures LLC. The address of First Idea Ventures LLC is c/o Jade Fiducial, 1925 Century Park East, Suite 1700, Los Angeles, CA 90067.

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Selling Stockholders

This prospectus relates to the possible resale by the Selling Stockholders of up to 299,343,937 shares of our Common Stock. The PIPE Investors acquired PIPE Preferred Stock and PIPE Warrants that are convertible and exercisable, respectively, into shares of Common Stock.

A description of our relationships with certain of the Selling Stockholders and their affiliates is set forth in “Certain Relationships and Related Transactions.”

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, or other transferees who later come to hold any of the Common Stock other than through a public sale, including through a distribution by such Selling Stockholders to their members.

The following table is prepared based on information provided to us by the Selling Stockholders. It sets forth the name and address of the Selling Stockholders, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholders both before and after the offering. We have based percentage ownership prior to this offering on 196,250,677 shares of Common Stock, issued and outstanding as of August 21, 2023. In calculating percentages of shares of Common Stock owned by a particular Selling Stockholders, we treated as outstanding the number of shares of our Common Stock issuable upon conversion and exercise of that particular Selling Stockholder’s PIPE Preferred Stock and PIPE Warrants (if any), respectively, and did not assume the conversion and exercise of any other Selling Stockholder’s PIPE Preferred Stock and PIPE Warrants, respectively. For purposes of the following table, we assume that the shares issuable upon conversion of the PIPE Preferred Stock and exercise of the PIPE Warrants are not subject to a 4.99% Beneficial Ownership Limitation.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the PIPE Preferred Stock and PIPE Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Shares of Common Stock Beneficially Owned prior	Number of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Name of Selling Stockholder	to Offering	Offered	Shares	Percent
Alpha Capital Anstalt(1)	29,352,572	20,571,429	8,781,143	4.47%
Bristol Investment Fund, Ltd.(2)	50,002,190	21,428,571	28,573,619	14.56%
Bronfman Family Investment Partnership LLP(3)	1,625,333	857,142	768,191	*
Cavalry Fund I LP(4)	11,356,650	6,428,571	4,928,079	2.51%
Christopher A. Marlett Living Trust(5)	3,428,571	3,428,571	–	–
Citrus Hill Trust(6)	1,558,666	857,142	701,524	*
CR Financial Holdings, Inc.(7)	1,714,287	1,714,287	–	–
Creecal Holdings, LLC(8)	1,465,363	1,465,363	–	–
District 2 Capital Fund LP(9)	7,459,999	4,285,713	3,174,286	1.62%
First Idea Ventures LLC(10)	15,147,421	12,857,142	2,290,279	1.17%
Georgina Asset Management, LLC 401(k) PSP(11)	812,667	428,571	384,096	*
Green Coast Capital International(12)	3,880,001	2,142,858	1,737,143	*
Gregory Suess(13)	1,877,144	1,714,287	162,857	*
Hayward Dan Fisk and Diane H. Fisk, Trustee of the Fisk Family Trust, dated February 27, 2002(14)	857,142	857,142	–	–
Howie Energy Holdings, LLC(15)	857,142	857,142	–	–
James Stewart(16)	342,858	342,858	–	–
Jeffrey Bronfman Revocable Living Trust(17)	4,609,334	2,571,429	2,037,905	1.04%

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	Shares of Common Stock Beneficially Owned prior	Number of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Name of Selling Stockholder	to Offering	Offered	Shares	Percent
John D. Maatta(18)	9,268,948	857,142	8,411,806	4.28%
Joseph Held GST Exempt Trust(19)	3,117,335	1,714,287	1,403,048	*
Kevin R. Contreras Family Trust(20)	1,558,666	857,142	701,524	*
LAMA Investments LLC(21)	1,558,666	857,142	701,524	*
Mank Capital, LLC(22)	1,678,501	964,287	714,214	*
Melissa Ann Held Bordy GST Exempt Trust(23)	3,117,335	1,714,287	1,403,048	*
Narrogal Nominees Pty Ltd ATF Gregory K. O’Neill Family Trust(24)	172,560,427	171,428,571	1,131,856	*
Robert Held GST Exempt Trust(25)	3,117,335	1,714,287	1,403,048	*
Robert Hoyt Revocable Trust(26)	1,714,287	1,714,287	–	–
Sixth Borough Capital Fund LP(27)	3,730,001	2,142,858	1,587,143	*
Texas Independent Exploration Limited(28)	857,142	857,142	–	–
The 1998 Insurance Trust for Ashley Ziman(29)	779,334	428,571	350,763	*
The 1998 Insurance Trust for Michele Ziman(30)	779,334	428,571	350,763	*
The Danielle Lisa Behr Living Trust(31)	746,000	428,571	317,429	*
The Hewlett Fund LP(32)	10,444,000	6,000,000	4,444,000	2.26%
The Rosalinde and Arthur Gilbert Foundation(33)	19,150,001	10,714,287	8,435,714	4.30%
The RSZ Trust (May Ziman)(34)	746,000	428,571	317,429	*
The RSZ Trust (Richard Ziman)(34)	3,853,515	2,142,858	1,710,657	*
The Warley Avenue Trust(35)	8,571,429	8,571,429	–	–
Trester Family Trust(36)	869,299	857,143	12,157	*
Warberg WF XI LP(37)	2,142,816	1,714,287	428,529	*
TOTAL	385,242,348	299,343,937	87,363,774	44.51%

*	Represents beneficial ownership of less than 1%.

(1)	Alpha is a foreign corporation. Nicola Feuerstein, a director of Alpha, has voting or investment control over the shares held by Alpha. The address of Alpha is Altenbach 8, 9490 Vaduz – Principality of Liechtenstein.

(2)	According to a Schedule 13D/A filed with the SEC on May 9, 2023 on behalf of Bristol Investment Fund, Bristol Capital, Paul Kessler and BCA PSP, the shares reported herein includes (i) 17,500,522 shares of Common Stock held by Bristol Investment Fund, (ii) 10,940,890 shares of Common Stock held by Bristol Capital, (iii) 57,857 shares of Common Stock held by Paul Kessler and (iv) 39,350 shares of Common Stock held by BCA PSP. The shares reported herein also includes (i) 35,000 shares of Common Stock held by Paul Kessler, (ii) 7,142,857 shares issuable upon the conversion of PIPE Preferred Stock and (iii) 14,285,714 shares issuable upon the exercise of the PIPE Warrants. The shares reported herein do not include (i) 5,714,286 shares issuable upon the conversion of Bristol Investment Fund’s AR Debenture and (ii) 14,417,143 shares issuable upon the conversion of Series D Preferred Stock, as the conversion of each such shares are subject to a 4.99% Beneficial Ownership Limitation. Bristol Investment Fund is a Cayman Islands exempted company with limited liability. Bristol Investment Fund is managed by Bristol Capital Advisors. Paul Kessler, Chief Executive Officer of Bristol Capital Advisors and a director of Bristol Investment Fund, has voting or investment control over the shares held by Bristol Investment Fund. Mr. Kessler currently serves as a director of the Company. Mr. Kessler previously served as Executive Chairman of the Company from December 1, 2021 until the Closing and from December 29, 2016 through November 24, 2020, when Mr. Kessler resigned his position but continued to serve as a member of the Board. The address of Bristol Investment Fund is c/o Bristol Capital Advisors, LLC, 555 Marin Street, Suite 140, Thousand Oaks, CA 91360.

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(3)	Bronfman Family Investment Partnership LLP (“Bronfman”) is a partnership. Jeffrey Bronfman has voting or investment control over the shares held by Bronfman. The address of Bronfman is 848 N. Rainbow Blvd. #353, Las Vegas, NV 89107.

(4)	Cavalry Fund I GP, LLC, the General Partner of Cavalry Fund I, LP, has discretionary authority to vote and dispose of the shares held by Cavalry Fund I, LP and may be deemed to be the beneficial owner of these shares. Thomas Walsh, in his capacity as chief executive officer of Cavalry Fund I GP LLC, may also be deemed to have investment discretion and voting power over the shares held by Cavalry Fund I, LP. Cavalry Fund I GP LLC and Mr. Walsh each disclaim any beneficial ownership of these shares. The address of Cavalry Fund I, LP is 82 East Allendale Rd, Suite 5B, Saddle River, NJ 07458.

(5)	Christopher A. Marlett has voting or investment control over the shares held by Christopher A. Marlett Living Trust (“Marlett Trust”). Mr. Marlett is registered with Public Ventures, a broker dealer. The address of Marlett Trust is 4506 Isabella Ln, Dallas, TX 75229.

(6)	Ramin Shamshiri has voting or investment control over the shares held by Citrus Hill Trust (“Citrus Trust”). The address of Citrus Trust is 6540 Sunset Boulevard, Los Angeles, CA 90028.

(7)	CR Financial Holdings, Inc. (“CR Financial”) is a corporation. BR Trust DTD (“BR Trust”) owns 86.644% of the outstanding shares of CR Financial. Byron Roth and Noemi Chavez-Hehn are the co-trustees of the BR Trust. BR Trust, Byron Roth and Noemi Chavez-Hehn have voting or investment control over the shares held by CR Financial. CR Financial owns 91.363% of Roth Capital Partners, LLC, a broker dealer. The address of CR Financial is 2340 Collins Ave., Suite 402, Miami Beach, FL 33134.

(8)	Creecal Holdings LLC (“Creecal”) is a New York limited liability company. Eliezer Drew has voting or investment control over the shares held by Creecal. The address of Creecal is 1800 Rockaway Ave. Ste 206, Hewlett, NY 11557.

(9)	District 2 Capital Fund LP (“District 2”) is a partnership. District 2 is managed by District 2 Capital GP (“District GP”). Michael Bigger, managing member of District GP, and Eric Schlanger, a partner of District GP, have voting or investment control over the shares held by District 2. The address of District 2 is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(10)	First Idea Ventures LLC is a limited liability company. First Idea Ventures LLC is managed by First Idea Capital LLC. Jonathan Gray, has voting or investment control over the shares held by First Idea Ventures LLC. Mr. Gray is a director of the Company. The address of First Idea Ventures LLC is c/o Jade Fiducial, 1925 Century Park East, Suite 1700, Los Angeles, CA 90067.

(11)	Georgina Asset Management, LLC 401(k) PSP (“Georgina Asset Management”) is a 401(k) employee benefit plan. Robert H. Lipp has voting or investment control over the shares held by Georgina Asset Management. The address of Georgina Asset Management is 1201 Montana Ave, Suite 205, Santa Monica, CA 90403.

(12)	Green Coast Capital International (“Green Coast”) is a corporation. Kevin M. Bobryk has voting or investment control over the shares held by Green Coast. The address of Green Coast is 1st Floor, Landmark Square, 64 Earth Close, P.O. Box 715, George Town, Grand Cayman KY1-1107, Cayman Islands.

(13)	Gregory Suess was a director of the Company from May 9, 2011 to December 23, 2021. The address of Mr. Suess is 2838 Shook Hill Circle, Birmingham, AL 35223.

(14)	Hayward Dan Fisk and Diane H. Fisk have voting or investment control over the shares held by Hayward Dan Fisk and Diane H. Fisk, Trustee of the Fisk Family Trust, dated February 27, 2002 (“Fisk Trust”). The address of Fisk Trust is 1527 Stone Canyon Road, Los Angeles, CA 90077.

(15)	Howie Energy Holdings, LLC (“Howie Energy”) is a Delaware limited liability company. Howie Energy is managed by John K. Howie. John K. Howie has voting or investment control over the shares held by Howie Energy. The address of Howie Energy is 7670 Woodway Drive, Suite 340-A, Houston, Texas 77063-1520.

(16)	The address of Mr. Stewart is 9600 Grand Isle Ln, Las Vegas, NV 89144.

(17)	Jeffrey Bronfman has voting or investment control over the shares held by Jeffrey Bronfman Revocable Living Trust (“Bronfman Trust”). The address of Bronfman Trust is 848 N. Rainbow Blvd. #353, Las Vegas, NV 89107.

(18)	Accordingly to a Form 4 filed with the SEC on May 5, 2023, the shares reported herein consists of (i) 8,411,806 shares of Common Stock held directly by John D. Maatta, (ii) 285,714 shares issuable upon the conversion the PIPE Preferred Stock and (iii) 571,428 shares issuable upon the exercise of the PIPE Warrants. John D. Maatta served as a director of the Company from May 25, 2011 until the Closing and as Chairman of the Board from February 5, 2016 through April 22, 2016. Mr. Maatta also served as the Company’s President and Chief Executive Officer from May 3, 2016 through November 24, 2020, as co-Chief Executive Officer from May 12, 2022 through July 8, 2022, as Chief Executive Officer from July 9, 2022 until the Closing and as Interim Chief Financial Officer from March 8, 2023 until the Closing. The address of Mr. Maatta is 15266 Valley Vista Boulevard, Sherman Oaks, CA 91403.

(19)	Joseph Held has voting or investment control over the shares held by Joseph Held GST Exempt Trust (“Held Trust”). The address of Held Trust is 1880 Century Park East, Ste. 500, Los Angeles, CA 90067.

(20)	Kevin Contreras has voting or investment control over the shares held by Kevin R. Contreras Family Trust (“Contreras Trust”). The address of Contreras Trust is 146 Eucalyptus Hill Circle, Santa Barbara, CA 93103.

(21)	LAMA Investments LLC (“LAMA”) is a limited liability company. Matthew Held has voting or investment control over the shares held by LAMA. The address of LAMA is 666 Greenwich St., #843, New York, NY 10014.

(22)	Mank Capital, LLC (“Mank Capital”) is a limited liability company. The address of Mank Capital is 347 W. 87th Street, Apt. 2R, New York, NY 10024.

(23)	Melissa A. Held Bordy has voting or investment control over the shares held by Melissa Ann Held Bordy GST Exempt Trust (“Bordy Trust”). The address of Bordy Trust is 1880 Century Park East, Ste. 500, Los Angeles, CA 90067.

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(24)	Narrogal Nominees Pty Ltd ATF Gregory K. O’Neill Family Trust (“O’Neill Trust”) is managed by Nermone Nominees, as trustee. Gregory K. O’Neill, managing director and sole shareholder, has voting or investment control over the shares held by O’Neill Trust. The address of O’Neill Trust is Level 27, 60 City Road Southbank, Melbourne, Australia.

(25)	Robert Held has voting or investment control over the shares held by Robert Held GST Exempt Trust (“Held Trust”). The address of Held Trust is 1880 Century Park East, Ste. 500, Los Angeles, CA 90067.

(26)	Robert Hoyt has voting or investment control over the shares held by Robert Hoyt Revocable Trust (“Hoyt Trust”). The address of Hoyt Trust is 4550 NE 94th St., Seattle, WA 98115.

(27)	Sixth Borough Capital Fund LP (“Sixth Borough”) is a limited partnership. Sixth Borough is managed by Sixth Borough Capital Management LLC. Robert D. Keyser, Jr. has voting or investment control over the shares held by Sixth Borough. The address of Sixth Borough is 1515 N. Federal Highway, Suite 300, Boca Raton, FL 33432.

(28)	Texas Independent Exploration Limited (“Texas Independent”) is a Texas limited partnership. Texas Independent is managed by Independent Operating LLC. Frederick W. Zimmerman has voting or investment control over the shares held Texas Independent. The address of Texas Independent is 6760 Portwest Drive, Houston, TX 77024.

(29)	Allan Ziman has voting or investment control over the shares held by The 1998 Insurance Trust for Ashley Ziman (“Ashley Ziman Trust”). The address of Ashley Ziman Trust is 1801 Century Park East, Ste. 2010, Los Angeles, CA 90067.

(30)	Allan Ziman has voting or investment control over the shares held by The 1998 Insurance Trust for Michele Ziman (“Michele Ziman Trust”). The address of Michele Ziman Trust is 1801 Century Park East, Ste. 2010, Los Angeles, CA 90067.

(31)	Danielle Behr has voting or investment control over the shares held by The Danielle Lisa Behr Living Trust (“Behr Trust”). The address of Behr Trust is 162 N. Carmelina Ave., Los Angeles, CA 90049.

(32)	The Hewlett Fund LP (“Hewlett”) is a partnership. Martin Chopp has voting or investment control over the shares held by Hewlett. The address of Hewlett is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(33)	The Rosalinde and Arthur Gilbert Foundation (“Gilbert Foundation”). Martin H. Blank, Jr. and Richard S. Ziman have voting or investment control over the shares held by Gilbert Foundation. The address of Gilbert Foundation is 1801 Century Park East, Ste. 2010, Los Angeles, CA 90067.

(34)	Richard Ziman has voting or investment control over the shares held by The RSZ Trust. The address of The RSZ Trust is 1801 Century Park East, Ste. 2010, Los Angeles, CA 90067.

(35)	The address of The Warley Avenue Trust is 206 White Pine Canyon Road, Park City, UT 84060-6514.

(36)	Fredric Trester has voting or investment control over the shares held by Trester Family Trust. The address of Trester Family Trust is 828 S. Tremaine Ave., Los Angeles, CA 90005.

(37)	The shares reported herein includes 428,529 shares of Common Stock held by Warberg WF IX LP (“Warberg IX”). Warberg IX and Warberg WF XI LP (“Warberg XI”) are managed by Warberg Asset Management LLC, and Daniel Warsh is the manager of Warberg Asset Management LLC and has voting or investment control over the shares held by Warberg IX and Warberg XI. Warberg XI is a registered investment fund under the Investment Company Act. The address of Warberg XI is 716 Oak St., Winnetka, IL 60093.

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Material U.S. Federal Income Tax Considerations For Non-U.S. Holders

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Common Stock by a non-U.S. holder (as defined below) that holds our Common Stock as a “capital asset” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or governmental organizations;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	certain former citizens or long-term residents of the U.S.; and

●	persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that is not for U.S. federal income tax purposes a partnership or any of the following:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Common Stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Stock by such partnership.

Distributions

We do not expect to pay any distributions on our Common Stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

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Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●	the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

●	our Common Stock constitutes a United States real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the Common Stock and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Common Stock is and continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Common Stock as a result of our status as a USRPHC. If our Common Stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Common Stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

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Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Stock effected outside the U.S. by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Stock effected outside the U.S. by such a broker if it has certain relationships within the U.S.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of our Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Proposed U.S. Treasury regulations provide that gross proceeds from a sale or other disposition of Common Stock do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES

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Description of Securities

The following summary of the material terms of our shares of Common Stock is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Charter and our bylaws, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Charter and our bylaws for a complete description of the rights and preferences of our shares of Common Stock.

Authorized and Outstanding Stock

We are authorized to issue a total of 550,000,000 shares of stock, consisting of (i) 500,000,000 shares of Common Stock, par value $0.01 per share, and (ii) 50,000,000 shares of Preferred Stock, par value $0.01 per share.

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number reserved for issuance upon the exercise, conversion or exchange of outstanding securities) by the affirmative vote of the majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally on the election of directors, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Common Stock or Preferred Stock voting separately as a class or series shall be required therefor.

Common Stock

Voting Power

Except as may otherwise be provided in our Charter, in a preferred stock designation or by applicable law, each stockholder shall be entitled to one vote for each share of Common Stock held by that stockholder. Except as may otherwise be provided in our Charter (including any preferred stock designation), the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which stockholders are entitled to vote.

Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to our Charter (including any preferred stock designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to our Charter (including any preferred stock designation) or pursuant to the DGCL.

Dividends

Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of Preferred Stock in any dividends, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of Preferred Stock in any dividends, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding-up of the Company shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Company.

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Preemptive or Other Rights

The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Election of Directors

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock will possess all voting power for the election of our directors and all other matters requiring stockholder action. Cumulative voting is prohibited. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

PIPE Preferred Stock and PIPE Warrants

In connection with the PIPE Transaction, the Company issued approximately 17,376 shares of PIPE Preferred Stock, 99,292,858 Series A Warrants and 99,292,858 Series B Warrants pursuant to the Securities Purchase Agreements.

The PIPE Preferred Stock have a stated value of $1,000 per share and are convertible to shares of Common Stock at a price of $0.175 per share. The PIPE Warrants are exercisable at a price of $0.21 per share (or $6.00 per share after the consummation of a reverse stock split of the shares of Common Stock at a ratio of 1-28.57142857), subject to adjustments as provided under the terms of the PIPE Warrants. The PIPE Warrants are exercisable at any time until the expiration thereof, except that the PIPE Warrants cannot be exercised by a PIPE Investor if, after giving effect thereto, such PIPE Investor would beneficially own more than 4.99% (the “Maximum Percentage”) of the outstanding shares of Common Stock, which Maximum Percentage may be increased or decreased by the PIPE Investor, upon written notice to the Company, to any specified percentage not in excess of 9.99%. The Series A Warrants have a term of five years from the date of issuance, and the Series B Warrants have a term of one year from the date of issuance.

Subject to limited exceptions, a PIPE Investor will not have the right to convert any portion of their PIPE Preferred Stock if such PIPE Investor, together with its affiliates, would beneficially own in excess of 4.99% (or up to 9.99% at the election of the holder) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. After the six-month anniversary of the Closing Date, if there is no effective registration statement registering the resale of the shares of Common Stock issuable from the exercise of the PIPE Warrants, then the PIPE Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” pursuant to the terms therein.

Registration Rights Agreement

In connection with the Closing, we entered into the Registration Rights Agreement with the PIPE Investors pursuant to which the Company agreed to submit to or file with the SEC, within 45 calendar days after the Closing Date, a registration statement registering the resale of the shares of Common Stock underlying the PIPE Preferred Stock and PIPE Warrants (the “PIPE Resale Registration Statement”), and the Company agreed to use its best efforts to have the PIPE Resale Registration Statement declared effective as promptly as possible after the filing thereof but no later than ninety (90) calendar days (or one hundred twenty (120) calendar days if the SEC notifies the Company that it will review the PIPE Resale Registration Statement) following the Closing Date.

Dividends

The Company did not pay any cash dividends on its Common Stock prior to the Merger. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Merger. The payment of any cash dividends subsequent to the Merger is within the discretion of our Board at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Registrar

The transfer agent for our Common Stock is VStock Transfer, LLC. The transfer agent’s telephone number and address is (212) 828-8436 and 18 Lafayette Place, Woodmere, NY 11598.

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Restrictions on Resale of Securities

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under our A&R LTIP Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the A&R LTIP Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

Transfer Restrictions

Certain of the PIPE Investors are subject to certain restrictions on transfer until the termination of applicable lock-up periods.

In connection with the Closing, the Company entered into multiple lock-up agreements with the holders of the Series B Preferred Stock, Series C Preferred Stock, Original Debentures and a $500,000 convertible promissory note (collectively, the “Lock-up Holders”) that participated in the PIPE that impose limitations on any sale of an aggregate of 50% of their shares of Common Stock until 120 days after the Closing (the “50% Lock-up”), subject to certain exceptions. Additionally, the Lock-up Holders agree, subject to the 50% Lock-up, to effect only open market sales and not to sell an aggregate daily amount of shares of Common Stock exceeding 1%, for every $100,000 invested in the PIPE by such Lock-up Holder, of the average daily volume of the trading day on which the open market sales of the shares of Common Stock occurs.

In addition, the Company entered into a lock-up agreement with John D. Maatta that imposes limitations on any sale of shares of Common Stock until 180 days after the Closing, subject to certain exceptions.

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Plan of Distribution

We are registering the resale by the Selling Stockholders of up to 1,465,363 shares of Common Stock and 297,878,574 shares of Common Stock issuable upon the conversion of PIPE Preferred Stock and exercise of PIPE Warrants. The Selling Stockholders may offer and sell, from time to time, the shares of Common Stock and the shares of Common Stock underlying their respective shares of PIPE Preferred Stock and PIPE Warrants covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all discounts and commissions, if any, attributable to their sale of shares of our Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable listing exchange;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make an in-kind distribution of its shares of Common Stock to its members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Common Stock pursuant to the distribution through this registration statement.

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In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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Legal Matters

The validity of the securities offered by this prospectus will be passed upon for the Company by Vinson & Elkins L.L.P.

Experts

The consolidated financial statements of Prairie Operating Co. (formerly known as Creek Road Miners, Inc.) as of and for the years ended December 31, 2022 and 2021 included in this prospectus and registration statement have been audited by MaughanSullivan LLC (“MaughanSullivan”), an independent registered public accounting firm at the time of such audit, as stated in their report appearing herein. The report for the fiscal year ended December 31, 2022 contained an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Prairie Operating Co., LLC as of December 31, 2022 and for the period from June 7, 2022 (inception) through December 31, 2022 included in this prospectus and registration statement have been audited by Ham, Langston & Brezina, LLP (“HL&B”), an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of Prairie’s possible reserves as of August 1, 2023 and related information included or attached hereto have been prepared based on reports by Collarini Energy Experts, an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Change in Auditor

On May 30, 2023, the Audit Committee of the Board approved the resignation of MaughanSullivan, the Company’s then independent registered public accounting firm, from its role as the Company’s independent registered public accounting firm. Neither the Audit Committee of the Board nor the Board took part in MaughanSullivan’s decision to resign. On May 30, 2023, the Audit Committee of the Board approved the engagement of HL&B as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023.

The audit reports of MaughanSullivan on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the fiscal year ended December 31, 2022 contained an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period through March 31, 2023, (i) there were no disagreements with MaughanSullivan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to MaughanSullivan’s satisfaction, would have caused MaughanSullivan to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021, and for the subsequent interim period through May 30, 2023, neither the Company nor anyone on its behalf consulted HL&B regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that HL&B concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.prairieopco.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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Index to Financial Statements

Prairie Operating Co. — Condensed Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of June 30, 2023 (unaudited) and December 31, 2022	F-2
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2023 and the period from June 7, 2022 (date of inception) through June 30, 2022 (unaudited)	F-3
Condensed Consolidated Statements of Members’/Stockholders’ Equity (Deficit) for Six Months Ended June 30, 2023 and the period from June 7, 2022 (date of inception) through June 30, 2022 (unaudited)	F-4
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2023 and the period from June 7, 2022 (date of inception) through June 30, 2022 (unaudited)	F-5
Notes to Condensed Consolidated Financial Statements (unaudited)	F-6

Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) — Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB 366)	F-21
Consolidated Balance Sheets as of December 31, 2022 and 2021	F-22
Consolidated Statements of Operations for the Years Ended December 31, 2022 and 2021	F-23
Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2022 and 2021	F-24
Consolidated Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-26
Notes to Consolidated Financial Statements	F-28

Prairie Operating Co., LLC — Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB 298)	F-58
Balance Sheet as of December 31, 2022	F-59
Statement of Operations for the period from June 7, 2022 (date of inception) through December 31, 2022	F-60
Statement of Members’ Deficit for the period from June 7, 2022 (date of inception) through December 31, 2022	F-61
Statement of Cash Flow for the period from June 7, 2022 (date of inception) through December 31, 2022	F-62
Notes to Financial Statements	F-63

F-1

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$8,551,483	$79,845
Accounts receivable	94,649	—
Prepaid expenses	381,263	—
Total current assets	9,027,395	79,845

Property and equipment:
Oil and natural gas properties, successful efforts method of accounting ($3,189,031 excluded from amortization at June 30, 2023)	3,189,031	—
Cryptocurrency mining equipment	4,293,422	—
Less: Accumulated depreciation, depletion and amortization	(132,851)	—
Total property and equipment, net	7,349,602
Deposits on mining equipment	150,000	—
Deferred transaction costs	—	1,760,665
Total assets	$16,526,997	$1,840,510

Liabilities and Members’/Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,407,449	$2,219,946
Accrued interest and expenses – related parties	19,333	2,084
Secured convertible debenture (related party)	1,361,000	—
Secured convertible debenture	1,361,000	—
Total current liabilities	7,148,782	2,222,030

Long-term liabilities:
SBA loan payable	150,000	—
Other long-term liabilities – share issuance obligation	1,235,823	—
Total long-term liabilities	1,385,823	—
Total liabilities	8,534,605	2,222,030

Commitments and contingencies (Note 9)

Members’ deficit	—	(381,520)
Stockholders’ equity:
Preferred stock; 50,000,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 50,000 shares authorized and 21,799 shares issued and outstanding at June 30, 2023; zero shares authorized, issued and outstanding at December 31, 2022	218	—
Common stock; $0.01 par value; 500,000,000 shares authorized and 175,961,698 shares issued and outstanding at June 30, 2023; zero shares authorized, issued and outstanding at December 31, 2022	1,759,617	—
Additional paid-in capital	27,218,567
Accumulated deficit	(20,986,010)	—
Total stockholders’ equity	7,992,392	—
Total liabilities and members’/stockholders’ equity	$16,526,997	$1,840,510

See notes to unaudited condensed consolidated financial statements

F-2

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	June 7, 2022 (date of inception) through	Six Months Ended	June 7, 2022 (date of inception) through
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue:
Cryptocurrency mining	$179,318	$—	$179,318	$—

Operating costs and expenses:
Cryptocurrency mining costs	93,244	—	93,244	—
Depreciation and amortization	132,851	—	132,851	—
General and administrative	2,857,471	32,723	2,921,863	32,723
Impairment of cryptocurrency mining equipment	16,794,688	—	16,794,688	—
Total operating expenses	19,878,254	32,723	19,942,646	32,723
Loss from operations	(19,698,936)	(32,723)	(19,763,328)	(32,723)

Other income (expense):
Interest income	43,037	—	43,037	—
Interest expense	(43,719)	—	(43,719)	—
Loss on adjustment to fair value - AR Debentures	(741,000)	—	(741,000)	—
Loss on adjustment to fair value - Obligation Shares	(706,185)	—	(706,185)	—
Total other income (expense)	(1,447,867)	—	(1,447,867)	—

Loss from operations before provision for income taxes	(21,146,803)	(32,723)	(21,211,195)	(32,723)
Provision for income taxes	—	—	—	—
Net loss	$(21,146,803)	$(32,723)	$(21,211,195)	$(32,723)

Loss per common share:
Basic	$(0.19)	$—	(0.38)	—
Diluted	$(0.19)	$—	(0.38)	—
Weighted average common shares outstanding:
Basic	112,151,412	—	56,385,516	—
Diluted	112,151,412	—	56,385,516	—

See notes to unaudited condensed consolidated financial statements

F-3

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Statements of Members’/Stockholders’ Equity (Deficit)

(Unaudited)

	Members’ Deficit	Shareholders’ Equity
	Members’	Series D Preferred Stock Par value $0.01		Common Stock Par value $0.01		Additional Paid In	Accumulated	Stockholders’ Equity
	Deficit	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2022	$(381,520)	—	$—	—	$—	$—	$—	$—

Net loss	(64,392)	—	—	—	—	—	—	—

Balance, March 31, 2023	(445,912)	—	—	—	—	—	—	—
Net loss from April 1, 2023 through May 3, 2023	(160,793)	—	—	—	—	—	—	—
Conversion of membership interests	606,705	—	—	65,647,676	656,477	(1,263,182)	—	(606,705)
Issuance of common stock to former stockholders of Creek Road Miners upon Merger	—	—	—	110,314,022	1,103,140	8,825,122	—	9,928,262
Issuance of Series D preferred stock	—	17,376	174	—	—	16,447,475	—	16,447,649
Issuance to holders of Convertible Debentures for settlement of Creek Road Miners liabilities	—	4,423	44	—	—	3,209,152	—	3,209,196

Net loss from May 4, 2023 through June 30, 2023	—	—	—	—	—	—	(20,986,010)	(20,986,010)

Balance, June 30, 2023	$—	21,799	$218	175,961,698	$1,759,617	$27,218,567	$(20,986,010)	$7,992,392

Members’ Deficit

Balance, June 7, 2022 (date of inception)	$—

Net loss	(32,723)

Balance, June 30, 2023	$(32,723)

See notes to unaudited condensed consolidated financial statements

F-4

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,	June 7, 2022 (date of inception) through June 30,
	2023	2022
Cash flow from operating activities:
Net loss	$(21,211,195)	$(32,723)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	132,851	—
Impairment of cryptocurrency mining equipment	16,794,688	—
Loss on adjustment to fair value - AR Debentures	741,000	—
Loss on adjustment to fair value - Obligation Shares	706,185	—
Changes in operating assets and liabilities:
Accounts receivable	(86,635)	—
Prepaid expenses	(317,468)	—
Accounts payable and accrued expenses	(1,837,050)	32,723
Accrued interest and expenses – related parties	17,249	—
Net cash used in operating activities	(5,060,375)	—

Cash flow from investing activities:
Cash acquired in connection with the Merger	42,360	—
Acquisition of unproved oil and gas properties	(3,000,000)	—
Transaction expenses related to the Merger	(308,452)	—
Additions to mining equipment	(169,097)	—
Net cash used in investing activities	(3,435,189)	—

Cash flow from financing activities:
Proceeds from the issuance of Series D preferred stock and warrants	17,376,250	—
Financing costs associated with issuance of Series D preferred stock	(409,048)	—
Net cash provided by financing activities	16,967,202	—

Net increase (decrease) in cash and cash equivalents	8,471,638	—
Cash and cash equivalents, beginning of period	79,845	—
Cash and cash equivalents, end of period	$8,551,483	$—

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$9,503	$—

Supplemental disclosures of noncash investing and financing activity:
Deferred transaction costs associated with the Merger and Exok Transaction	$—	$227,182
Deferred transaction costs associated with the PIPE Transaction	$—	$13,163
Cryptocurrency mining equipment and deposits acquired in the Merger	$20,760,560	—
Secured convertible debentures assumed in the Merger	$1,981,000	—
SBA loan payable acquired assumed in the Merger	$150,000	—
Membership interests converted into shares of common stock	$(606,705)	$—
Common stock issued at Merger	$9,928,262	$—
Series D Preferred stock issued at Merger	$3,209,196	$—
Deferred transaction costs capitalized to oil and natural gas properties	$189,031	$—
Deferred transaction costs associated with financing	$519,533	$—

See notes to unaudited condensed consolidated financial statements

F-5

Prairie Operating Co. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2023

(Unaudited)

Note 1. Organization, Description of Business and Basis of Presentation

Organization

On May 3, 2023, we changed our name from Creek Road Miners, Inc. to Prairie Operating Co. (the “Company,” “we,” “us” or “our”) in connection with the Merger (as defined below). The Company was incorporated in Delaware on May 2, 2001. The Company is an independent energy company engaged in oil, natural gas and NGLs development, exploration and production (“E&P”). The Company is also a crypto company focused on cryptocurrency mining (“Cryptocurrency Mining”). Prairie Operating Co. operates in two segments: E&P and Cryptocurrency Mining.

The Merger Agreement and Related Transactions

On May 3, 2023, Prairie Operating Co., a Delaware corporation formerly named Creek Road Miners, Inc., completed its previously announced merger with Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie LLC”), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023 (the “Merger Agreement,” and the closing thereunder, the “Closing”), by and among the Company, Creek Road Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Prairie LLC, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Merger”). Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Upon the Merger, membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of common stock of the Company, par value $0.01 per share (“Common Stock”).

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok, Inc.’s, an Oklahoma corporation (“Exok”), right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres (the “Exok Assets”) from Exok for $3,000,000 pursuant to the Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023, by and among the Company, Prairie LLC and Exok (the “Exok Transaction”).

To fund the Exok Transaction, the Company received an aggregate of $17.3 million in proceeds from a number of investors (the “PIPE Investors”), and the PIPE Investors were issued Series D preferred stock, par value $0.01 per share (“Series D Preferred Stock”), with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share (the “PIPE Preferred Stock”), and 100% warrant coverage for each of Series A warrants to purchase shares of Common Stock (the “Series A Warrants”) and Series B warrants to purchase shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “PIPE Warrants”), in a private placement pursuant (the “PIPE Transaction”) to securities purchase agreements entered into with each PIPE Investor (collectively, the “Securities Purchase Agreements”).

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 3 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. At the date of the Merger, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

F-6

Description of Business

E&P

We are engaged in the development, exploration and production of oil, natural gas, and NGLs with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. All of the Company’s E&P assets were acquired in the Exok Transaction and consist of certain oil and gas leasehold interests with no existing oil and gas production or revenue. Our current activities are focused on obtaining requisite permits to begin drilling wells and, as such, we have no current drilling or completion operations.

Cryptocurrency Mining

Our mining operations commenced on May 3, 2023 concurrent with the Merger. Currently, we generate all our revenue through our cryptocurrency mining activities from assets we acquired in the Merger. We use special cryptocurrency mining computers (known as “miners”) to solve complex cryptographic algorithms to support the Bitcoin blockchain. Miners measure their processing power, which is known as “hashing” power, in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” We do not own, control or take custody of Bitcoin; rather, our service provider retains all Bitcoin rewards and remits net revenue from cryptocurrency mining to us in the form of US dollars.

All of our miners were manufactured by Bitmain, and incorporate application-specific integrated circuit (ASIC) chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm (SHA-256) in return for Bitcoin cryptocurrency rewards. As of June 30, 2023, we had 510 Bitmain S19J Pro miners with 51.0 Ph/s of hashing capacity, 270 Bitmain S19 miners with 24.3 Ph/s of hashing capacity, and 606 Bitmain S19 XP miners with 84.2 Ph/s of hashing capacity.

At May 3, 2023, the assets acquired by the Company from Creek Road Miners, Inc. included 606 Bitmain S19 XP miners for which deposits had been made and were located in Asia. Such miners have now been shipped to the Company in the United States and were deployed for use in cryptocurrency mining operations on June 28, 2023.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These interim condensed consolidated financial statements should be read in conjunction with Prairie LLC’s financial statements and notes thereto for the fiscal year ended December 31, 2022 and included in the Company’s Form 8-K/A filed on June 16, 2023. The condensed consolidated balance sheet as of December 31, 2022 included herein was derived from the audited consolidated financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company’s financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results. The Company evaluates subsequent events through the date the financial statements are issued.

F-7

Going Concern Analysis

The Company had a net loss of $21.1 million for the three months ended June 30, 2023. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to achieve profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve or sustain profitability on a quarterly or annual basis. On June 30, 2023, we had cash and cash equivalents of $8.6 million, a working capital surplus of approximately $1.9 million, and an accumulated deficit of approximately $21.0 million.

The assessment of the liquidity and going concern requires the Company to make estimates of future activity and judgments about whether the Company can meet its obligations and has adequate liquidity to operate. Significant assumptions used in the Company’s forecasted model of liquidity in the next 12 months include its current cash position, inclusive of the impacts from the Merger and related transactions discussed above, and its ability to manage spending. Based on an assessment of these factors, management believes that the Company will have adequate liquidity for its operations for at least the next 12 months.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the matters discussed herein.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

These estimates and assumptions include estimates for reserves of uncollectible accounts, accruals for potential liabilities, estimates and assumptions made in valuing assets and debt instruments issued in the Merger, and realization of deferred tax assets.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company does not anticipate incurring any losses related to these credit risks.

Cash and Cash Equivalents

Cash and cash equivalents are defined by the Company as short-term, highly liquid investments that have an original maturity of three months or less and deposits in money market mutual funds that are readily convertible into cash. Management considers cash and cash equivalents to have minimal credit and market risk. The Company had $8,551,483 and $79,845 in cash and cash equivalents as of June 30, 2023 and December 31, 2022, respectively.

Accounts Receivable

Accounts receivable represents revenue recognized, but for which payment has not yet been received. No allowance for doubtful accounts was recorded as of June 30, 2023 and December 31, 2022.

Property and equipment

E&P: We follow the successful efforts method of accounting for our oil and natural gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, expiration of unproved leasehold, delay rentals and exploration overhead are expensed as incurred. All costs related to production, general corporate overhead and similar activities are also expensed as incurred. All property acquisition costs and development costs are capitalized when incurred.

F-8

Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized and are classified as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that find reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory drilling costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operational viability of the project. If we determine that future appraisal drilling or development activities are unlikely to occur, associated suspended exploratory well costs are expensed. In some instances, this determination may take longer than one year. We review the status of all suspended exploratory drilling costs quarterly. Costs to develop proved reserves, including the costs of all development wells and related equipment used in the production of natural gas and oil are capitalized.

Costs of drilling and equipping successful wells, costs to construct or acquire facilities, and associated asset retirement costs are depreciated using the unit-of-production (“UOP”) method based on total estimated proved developed oil and natural gas reserves. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved properties, are depleted using the UOP method based on total estimated proved developed and undeveloped reserves.

Proceeds from the sales of individual oil and natural gas properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depreciation, depletion and amortization, if doing so does not materially impact the depletion rate of an amortization base. Generally, no gain or loss is recognized until an entire amortization base is sold. However, a gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base.

When circumstances indicate that the carrying value of proved oil and natural gas properties may not be recoverable, we compare unamortized capitalized costs to the expected undiscounted pre-tax future cash flows for the associated assets grouped at the lowest level for which identifiable cash flows are independent of cash flows of other assets. If the expected undiscounted pre-tax future cash flows, based on our estimate of future crude oil and natural gas prices, operating costs, anticipated production from proved reserves and other relevant data, are lower than the unamortized capitalized costs, the capitalized costs are reduced to fair value. Fair value is generally estimated using the income approach described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 820, Fair Value Measurements. If applicable, we utilize prices and other relevant information generated by market transactions involving assets and liabilities that are identical or comparable to the item being measured as the basis for determining fair value. The expected future cash flows used for impairment reviews and related fair value measurements are typically based on judgmental assessments of commodity prices, pricing adjustments for differentials, operating costs, capital investment plans, future production volumes, and estimated proved reserves, considering all available information at the date of review. These assumptions are applied to develop future cash flow projections that are then discounted to estimated fair value, using a market-based weighted average cost of capital.

Cryptocurrency Mining: Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 2 to 5 years. Leasehold improvements are amortized over the shorter of the useful lives of the related assets, or the lease term. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the consolidated statements of operations.

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

F-9

Cryptocurrency Mining assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of ASC 360-10 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis.

Fair value of financial instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a consistent framework for measuring fair value, and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 valuations – Consist of observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

Level 2 valuations – Consist of observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.

Level 3 valuations – Consist of unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

The carrying amounts and estimated fair values of the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2023 and December 31, 2022 were as follows:

	June 30, 2023		December 31, 2022
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$8,551,483	$8,551,483	$79,845	$79,845
Senior convertible debentures	2,722,000	2,722,000	—	—
SBA loan	150,000	150,000	—	—
Share issuance liability	1,235,823	1,235,823	—	—

The carrying values of accounts receivable, other current assets, accounts payable and other current liabilities on the consolidated balance sheets approximate fair value because of their short-term nature. For debt and obligation share liability, the following methods and assumptions were used to estimate fair value:

Debt: The fair value of the Company’s AR Debentures (defined below) are based on a widely accepted valuation methodology that utilizes (i) the Company’s common stock price, (ii) value of the debt component and, (iii) the value of the equity component. The key unobservable inputs in the valuation model are the volatility that is appropriate to use in the Company stock price and the yield that is appropriate for the Company. These inputs could change significantly and result in significantly higher or lower fair values at different measurement dates. The Company considers the fair value of its debt to be a Level 3 measurement on the fair value hierarchy.

Share issuance liability: The fair value of the Obligation Shares (defined below) are based on the quoted price of the Company’s common stock and, as such, is a Level 1 measurement on the fair value hierarchy.

Assets and liabilities measured at fair value on a recurring basis as of June 30, 2023 are summarized below. There were no assets and liabilities measured at fair value on a recurring basis as of December 31, 2022.

	June 30, 2023
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs Not Corroborated by Market Data (Level 3)	Assets (Liabilities) at Fair Value
Senior convertible debentures	$—	$—	$2,722,000	$2,722,000
Share issuance liability	1,235,823	—	—	1,235,823

The significant unobservable inputs used in the Level 3 fair value measurement of the senior convertible debentures as of May 3, 2023 (date of the Merger) and June 30, 2023 and their values are as follows:

	May 3, 2023	June 30, 2023
Volatility	75%	75%
Yield	20.00%	19.35%

Volatility was estimated using stock price volatility of the Company and a set of peer companies over a lookback period equal to the time to maturity. Yields were estimated using a range of 15.00% to 25.00% at May 3, 2023 and 14.35% to 24.35% at June 30, 2023.

The table below provides a summary of changes in the fair value of the Company’s Level 3 liabilities for the three and six months ended June 30, 2023. There were no Level 3 liabilities in the period from June 7, 2022 (date of inception) through June 30, 2022.

Balance at December 31, 2022	$—
Senior convertible debentures assumed in the Merger	1,981,000
Losses reported in earnings	741,000
Balance at June 30, 2023	$2,722,000

F-10

Commitments and Contingencies

The Company recognizes a liability for loss contingencies when it believes it is probable a liability has been incurred, and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount the Company accrues the minimum amount in the range. The Company has not recorded any such liabilities as of June 30, 2023 and December 31, 2022.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company’s Cryptocurrency Mining assets that are in service are operating under a contract with Atlas Power Hosting, LLC (“Atlas”) whereby Atlas hosts, operates, and manages the Company’s assets. The Company receives payment in U.S. dollars for the daily net mining revenue representing the dollar value of the cryptocurrency award generated less power and other costs. The Company does not currently receive or own cryptocurrencies under this contract.

Fair value of any cryptocurrency award received is determined using the market rate of the related cryptocurrency at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Cryptocurrency Mining Costs

The Company’s cryptocurrency mining costs consist primarily of direct costs under the Atlas contract described above, but exclude depreciation and amortization, which are separately stated in the Company’s consolidated statements of operations.

Income taxes

We account for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-11

Earnings (Loss) Per Common Share

The two-class method of computing earnings per share is required for entities that have participating securities. The two-class method is an earnings allocation formula that determines earnings per share for participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. Our Series D Preferred Stock and AR Debentures are participating securities.

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) attributable to common stock holders by the weighted average number of shares of common stock outstanding each period. Dilutive EPS is calculated by dividing adjusted net income (loss) attributable to common stock holders by the weighted average number of shares of common stock outstanding each period, which includes the effect of potentially dilutive securities. Potentially dilutive securities for the diluted EPS calculation consists of (i) AR Debentures, (ii) Obligation Shares (defined below), (iii) Series D Preferred Stock, (iv) warrants for common stock and (v) exercisable common stock options.

Basic and diluted earnings (loss) attributable to common stockholders is the same for the three months and six months ended June 30, 2023 because the Company has only incurred losses and all potentially dilutive securities are anti-dilutive. Potentially dilutive securities that were not included in the computation of diluted earnings (loss) attributable to common stockholders at June 30, 2023 because their inclusion would be anti-dilutive are as follows:

Potentially Dilutive Security	Quantity	Stated Value Per Share	Total Value or Stated Value	Assumed Conversion Price	Resulting Common Shares
Common stock options(1)	8,202,500	$—	$—	$—	202,500
Common stock warrants	200,126,815	—	—	—	200,126,815
Obligation Shares	5,884,872	—	—	—	5,884,872
AR Debentures	—	—	2,000,000	0.175	11,428,571
Series D preferred stock	21,799	1,000	21,799,000	0.175	124,567,143

Total					342,209,901

(1)	Includes the Merger Options, which were not exercisable as of June 30, 2023 (see Note 12).

Related Parties

The Company follows ASC 850-10, Related Parties, for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-12

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3. Purchase Price Allocation

Under the terms of the Merger, the Company issued 65,647,676 shares of common stock to the members of Prairie LLC in exchange for all of the membership interests of Prairie LLC. Additionally and as a condition of the Merger, 4,423 shares of Series D Preferred Stock were issued to holders of the AR Debentures.

The purchase price is calculated based on the fair value of the common stock that the Company’s stockholders immediately prior to the Merger own after the Merger and the fair value of the Series D Preferred Stock issued to the holders of the AR Debentures. With no active trading market for membership interests of Prairie LLC, the fair value of the common stock represents a more reliable measure of the fair value of consideration transferred in the Merger and because it is based upon a quoted price in an active market it is a Level 1 fair value calculation. The fair value of the 4,423 shares of Series D Preferred Stock was determined using a valuation model with unobservable inputs and is a Level 3 fair value calculation.

The total purchase price and allocated purchase price is summarized as follows:

Number of shares of common stock of the combined company owned by the Company’s stockholders immediately prior to the merger (1)	110,314,022
Multiplied by the fair value per share of common stock (2)	$0.09
Fair value of the Company’s pre-Merger common stock	9,928,262

Number of shares of Series D Preferred Stock at to effectuate the Merger	4,423
Multiplied by the fair value per share (3)	$725.57
Fair value of Series D Preferred Stock issued as consideration	3,209,196

Prairie LLC Transaction costs (4)	2,032,696
Purchase price	$15,170,154

(1)	For purposes of this unaudited pro forma combined financial information, 110,314,022 represents the historical shares of the common stock outstanding immediately prior to the closing of the Merger on May 3, 2023.

(2)	Based on the last reported sale price of the common stock on OTC Capital Markets on May 3, 2023, the closing date of the Merger (the “Closing Date”).

(3)	Fair value calculated as described above on May 3, 2023.

(4)	Prairie LLC transaction costs consist primarily of legal expenses incurred by Prairie LLC. The transaction costs have been reflected as an increase in the purchase price.

F-13

The purchase price for the Merger was allocated to the net assets acquired on the basis of relative fair values. The fair values of the current assets acquired and current liabilities (excluding the convertible debentures) assumed in the Merger were determined to approximate carrying value of their short-term nature. The fair values of the mining equipment were determined using estimated replacement values of the same or similar equipment and, as such, are Level 3 fair value calculations. The fair values of the secured convertible debentures, SBA loan, and share issuance liability were calculated as described above. The following summarizes the allocation of the purchase price to the net assets acquired.

Purchase Price Allocation:	May 3, 2023
Cash and cash equivalents	$42,360
Accounts receivable	8,014
Prepaid expenses	63,795
Mining equipment (1)	18,140,874
Deposits on mining equipment	2,928,138
Accounts payable and accrued expenses	(3,352,389)
Secured convertible debentures	(1,981,000)
SBA loan payable	(150,000)
Share issuance liability	(529,638)
Net assets acquired	$15,170,154

(1)	In accordance with GAAP for asset acquisitions, the excess purchase price over the fair value of the acquired assets and liabilities was ascribed to the property and equipment acquired. See Note 4 below for additional discussion of the subsequent impairment recognized.

Note 4. Property and Equipment

Property and equipment consisted of the following:

	June 30, 2023	December 31, 2022
E&P
Proved properties	$—	$—
Unproved properties	3,189,031	—
Total capitalized costs	3,189,031	—
Less: Accumulated depreciation, depletion and amortization	—	—
Net capitalized costs	$3,189,031	$—

Cryptocurrency Mining
Cryptocurrency miners	$4,146,687	$—
Mobile data centers	146,735	—
Total	4,293,422	—
Less: Accumulated depreciation	(132,851)	—
Net, property and equipment	$4,160,571	$—

Pursuant to the Exok Agreement, the Company has the option to purchase until August 15, 2023, approximately 20,327 net mineral acres in, on and under approximately 32,695 additional gross acres from Exok for a purchase price of $22,182,000, payable in (a) $18,000,000 in cash and (b) $4,182,000 in total equity consideration, consisting of (1) a number of shares of common stock equal to the quotient of $4,182,000 divided by the volume weighted average price for shares of common stock for twenty (20) consecutive trading days ending on the date such option is exercised by the Company and (2) an equal number of warrants to purchase shares of common stock (the “Exok Option”).

In conjunction with the Merger, the Company recorded the Cryptocurrency Mining equipment assumed in the Merger. In accordance with GAAP for asset acquisitions, the excess purchase price over the fair value of the acquired assets and liabilities was ascribed the property and equipment acquired. Due to the significant excess purchase price being allocated over the fair value of the acquired property and equipment, the Company determined that an indicator of impairment was present. The Company therefore recognized an impairment of $16.6 million to bring the carrying amount of the acquired property and equipment down to its estimated fair value of $1.5 million. Additionally and upon the receipt of Cryptocurrency Mining equipment and transfer from deposits to property and equipment (See Note 5), the Company recognized an additional impairment of $0.2 million related to shipping and customs fees on this equipment incurred subsequent to the Merger.

F-14

Note 5. Deposits on Cryptocurrency Mining Equipment

Deposits on cryptocurrency mining equipment, consisted of the following:

	Cryptocurrency Miners	Mobile Data Centers	Total
May 3, 2023	$2,778,138	$150,000	$2,928,138
Deposits on equipment during the period	—	—	—
Equipment delivered and transferred to mining equipment	(2,778,138)	—	(2,778,138)
June 30, 2023	$—	$150,000	$150,000

All deposits resulted from the Merger and there were no such deposits as of December 31, 2022.

Note 6. Accounts Payable and Accrued Expenses

The following table provides detail of the Company’s accounts payable and accrued expenses for the periods presented:

	June 30, 2023	December 31, 2022
Accounts payable	$1,604,526	$—
Accrued legal and accounting fees	2,442,295	2,219,646
Accrued interest	26,301	—
Other	334,327	300
Accounts payable and accrued expenses	$4,407,449	$2,219,946

Accrued interest and expenses – related parties	$19,333	$2,084

Note 7. Related Party Transactions

Merger Consideration

At the effective time of the Merger (the “Effective Time”), Edward Kovalik (Chief Executive Officer and Chairman) and Gary C. Hanna (President and Director) were each issued 32,823,838 shares of Common Stock as merger consideration pursuant to the Merger Agreement.

PIPE

Bristol Investment Fund, Ltd. (“Bristol Investment Fund”), an entity affiliated with Paul L. Kessler, a director of the Company, purchased $1,250,000 of Series D Preferred Stock and PIPE Warrants in the PIPE Transaction. First Idea Ventures LLC, an entity affiliated with Jonathan H. Gray, a director of the Company, purchased $750,000 of Series D Preferred Stock and PIPE Warrants in the PIPE Transaction.

Stockholders Agreement

Prior to the Effective Time, the Company, Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), Paul L. Kessler, Gary C. Hanna and Edward Kovalik entered into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which the parties agreed to use reasonable best efforts, including taking certain necessary actions, to cause the Board to cause certain nominees to be elected to serve as a director on the Board under the following conditions: (i) one nominee designated by Bristol Capital Advisors and Paul L. Kessler, collectively, so long as Bristol Capital Advisors, Paul L. Kessler and their respective affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (ii) four nominees designated by Gary C. Hanna and Edward Kovalik (the “Prairie Members”) so long as the Prairie Members and their affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (iii) three nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 40% (but less than 50%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (iv) two nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 30% (but less than 40%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; and (v) one nominee designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 20% (but less than 30%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date.

Lock-up Agreements

In connection with the Closing, the Company entered into lock-up agreements with the Prairie Members, Paul Kessler, John D. Maatta, Michael Breen (former director), Alan Urban (former Chief Financial Officer) and Scott Sheikh (former Chief Operating Officer and General Counsel), that impose limitations on any sale of shares of Common Stock until 180 days after the Closing, subject to certain exceptions.

In addition, the Company entered into a lock-up agreement with Bristol Investment Fund that impose limitations on any sale of an aggregate of 50% of its shares of Common Stock until 120 days after the Closing, subject to certain exceptions, and Bristol Investment Fund agreed, subject to such lock-up, to effect only open market sales and not to sell an aggregate daily amount of shares of Common Stock exceeding 1%, for every $100,000 invested in the PIPE Transaction, of the average daily volume of the trading day on which the open market sales of the shares of Common Stock occurs.

Amended and Restated Senior Secured Convertible Debenture and Amended and Restated Security Agreement

In connection with the Closing, the Company entered into the AR Debentures as further described in Note 8.

Amended and Restated Non-Compensatory Option Agreement

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into non-compensatory options to acquire an aggregate of 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and BOKA Energy LP, a third-party investor as further described in Note 12.

Reimbursements

Following the Merger, on May 5, 2023, the Board approved a one-time payment of $250,000 for each of Edward Kovalik and Gary Hanna as former members of Prairie LLC and Paul Kessler, former Chairman of the Company, and all current members of the Board of Directors. These payments were made in light of the significant unpaid time and resources expended by each of these parties to finalize the Merger, including extensive travel, due diligence, negotiation, structuring, legal management and investment banking disciplines.

Note 8. Debt

Amended and Restated Senior Secured Convertible Debentures

In connection with the Merger, the Company entered into debentures due December 31, 2023 with each of Bristol Investment Fund, Ltd. (“Bristol”) and Barlock 2019 Fund, LP (“Barlock”), in the principal amount of $1,000,000 (“AR Debentures”). Bristol is controlled by Paul L. Kessler who was the Executive Chairman of the Company at the time of the Merger and is a current member of our Board of Directors. Barlock is controlled by Scott D. Kaufman who is a former President, Chief Executive Officer, and Director of the Company. The AR Debentures will accrue interest on the aggregate unconverted and then outstanding principal amount of the debentures at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on May 3, 2023, (ii) each date the AR Debentures are converted into common stock (as to that principal amount then being converted), (iii) the day that is at least five trading days following the Company’s notice to redeem some or all of the then outstanding principal of the AR Debentures (only as to that principal amount then being redeemed), which may be provided at any time after the Company’s common stock is listed or quoted for trading on the NYSE American (or any successor thereto) or any other national securities exchange (the “Uplisting”) , and (iv) the maturity date.

The AR Debentures are convertible into shares of common stock at any time at the option of the applicable holder, at an initial conversion price of $0.175 per share (as adjusted, the “Conversion Price”), provided, however, from and after an event of default, the Conversion Price shall be equal to the lesser of (i) the then Conversion Price and (ii) 50% of the average of the three lowest trade prices during the 20 trading days immediately prior to the date on which such conversion shall be effected. The initial Conversion Price is subject to adjustments in connection with, among other things, (i) the Company’s issuance of additional shares of common stock, or securities convertible into or exercisable for additional shares of common stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of common stock. The number of common shares issuable upon a conversion is determined by dividing the outstanding principal amount by the Conversion Price. At June 30, 2023, such a conversion would have resulted in the issuance of 11,428,571 common shares. The price of the Company’s common shares on the OTCQB closed at $0.21 per share on June 30, 2023.

F-15

At any time after the Uplisting, the Company may, upon written notice to the holders of the AR Debentures, repay some or all of the then outstanding principal amount in cash or, for a period of six months following the Closing, in kind by the transfer of ownership of Collateral (as defined below) with a fair market value equal to the amount being repaid.

If any events of default described in the AR Debentures occur, the outstanding principal amount of the AR Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the applicable holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the AR Debentures, the interest rate on the AR Debentures shall accrue at an interest rate equal to the lesser of 18% per annum and the maximum rate permitted under applicable law.

The AR Debentures include customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets (other than certain permitted liens), and entering into any transaction involving the repurchase of shares of Common Stock, except as permitted under the AR Debentures.

In connection with the Closing, the Company entered into the Amended and Restated Security Agreement with all of the subsidiaries of the Company and each of Bristol Investment Fund and Barlock, as holders of the AR Debentures, to reflect collateral as only certain cryptocurrency mining assets.

The Company determined that the AR Debentures contain certain features that require bifurcation and separate accounting as embedded derivatives. As such, the Company elected to initially and subsequently measure the AR Debentures in their entirety at fair value with changes in fair value recognized in earnings in accordance with ASC 815. The fair value of the AR Debentures increased to $2,722,000 at June 30, 2023 representing an increase of $741,000 from the date of the Merger, which is recognized in the condensed consolidated statements of operations for the three and six months ended June 30, 2023.

Interest accrued for AR Debentures was $38,667 and zero at June 30, 2023 and December 31, 2022, respectively.

SBA Loan

Upon the Merger, the Company assumed a loan agreement with the SBA. The loan accrues interest at a rate of 3.75% and will mature in June 2050. Interest accrued for this loan was $7,588 and zero at June 30, 2023 and December 31, 2022, respectively.

The following table summarizes the Company’s debt outstanding:

	As of
	June 30, 2023	December 31, 2022
Short-term debt
AR Debentures at fair value	$2,722,000	$—
Long-term debt
SBA Loan	150,000	—

Total debt	$2,872,000	$—

The following is a summary of scheduled debt maturities by year as of June 30, 2023:

2023	$2,001,613
2024	3,317
2025	3,444
2026	3,575
2027	3,711
Thereafter	134,340
$2,150,000

F-16

Note 9. Commitments and Contingencies

Russia – Ukraine Conflict

The Russia – Ukraine conflict is a global concern. The Company does not have any direct exposure to Russia or Ukraine through its operations, employee base, investments or sanctions. The Company does not receive goods or services sourced from those countries, does not anticipate any disruption in its supply chain and has no business relationships, connections to or assets in Russia, Belarus or Ukraine. No impairments to assets have been made due to the conflict. We are unable at this time to know the full ramifications of the Russia – Ukraine conflict and its effects on our business.

Office Leases

In June and July 2023, the Company entered into two leases for office space in Houston, Texas and Denver, Colorado. The term of both leases is July 2023 through June 2024 for a total commitment over this period of approximately $120,000. Due to lease terms of less than a year, these leases are not recorded on the balance sheet.

Note 10. Series D Preferred Stock

The Company has authorized 50,000 shares of Series D Preferred Stock with a par value of $0.01 and a stated value of $1,000. No dividends are to be paid other than in those in the same form as dividends actually paid on common stock other than any adjustments related to stock dividends or stock splits.

This Series D Preferred Stock has no voting rights. However, as long as any such shares are outstanding, the Company must seek approval from holders of Series D Preferred Stock of at least 66% of the then outstanding shares in order to (a) alter or change the powers, preferences or rights given to the Series D Preferred Stock in a materially adverse manner, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series D Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (d) increase the number of authorized shares of Series D Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Each share of Series D Preferred Stock is convertible at any time at the option of the holder into the number of shares of common stock determined by dividing the stated value of such share of $1,000 by $0.175, subject to adjustment by certain events as defined in the certificate of designation. If the average price of the Company’s common stock, as defined and calculated, for any 22 trading days during a 30 consecutive trading day period exceeds $0.2975, subject to adjustment, the Company can require conversion of the Series D Preferred Stock into common stock subject to certain conditions including stock trading volumes and existence of an effective registration statement for such converted shares.

At any time on or after May 3, 2025, the Company may also redeem some or all outstanding Series D Preferred Stock for $1,050 per share plus any accrued and unpaid dividends and any other amounts due in respect of the Series D Preferred Stock. Such redemption is subject to certain conditions including stock trading volumes and existence of an effective registration statement.

The Company received an aggregate of $17.3 million in proceeds from the PIPE Investors who were issued 17,376 shares of Series D preferred stock along with and 99,292,858 Series A warrants to purchase shares of the Company’s common stock (the “Series A Warrants”) and 99,292,858 Series B warrants to purchase shares of common stock (the “Series B Warrants” and together with the Series A Warrants, the “PIPE Warrants”). See further description of the PIPE Warrants in Note 12.

Additionally and upon the Merger, holders of the AR Debentures were issued 4,423 shares of Series D Preferred Stock. No warrants were issued with or are associated with these shares.

F-17

Note 11. Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and expansion. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue.

In conjunction with the closing of the Merger (i) 65,647,676 shares of common stock were issued to the former members of Prairie LLC in exchange for their membership interests in Prairie LLC and (ii) 110,314,022 shares of common stock were deemed issued to former stockholders of Creek Road Miners, Inc. As a result of the Merger and related transactions, the Company has the obligation to issue 5,884,872 shares of common stock (“Obligation Shares”). The fair value of this obligation increased $706,185 from the Merger to $1,235,823 at June 30, 2023. This change was recognized condensed consolidated statements of operations for the three and six months ended June 30, 2023.

At June 30, 2023, the Company had 500,000,000 common shares authorized and 175,961,698 common shares issued and outstanding. There are insufficient authorized and unissued shares for the Company to satisfy all of its commitments to deliver shares. The Company expects that it will have sufficient authorized and unissued shares at such time that its planned reverse stock split is approved and implement. Until such time and pursuant to the provisions of ASC 815-40, the Company has adopted a sequencing policy to determine how to allocate authorized and unissued shares among such commitments to deliver shares. The current sequence is (i) AR Debentures, (ii) Series B Warrants, (iii) Series A Warrants, (iv) Series D Preferred Stock, (v) Obligation Shares and (vi) Merger Options (defined below).

Note 12. Common Stock Options and Warrants

Legacy Options

Upon the Merger, the Company assumed 202,500 options to purchase shares of the Company’s common stock (the “Legacy Options”) with a weighted average exercise price of $0.25 per share. There were 202,500 Legacy Options outstanding at June 30, 2023 all of which expired on August 1, 2023.

Merger Options

On August 31, 2022, Prairie LLC entered into agreements with its members whereby each member was provided non-compensatory options to purchase a 40% membership interest in the Company for an aggregate purchase price of $1,000,000 per member. The non-compensatory options were sold for $80,000. The non-compensatory options only become exercisable in 25% increments upon the achievement of the following production milestones in barrels of oil equivalent per day (“BOE/D”): 2,500 BOE/D, 5,000 BOE/D, 7,500 BOE/D, and 10,000 BOE/D.

On May 3, 2023, prior to the closing of the Merger, Prairie LLC entered into a non-compensatory option purchase agreement with its members, Bristol Capital LLC and BOKA Energy LP, a third-party investor pursuant to which Bristol Capital LLC and BOKA Energy LP purchased non-compensatory options for $24,000 and $8,000, respectively, from Prairie LLC’s members. Upon the Merger, the Company assumed and converted the non-compensatory options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Merger into options to acquire an aggregate of 8,000,000 shares of common stock for an exercise price of $0.25 per share (“Merger Options”), which are only exercisable if the production hurdles noted above are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Bristol Capital LLC and BOKA Energy LP. Erik Thoresen, a director of the Company, is affiliated with BOKA Energy LP. An aggregate of 2,000,000 Merger Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026. None of the Merger Options were exercisable at June 30, 2023

Legacy Warrants

Upon the Merger, the Company assumed 1,541,100 warrants to purchase shares of the Company’s common stock (the “Legacy Warrants”) with a weighted average exercise price of $1.74 per share. There were 1,541,100 Legacy Warrants outstanding at June 30, 2023 with a weighted average remaining contractual life of 2.7 years.

PIPE Warrants

Each of the PIPE Warrants provides the holder with the right to purchase of a share of common stock with an exercise price of $0.21 per share. The Series A Warrants expire on May 3, 2028 and may be exercised in a cashless manner. The Series B Warrants expire on May 3, 2024 and must be exercised for cash. There were 99,292,858 Series A Warrants and 99,292,858 Series B Warrants outstanding at June 30, 2023

F-18

Note 13. Segment Information

The Company’s reportable business segments have been identified based on the differences in products or services provided. The Company’s E&P segment is comprised of oil and gas properties which are currently related to its assets in Colorado. The Cryptocurrency Mining segment generates revenue through cryptocurrency mining activities from assets that we acquired through the Merger. All such activities currently operate under a contract with Atlas as described above.

Summarized financial information for the Company’s reportable segments is shown in the following table. The accounting policies of the segments are the same as those described for the Company. Management evaluates the performance of its segments based on operating income, defined as operating revenues less operating costs. Income before income taxes, for the purpose of reconciling the operating income amount shown below to consolidated income before income taxes, is the sum of operating income, interest expense. Corporate general and administrative costs, depreciation expense and taxes, other than income taxes, are allocated to the segments.

	E&P	Cryptocurrency Mining	Total
Three months ended June 30, 2023
Revenues	$—	$179,318	$179,318
Depreciation, depletion and amortization expense	—	132,851	132,851
Impairment of cryptocurrency mining equipment	—	16,794,688	16,794,688
Loss from operations	(1,199,929)	(18,499,007)	(19,698,936)
Interest expense (1)	(2,052)	(41,667)	(43,719)
Interest income (1)	18,072	24,965	43,037
Loss on adjustment to fair value - AR Debentures	—	(741,000)	(741,000)
Loss on adjustment to fair value – Obligation Shares (1)	(296,546)	(409,639)	(706,185)
Assets	$3,189,031	$4,405,219	$7,594,250

June 7, 2022 (date of inception) through June 30, 2022
Revenues	$—	$—	$—
Depreciation, depletion and amortization expense	—	—	—
Loss from operations	(32,723)	—	(32,723)
Interest expense	—	—	—
Interest income	—	—	—
Other expense	—	—	—
Other income	—	—	—
Assets	$240,345	$—	$240,345

(1)	Amounts are allocated to each segment as they are incurred at the corporate level.

	E&P	Cryptocurrency Mining	Total
Six months ended June 30, 2023
Revenues	$—	$179,318	$179,318
Depreciation, depletion and amortization expense	—	132,851	132,851
Impairment of cryptocurrency mining equipment	—	16,794,688	16,794,688
Loss from operations	(1,226,970)	(18,536,358)	(19,763,328)
Interest expense (1)	(2,052)	(41,667)	(43,719)
Interest income (1)	18,072	24,965	43,037
Loss on adjustment to fair value – AR Debentures	—	(741,000)	(741,000)
Loss on adjustment to fair value – Obligation Shares (1)	(296,546)	(409,639)	(706,185)
Assets	$3,189,031	$4,405,219	$7,594,250

June 7, 2022 (date of inception) through June 30, 2022
Revenues	$—	$—	$—
Depreciation, depletion and amortization expense	—	—	—
Operating income	(32,723)	—	(32,723)
Interest expense	—	—	—
Interest income	—	—	—
Other expense	—	—	—
Other income	—	—	—
Assets	$240,345	$—	$240,345

(1)	Amounts are allocated to each segment as they are incurred at the corporate level.

The following table presents the breakout of other assets, which represent corporate assets not allocated to segments at June 30, 2023 and 2022:

	As of June 30,
	2023	2022
Cash and cash equivalents	$8,551,483	$—
Prepaid expenses	381,263	—

F-19

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Creek Road Miners, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Creek Road Miners, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of income, of stockholders’ equity, and of cash flows for each of the two years in period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of the Accounting for and Disclosure of Cryptocurrency Mining Revenue Recognized

We identified the accounting for and disclosure of cryptocurrency mining revenue recognized as a critical audit matter due to the complexities involved in auditing completeness and occurrence of the revenue recognized by the Company. During the year ended December 31, 2022, the Company recognized revenue from mining Bitcoin of approximately $518,000. The Company’s management has exercised significant judgment in their determination of how existing GAAP should be applied to the accounting for and disclosure of cryptocurrency mining revenue recognized.

We performed the following procedures (not all inclusive) to address this critical audit matter:

●	Evaluated management’s disclosures of its cryptocurrency activity in the financial footnotes;
●	Compared the Company’s digital cold storage wallet records to available blockchain records publicly available;
●	Evaluated management’s decision to apply ASC 606 to account for and record its cryptocurrency awards earned in the mining pool, which included evaluating provisions of the agreement with the Mining Pool operator;
●	Tested supporting documentation for the valuation of cryptocurrency awards earned;
●	Performed substantive procedures to determine completeness and occurrence of cryptocurrency assets earned from the Company’s mining activities.

Evaluation of the Fair Value of Computer Equipment Related to Cryptocurrency Mining Activities

We identified the accounting for and disclosure of the fair value of the miners or computer equipment used in mining bitcoin as a critical audit matter due to the Company’s exercise of significant judgment in their determination of how the existing accounting principles generally accepted in the United States should be applied to the valuation of the mining equipment.

The primary procedures we performed to address this critical audit matter included the following:

●	Evaluated the Company’s processes for valuing its mining equipment;
●	Obtained independent quotations for similar equipment used by the Company;
●	Evaluated and tested management’s rationale and supporting documentation associated with the valuation of its mining equipment.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2017.

Manchester, VT

March 31, 2023

F-21

Creek Road Miners, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$246,358	$2,785,188
Accounts receivable, (no allowance for doubtful accounts)	—	427
Receivable from sale of investment	90,000	—
Prepaid expenses	40,702	107,749
Deposits on mining equipment	4,673,680	7,613,230
Inventory	—	18,725
Cryptocurrency	—	302,654
Total current assets	5,050,740	10,827,973

Other assets:
Property and equipment, net of accumulated depreciation of $747,216 and $89,136, respectively	1,632,007	2,226,360
Right of use asset, net of accumulated amortization of $426,918 and $299,583 respectively	—	127,335
Deposits and other assets	110,350	18,201
Total assets	$6,793,097	$13,199,869

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,232,855	$801,747
Accrued interest and expenses – related parties	3,055,989	2,231,558
Convertible notes payable	1,400,000	—
Lease liability, current portion	—	33,977
Secured convertible debenture(s) – related party(ies)	4,993,700	2,500,000
Current liabilities associated with discontinued operations	485,712	472,029
Total current liabilities	13,168,256	6,039,311

Non-current liabilities:
Lease liability, long term portion	—	101,116
Secured convertible debenture – related party, net of unamortized debt discount of $0	—	2,500,000
SBA/PPP loans payable	149,900	361,595
Total non-current liabilities	149,900	2,962,711
Total liabilities	13,318,156	9,002,022

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock; 5,000,000 shares authorized:
Series A convertible preferred stock; $0.0001 par value; 500,000 shares authorized; 256,117 and 223,964 shares issued and outstanding, respectively	25	22
Series B convertible preferred stock; $0.0001 par value; 20,000 shares authorized; 1,439 and 3,720 shares issued and outstanding, respectively	—	—
Series C convertible preferred stock; $0.0001 par value; 15,000 shares authorized; 7,630 and 7,880 shares issued and outstanding, respectively	1	1
Common stock; $0.0001 par value; 100,000,000 shares authorized; 12,246,036 and 8,191,382 shares issued and outstanding, respectively	1,224	819
Additional paid-in capital	54,202,355	51,506,854
Accumulated deficit	(60,728,664)	(47,309,849)
Total stockholders’ equity (deficit)	(6,525,059)	4,197,847
Total liabilities and stockholders’ equity (deficit)	$6,793,097	$13,199,869

See notes to consolidated financial statements.

F-22

Creek Road Miners, Inc. and Subsidiaries

Consolidated Statements of Operations

	Years Ended
	December 31,
	2022	2021
Revenue:
Cryptocurrency mining	$517,602	$369,804

Operating costs and expenses:
Cryptocurrency mining costs	1,071,458	281,790
Depreciation and amortization	658,080	112,512
Stock based compensation	2,681,201	12,338,424
General and administrative	3,606,522	5,787,790
Impairment of mined cryptocurrency	107,174	59,752
Total operating expenses	8,124,435	18,580,268
Loss from operations	(7,606,833)	(18,210,464)

Other income (expense):
Realized loss on sale of cryptocurrency	(127,222)	—
Impairment of fixed assets	(5,231,752)	—
Loss on sale of investment	(19,104)	—
PPP loan forgiveness	197,662	183,567
Interest expense	(613,827)	(1,175,217)
Total other income (expense)	(5,794,243)	(991,650)

Loss from operations before provision for income taxes	(13,401,076)	(19,202,114)
Provision for income taxes	—	—
Loss from continuing operations	(13,401,076)	(19,202,114)

Discontinued operations:
Income (loss) from discontinued operations	(17,738)	78,242
Gain on sale of discontinued operations	—	1,853,169
Net income from discontinued operations	(17,738)	1,931,411

Net loss	$(13,418,814)	$(17,270,703)

Dividends on preferred stock	(364,384)	(372,325)
Earnings attributable to common stockholders	$(13,783,198)	$(17,643,028)

Earnings (loss) per common share:
Earnings (loss) per share from continuing operations, basic and diluted	$(1.18)	$(4.12)
Earnings per share from discontinued operations, basic and diluted	$—	$0.41
Earnings (loss) per share, basic and diluted	$(1.18)	$(3.71)
Weighted average common shares outstanding, basic and diluted	11,648,878	4,755,244

See notes to consolidated financial statements.

F-23

Creek Road Miners, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2022 and 2021

	Series A Preferred Stock Par value $0.0001		Series B Preferred Stock Par value $0.0001		Series C Preferred Stock Par value $0.0001		Common Stock Par value $0.0001		Additional Paid In	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2021	223,964	$22	3,720	$-	7,880	$1	8,191,382	$819	$51,506,854	$(47,309,849)	$4,197,847

Warrants issued for services	-	-	-	-	-	-	-	-	472,501	-	472,501
Exercise of Warrants	-	-	-	-	-	-	766,660	77	983,253	-	983,330
Replacement warrants issued	-	-	-	-	-	-	-	-	1,608,000	-	1,608,000
Exercise of stock options	-	-	-	-	-	-	185,216	19	(19)	-	-
Issuance of common stock for services	-	-	-	-	-	-	30,000	3	44,997	-	45,000
Recission of common stock issued for services	-	-	-	-	-	-	(30,000)	(3)	3	-	-
Issuance of common stock for investment	-	-	-	-	-	-	169,205	17	99,983	-	100,000
Issuance of series A preferred stock to settle compensation	55,576	6	-	-	-	-	-	-	555,694	-	555,700
Issuance of series B preferred stock to settle liabilities	-	-	191	-	-	-	-	-	189,466	-	189,466
Issuance of common stock, net	-	-	-	-	-	-	11,502	-	(4)	(1)	(5)
Conversion of series A preferred stock to common	(23,423)	(3)	-	-	-	-	1,338,456	134	(131)	-	-
Conversion of series B preferred stock to common	-	-	(2,472)	-	-	-	1,962,448	195	(195)	-	-
Conversion of series C preferred stock to common	-	-	-	-	(250)	-	185,167	19	(19)	-	-
Conversion of secured convertible debentures to common	-	-	-	-	-	-	36,000	4	6,296	-	6,300
Settlement to exchange warrant shares for convertible note	-	-	-	-	-	-	(600,000)	(60)	(899,940)	-	(900,000)
Dividend on Series A preferred stock	-	-	-	-	-	-	-	-	(273,497)	-	(273,497)
Dividend on Series B preferred stock	-	-	-	-	-	-	-	-	(90,887)	-	(90,887)
Net loss	-		-	-	-	-	-	-	-	(13,418,814)	(13,418,814)
Balance, December 31, 2022	256,117	$25	1,439	$-	7,630	$1	12,246,036	$1,224	$54,202,355	$(60,728,664)	$(6,525,059)

See notes to consolidated financial statements.

F-24

Creek Road Miners, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

For the Years Ended December 31, 2022 and 2021 (Continued)

	Series A Preferred Stock Par value $0.0001		Series B Preferred Stock Par value $0.0001		Series C Preferred Stock Par value $0.0001		Common Stock Par value $0.0001		Additional Paid In	Accumulated	Non-controlling	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	(Deficit)

Balance, December 31, 2020	173,993	$17	-	$-	-	$-	3,506,752	$351	$23,206,367	$(30,039,146)	$(12,498)	$(6,844,909)

Stock based compensation	-	-	-	-	-	-	-	-	9,726,950	-	-	9,726,950
Warrants issued for services	-	-	-	-	-	-	-	-	2,270,015	-	-	2,270,015
Exercise of stock options	-	-	-	-	-	-	302,644	30	50,595	-	-	50,625
Issuance of series A preferred stock to settle accrued liabilities and compensation	58,721	6	-	-	-	-	-	-	588,044	-	-	588,050
Issuance of common stock and warrants, net	-	-	-	-	-	-	2,933,340	293	3,924,757	-	-	3,925,050
Issuance of series B preferred stock and warrants, net	-	-	5,000	-	-	-	-	-	4,378,995	-	-	4,378,995
Issuance of series C preferred stock and warrants, net	-	-	-	-	7,880	1	-	-	7,733,600	-	-	7,733,601
Conversion of series A preferred stock to common	(8,750)	(1)	-	-	-	-	500,000	50	(49)	-	-	-
Conversion of series B preferred stock to common	-	-	(1,280)	-	-	-	948,646	95	(95)	-	-	-
Dividend on Series A preferred stock	-	-	-	-	-	-	-	-	(254,322)	-	-	(254,322)
Dividend on Series B preferred stock	-	-	-	-	-	-	-	-	(118,003)	-	-	(118,003)
Write-off of non-controlling interest	-	-	-	-	-	-	-	-	-	-	12,498	12,498
Net loss	-		-	-	-	-	-	-	-	(17,270,703)	-	(17,270,703)
Balance, December 31, 2021	223,964	$22	3,720	$-	7,880	$1	8,191,382	$819	$51,506,854	$(47,309,849)	$-	$4,197,847

See notes to consolidated financial statements.

F-25

Creek Road Miners, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended
	December 31,
	2022	2021
Cash flow from operating activities:
Net loss	$(13,418,814)	$(17,270,703)
Adjustment to reconcile net loss to net cash used in operating activities:
Gain from sale of discontinued operations	—	(1,853,169)
Depreciation and amortization	658,080	112,512
Accretion of debt discount	—	535,784
Amortization of lease right	(7,759)	5,423
Stock based compensation	2,870,665	12,585,008
Impairment of cryptocurrency	107,174	59,752
Impairment of fixed assets	5,231,752	—
Realized loss on sale of cryptocurrency	127,222	—
Loss on sale of investment	19,104	—
PPP loan forgiveness	(197,662)	(183,567)
Changes in operating assets and liabilities:
Accounts receivable	428	33,025
Prepaid expenses	67,047	(54,435)
Receivable from sale of investment	(90,000)	—
Inventory	18,725	(18,725)
Cryptocurrency, net of mining fees	(507,150)	(302,654)
Current assets associated with discontinued operations	—	233,018
Security deposits	(92,149)	102
Assets associated with discontinued operations	—	180,683
Accounts payable and accrued expenses	3,371,431	569,459
Accrued and unpaid dividends on preferred stock	(364,384)	(372,325)
Liabilities associated with discontinued operations	13,683	(1,228,911)
Net cash used in operating activities	(2,192,607)	(6,969,723)

Cash flow from investing activities:
Proceeds from sale of cryptocurrency	575,408	—
Purchase of investment	(125,000)	—
Proceeds from sale of investment	90,000	—
Deposits on mining equipment, net	2,939,550	(7,613,230)
Purchase of property and equipment	(5,295,478)	(2,315,496)
Net cash used in investing activities	(1,815,520)	(9,928,726)

Cash flow from financing activities:
Proceeds from the issuance of common stock and warrants, net	—	3,925,050
Proceeds from the issuance of series B preferred stock and warrants, net	—	4,378,995
Proceeds from the issuance of series C preferred stock and warrants, net	—	7,733,601
Proceeds from the exercise of stock options	—	50,625
Proceeds from the exercise of warrants	983,330	—
Proceeds from (payments to) SBA/PPP loans payable	(14,033)	197,662
Proceeds from note payable	500,000	—
Proceeds from the sale of discontinued operations	—	1,500,000
Net cash provided by financing activities	1,469,297	17,785,933

Net increase (decrease) in cash and cash equivalents	(2,538,830)	887,484
Cash and cash equivalents, beginning of period	2,785,187	1,897,703
Cash and cash equivalents, end of period	$246,357	$2,785,187

See notes to consolidated financial statements.

F-26

Creek Road Miners, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

	Years Ended
	December 31,
	2022	2021
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—
Supplemental disclosures of noncash investing and financing activity:
Issuance of series A preferred stock to settle accrued liabilities and compensation	$555,700	$588,044
Issuance of series B preferred stock to settle accrued liabilities	$189,466	$—
Dividends on preferred stock	$364,384	$372,325
Issuance of common stock for investment	$100,000	$—
Conversion of preferred stock to common stock	$348	$145
Conversion of secured convertible debentures to common stock	$6,300	$—
Settlement to exchange warrant shares for convertible note	$900,000	$—

See notes to consolidated financial statements.

F-27

CREEK ROAD MINERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2022 and 2021

Note 1. Organization, Nature of Business and Basis of Presentation

Organization

Creek Road Miners, Inc. (formerly known as Wizard Brands, Inc., Wizard Entertainment, Inc., Wizard World, Inc., and GoEnergy, Inc.) was incorporated in Delaware on May 2, 2001. Prior to cryptocurrency mining operations that began in October 2021, the Company produced live and virtual pop culture conventions and events and sold a gelatin machine and related consumables that were discontinued in 2021. In addition, the Company operated an eCommerce site selling pop culture memorabilia that was discontinued on June 30, 2022 (known collectively as “legacy operations”).

On August 6, 2021, we entered into an Asset Purchase Agreement (the “Informa Agreement”) with Informa Pop Culture Events, Inc., a Delaware corporation (“Informa”). Pursuant to the Informa Agreement, Creek Road Miners Corp. (fka Kick the Can Corp.) sold, transferred, and assigned certain assets, properties, and rights to Informa related to the business of operating and producing live pop culture events. The Company released deferred revenue and other liabilities totaling $722,429 and recognized other income of this amount.

On September 15, 2021, we sold our wholly owned subsidiary which contained our Jevo assets and all rights to our Jevo operations for $1,500,000 and recognized a gain on the transaction of approximately $1,130,740.

We implemented a 1-for-20 reverse stock split of our outstanding shares of common stock that was effective on January 23, 2020. Unless otherwise noted, all share and related option, warrant, and convertible security information presented has been retroactively adjusted to reflect the reduced number of shares, and the increase in the share price which resulted from this action.

Merger Agreement

On October 24, 2022, the Company, Creek Road Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Prairie (the “Merger”), with Prairie surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), the Company will (a) deliver the greater of (A) 2,000,000 shares of its common stock, par value $0.0001 per share (“common stock”), and (B) the product of (x) the number of issued and outstanding shares of common stock immediately following the consummation of the Restructuring Transactions (as defined below) by the Company multiplied by (y) 33.33% to the members of Prairie (the “Prairie Members”) and (b) convert certain options to purchase membership interests of Prairie into restricted performance-based options to purchase, in the aggregate, 8,000,000 shares of common stock for $0.25 per share only exercisable if specific production hurdles are achieved.

In connection with the Merger, the Company will cause the following restructuring transactions (the “Restructuring Transactions”): (1) all holders of the Company’s outstanding shares of Series A preferred stock, Series B preferred stock, Series C preferred stock, and 12% senior secured convertible debentures (the “Convertible Debentures”), and holders of certain warrants, certain convertible promissory notes and certain other accrued liabilities, will convert their respective shares of Series A preferred stock, Series B preferred stock, Series C preferred stock and Convertible Debentures, and respective warrants, convertible promissory notes and accrued liabilities into shares of common stock and (2) thereafter, the Company shall effect a reverse stock split of the common stock at a ratio between 1-23 and 1-30 (the “Reverse Stock Split”).

Nature of Business

Cryptocurrency Mining

We generate substantially all our revenue through cryptocurrency we earn through our mining activities. We have historically mined and held Bitcoin exclusively, which we may sell to fund our operating and capital expenditures. Our mining operations commenced on October 24, 2021. We use special cryptocurrency mining computers (known as “miners”) to solve complex cryptographic algorithms to support the Bitcoin blockchain and, in return, receive Bitcoin as our reward. Miners measure their processing power, which is known as “hashing” power, in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” We participate in mining pools that pool the resources of groups of miners and split cryptocurrency rewards earned according to the “hashing” capacity each miner contributes to the mining pool. Since June 30, 2022 the Company is neither receiving meaningful cryptocurrency awards nor generating meaningful revenue from cryptocurrency mining.

F-28

Mining Equipment

All of our miners were manufactured by Bitmain, and incorporate application-specific integrated circuit (“ASIC”) chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm (“SHA-256”) in return for Bitcoin cryptocurrency rewards. As of December 31, 2022, we had 510 Bitmain S19J Pro miners with 51.0 Ph/s of hashing capacity and 270 Bitmain S19 miners with 24.3 Ph/s of hashing capacity, none of which were in service.

On December 17, 2021 the Company entered into a Non-Fixed Price Sales and Purchase Agreement (the “Bitmain Agreement”) with Bitmain Technologies Limited (“Bitmain”) for 600 Bitmain S19XP miners with a reference price of approximately $11,250 per miner. The miners have a total of 84 Ph/s of hashing capacity and an initial estimated purchase commitment of $6,762,000 (the “total reference price”), subject to price adjustments and related offsets, including potential adjustments related to the market price of miners. As of December 31, 2022, the Company has made payments of $3,969,000 (classified as deposits on mining equipment) to Bitmain pursuant to the Bitmain Agreement, and the remaining amount due under the Bitmain Agreement is $47,600 and presented in the table below:

	Market Price per Miner	Total Amount
July 2022 batch (100 miners)	$7,756	$775,600
August 2022 batch (100 miners)	7,140	714,000
September 2022 batch (100 miners)	7,140	714,000
October 2022 batch (100 miners)	6,510	651,000
November 2022 batch (100 miners)	5,810	581,000
December 2022 batch (100 miners)	5,810	581,000
Estimated total amount due		4,016,600
Less: Payments made		3,969,000
Remaining amount due		$47,600

As of December 31, 2022, all 600 miners purchased from Bitmain have not been delivered to the Company, and will remain undelivered until all fees are paid to ship the miners from the Bitmain facility to the Company.

Mining Results

The Company measures its operations by the number and U.S. Dollar (US$) value of the cryptocurrency rewards it earns from its cryptocurrency mining activities. The following table presents additional information regarding our cryptocurrency mining operations:

	Quantity of Bitcoin	US$ Amounts
Balance September 30, 2021	—	$—
Revenue recognized from cryptocurrency mined	6.7	369,804
Mining pool operating fees	(0.1)	(7,398)
Impairment of cryptocurrencies	—	(59,752)
Balance December 31, 2021	6.6	$302,654
Revenue recognized from cryptocurrency mined	8.3	343,055
Mining pool operating fees	(0.2)	(6,868)
Impairment of cryptocurrencies	—	(106,105)
Balance March 31, 2022	14.7	$532,736
Revenue recognized from cryptocurrency mined	4.6	166,592
Mining pool operating fees	(0.1)	(3,428)
Proceeds from the sale of cryptocurrency	(18.9)	(564,205)
Realized loss on the sale of cryptocurrency	—	(131,075)
Impairment of cryptocurrencies	—	(34)
Balance June 30, 2022 (1)	0.3	$586
Revenue recognized from cryptocurrency mined	0.3	7,955
Mining pool operating fees	—	(156)
Impairment of cryptocurrencies	—	(1,035)
Balance September 30, 2022 (1)	0.6	$7,350
Revenue recognized from cryptocurrency mined	—	—
Mining pool operating fees	—	—
Proceeds from the sale of cryptocurrency	(0.6)	(11,203)
Realized gain on the sale of cryptocurrency	—	3,853
Balance December 31, 2022 (1)	—	$—

(1)	Since June 30, 2022 the Company is neither receiving meaningful cryptocurrency awards nor generating meaningful revenue from cryptocurrency mining.

F-29

Factors Affecting Profitability

Our business is heavily dependent on the market price of Bitcoin. The prices of cryptocurrencies, specifically Bitcoin, have experienced substantial volatility. Further affecting the industry, and particularly for the Bitcoin blockchain, the cryptocurrency reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving”. For Bitcoin the reward was initially set at 50 Bitcoin currency rewards per block. The Bitcoin blockchain has undergone halving three times since its inception as follows: (1) on November 28, 2012 at block 210,000; (2) on July 9, 2016 at block 420,000; and (3) on May 11, 2020 at block 630,000, when the reward was reduced to its current level of 6.25 Bitcoin per block. The next halving for the Bitcoin blockchain is anticipated to occur in March 2024 at block 840,000, when the reward will be reduced to 3.125 Bitcoin per block. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million and the theoretical supply of new Bitcoin is exhausted. Many factors influence the price of Bitcoin, and potential increases or decreases in prices in advance of, or following, a future halving is unknown.

We have historically mined and held Bitcoin exclusively, which we may sell to fund our operating and capital expenditures. Since June 30, 2022 the Company is neither receiving meaningful cryptocurrency awards nor generating meaningful revenue from cryptocurrency mining.

Our business is heavily dependent on the market price of Bitcoin, which has experienced substantial volatility and has recently dropped to its lowest price since December 2020. As of December 31, 2022 the market price of Bitcoin was $16,547, which reflects a decrease of approximately 60% since the beginning of 2022, and of approximately 75% from its all-time high of approximately $67,000. In addition, the cost of natural gas that we use to produce electricity to power our miners has increased substantially. The cost of natural gas in the United States during 2022 has increased by as much as approximately 260% since the beginning of 2022. These price movements result in decreased cryptocurrency mining revenue and increased cryptocurrency mining costs, both of which have a material adverse effect on our business and financial results.

Government Regulation

Cryptocurrency is increasingly becoming subject to governmental regulation, both in the U.S. and internationally. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Numerous regulatory bodies have shown an interest in regulating blockchain or cryptocurrency activities. For example, on March 9, 2022 President Biden signed an executive order on cryptocurrencies. While the executive order does not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability. As the regulatory and legal environment evolves, we may become subject to new laws and regulation which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see the Section entitled “Risk Factors”.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-30

Note 2. Going Concern Analysis

Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. The Company had net losses from continuing operations of $13,401,076, and $19,202,114, for the years ended December 2022 and 2021, respectively. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to achieve profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve or sustain profitability on a quarterly or annual basis. On December 31, 2022, we had cash and cash equivalents of $246,358, a working capital deficit of approximately $8.1 million, and an accumulated deficit of approximately $61 million.

We have evaluated the significance of the uncertainty regarding the Company’s financial condition in relation to our ability to meet our obligations, which has raised substantial doubts about the Company’s ability to continue as a going concern. While it is very difficult to estimate our future liquidity requirements the Company believes that if it is unable close the Merger, or obtain debt and/or equity financing, existing cash resources will be depleted in early 2023. The Company may be able to generate cash through the sale of fixed assets, specifically cryptocurrency miners. However, the total cash generated would be significantly less than the total of the Company’s liabilities. There are no assurances that the Merger will close, that debt and/or equity financing can be obtained, or that the sale of fixed assets, specifically cryptocurrency miners can be achieved.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the matters discussed herein.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to close the merger with Prairie, or obtain debt and/or equity financing, and there are no assurances that either can occur.

Note 3. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation. The following table lists the Company’s wholly-owned subsidiaries as of December 31, 2022:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest
Creek Road Miners Corp. (fka Kick the Can Corp.)	Nevada, U.S.A.	September 20, 2010	100%
Wizard Special Events, LLC	California, U.S.A.	June 5, 2018	100%
Creek Road Merger Sub, LLC	Delaware, U.S.A.	October 4, 2022	100%

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

These estimates and assumptions include estimates for reserves of uncollectible accounts, accruals for potential liabilities, assumptions made in valuing equity instruments issued for services or acquisitions, and realization of deferred tax assets.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation. Such reclassification did not affect net assets, net loss or cash flows as previously presented.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with an original maturity of three months or less. In all periods presented, cash equivalents consist primarily of money market funds.

F-31

Fair value of financial instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, fair value is defined as the price at which an asset could be exchanged or a liability transferred in a transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or parameters are not available, valuation models are applied. A fair value hierarchy prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3 – Unobservable inputs based on the Company’s assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort. The Company has no fair value items required to be disclosed as of December 31, 2022 or 2021 under these requirements. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. However, in the case of the secured convertible debentures due to related parties, the Company obtained a fairness opinion from an independent third party which supports that the transaction was carried out at an arm’s length basis.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company does not anticipate incurring any losses related to these credit risks.

Cryptocurrency

Cryptocurrency (Bitcoin) is included in current assets in the accompanying consolidated balance sheets. The classification of cryptocurrencies as a current asset has been made after the Company’s consideration of the significant consistent daily trading volume on readily available cryptocurrency exchanges and the absence of limitations or restrictions on Company’s ability to sell Bitcoin. Cryptocurrencies awarded to the Company through its mining activities are accounted for in connection with the Company’s revenue recognition policy disclosed below. Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Cryptocurrencies awarded to the Company through its mining activities are included within operating activities on the accompanying consolidated statements of cash flows.

Impairment of Long-Lived Assets

Long-lived assets are comprised of intangible assets and property and equipment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of FASB ASC 360-10 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value.

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Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 3 to 9 years. Leasehold improvements are amortized over the shorter of the useful lives of the related assets, or the lease term. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the consolidated statements of operations.

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

Leases

The Company accounts for leases in accordance with the provisions of ASC 842, Leases. This standard requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or operating lease.

We determine if an arrangement contains a lease at inception. Right of use (“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

Our leases consist of leaseholds on office space. We utilized a portfolio approach in determining our discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and our estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. We also give consideration to our recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating our incremental borrowing rates.

We recognize lease expense for these leases on a straight-line basis over the lease term. We recognize variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which are recorded as a component of cost of revenues) for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

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Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the market rate of the related cryptocurrency at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Cryptocurrency Mining Costs

The Company’s cryptocurrency mining costs consist primarily of direct costs of earning Bitcoin related to mining operations, including mining pool fees, fuel and natural gas costs, turbine rental costs, and mobile data center rental costs, but exclude depreciation and amortization, which are separately stated in the Company’s consolidated statements of operations.

Reverse Stock Split

We implemented a 1-for-20 reverse stock split of our outstanding shares of common stock that was effective on January 23, 2020. Unless otherwise noted, all share and related option, warrant, and convertible security information presented has been retroactively adjusted to reflect the reduced number of shares, and the increase in the share price which resulted from this action.

Stock-Based Compensation

The Company periodically issues stock options, warrants and restricted stock to employees and non-employees for services, in capital raising transactions, and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of stock option and warrant awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations. We estimate the fair value of restricted stock awards to employees and directors using the market price of our common stock on the date of grant, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations.

Income taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Discontinued Operations

On August 6, 2021, the Company entered into the Informa Agreement with Informa. Pursuant to the Informa Agreement, Creek Road Miners Corp. (fka Kick the Can Corp.) sold, transferred, and assigned certain assets, properties, and rights to Informa related to the business of operating and producing live pop culture events. The Company released deferred revenue and other liabilities totaling $722,429 and recognized other income of this amount.

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On September 15, 2021, the Company sold our wholly owned subsidiary which contained our Jevo assets and all rights to our Jevo operations for $1,500,000 and recognized a gain on the transaction of approximately $1,130,740.

In addition, the Company operated an eCommerce site selling pop culture memorabilia that was discontinued on June 30, 2022.

The related assets and liabilities associated with the discontinued operations in our consolidated balance sheets for the years ending December 31, 2022 and 2021, are classified as discontinued operations. Additionally, the financial results associated with discontinued operations in our consolidated statement of operations for the years ending December 31, 2022 and 2021, are classified as discontinued operations.

Earnings (Loss) Per Common Share

Basic earnings (loss) per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. The dilutive effect of potentially dilutive securities is reflected in diluted net income per share if the exercise prices were lower than the average fair market value of common shares during the reporting period. Potential common shares are excluded from the computation when their effect is antidilutive. Basic and diluted earnings (loss) attributable to common stockholders is the same for the years ended December 31, 2022 and 2021, because the Company has only incurred losses and all potentially dilutive securities are anti-dilutive. Potentially dilutive securities that were not included in the computation of diluted earnings (loss) attributable to common stockholders at December 31, 2022 because their inclusion would be anti-dilutive are as follows:

Potentially Dilutive Security	Quantity	Stated Value Per Share (1)	Total Value or Stated Value	Assumed Conversion Price (1)	Resulting Common Shares
Common stock options	259,250	$—	$—	—	259,250
Common stock warrants	21,984,266	—	—	—	21,984,266
Series A preferred stock	256,117	10	2,561,170	0.175	14,635,257
Series B preferred stock	1,439	1,080	1,554,120	0.500	3,108,240
Series C preferred stock	7,630	1,111	8,476,930	0.500	16,953,860
Series B preferred stock warrants	10,000	1,080	10,800,000	0.500	21,600,000
Secured convertible debentures – related parties	—	—	4,993,700	0.175	28,535,429
Convertible notes payable	—	—	1,400,000	0.500	2,800,000
Total					109,876,302

(1)	As of December 31, 2022

Related Parties

The Company follows ASC 850-10, Related Parties, for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

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Note 4. Deposits on Mining Equipment

Deposits on mining equipment, consisted of the following:

	Cryptocurrency Miners	Mobile Data Centers	Total
Balance December 31, 2020	$—	$—	$—
Deposits on equipment during the period	7,089,000	524,230	7,613,230
Equipment delivered during the period	—	—	—
Balance December 31, 2021	$7,089,000	$524,230	$7,613,230
Deposits on equipment during the period	1,602,300	530,430	2,132,730
Equipment delivered during the period	(4,722,300)	(349,980)	(5,072,280)
Balance December 31, 2022	$3,969,000	$704,680	$4,673,680

All of our miners were manufactured by Bitmain, and incorporate application-specific integrated circuit (“ASIC”) chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm (“SHA-256”) in return for Bitcoin cryptocurrency rewards. As of December 31, 2022, we had 510 Bitmain S19J Pro miners with 51.0 Ph/s of hashing capacity and 270 Bitmain S19 miners with 24.3 Ph/s of hashing capacity, none of which were in service.

On December 17, 2021 the Company entered into a Non-Fixed Price Sales and Purchase Agreement (the “Bitmain Agreement”) with Bitmain Technologies Limited (“Bitmain”) for 600 Bitmain S19XP miners with a reference price of approximately $11,250 per miner. The miners have a total of 84 Ph/s of hashing capacity and an initial estimated purchase commitment of $6,762,000 (the “total reference price”), subject to price adjustments and related offsets, including potential adjustments related to the market price of miners. As of December 31, 2022, the Company has made payments of $3,969,000 (classified as deposits on mining equipment) to Bitmain pursuant to the Bitmain Agreement, and the remaining amount due under the Bitmain Agreement is $47,600 and presented in the table below:

	Market Price per Miner	Total Amount
July 2022 batch (100 miners)	$7,756	$775,600
August 2022 batch (100 miners)	7,140	714,000
September 2022 batch (100 miners)	7,140	714,000
October 2022 batch (100 miners)	6,510	651,000
November 2022 batch (100 miners)	5,810	581,000
December 2022 batch (100 miners)	5,810	581,000
Estimated total amount due		4,016,600
Less: Payments made		3,969,000
Remaining amount due		$47,600

As of December 31, 2022, all 600 miners purchased from Bitmain have not been delivered to the Company, and will remain undelivered until all fees are paid to ship the miners from the Bitmain facility to the Company.

Note 5. Cryptocurrency

The Company measures its operations by the number and U.S. Dollar (US$) value of the cryptocurrency rewards it earns from its cryptocurrency mining activities. The Company recognized an impairment, or write down, of cryptocurrency (Bitcoin) rewards to the lowest fair market value of Bitcoin from the time the reward was earned through December 31, 2022. The impairment amounted to $107,174 and $59,752 for the years ended December 31, 2022 and 2021, respectively. The following table presents additional information regarding our cryptocurrency mining operations:

	Quantity of Bitcoin	US$ Amounts
Balance December 31, 2020	—	$—
Revenue recognized from cryptocurrency mined	6.7	369,804
Mining pool operating fees	(0.1)	(7,398)
Impairment of cryptocurrencies	—	(59,752)
Balance December 31, 2021	6.6	$302,654
Revenue recognized from cryptocurrency mined	13.2	517,602
Mining pool operating fees	(0.3)	(10,452)
Proceeds from the sale of cryptocurrency	(19.5)	(575,408)
Realized loss on the sale of cryptocurrency	—	(127,222)
Impairment of cryptocurrencies	—	(107,174)
Balance December 31, 2022 (1)	—	$—

(1)	Since June 30, 2022 the Company is neither receiving meaningful cryptocurrency awards nor generating meaningful revenue from cryptocurrency mining.

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Note 6. Property and Equipment

Property and equipment, excluding those associated with discontinued operations, stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31,
	2022	2021
Cryptocurrency miners	$2,152,970	$1,784,062
Mobile data centers	219,372	518,663
Computer equipment	6,881	12,771
Total	2,379,223	2,315,496
Less accumulated depreciation	(747,216)	(89,136)
Net, Property and equipment	$1,632,007	$2,226,360

Depreciation expense, excluding that associated with discontinued operations, for the years ended December 31, 2022 and 2021 amounted to $658,080 and $112,512, respectively. On December 31, 2022 the Company recorded an impairment on fixed assets, specifically cryptocurrency miners and mobile data centers, of $5,231,752 due to their significant drop in value.

All of our miners were manufactured by Bitmain, and incorporate application-specific integrated circuit (“ASIC”) chips specialized to solve blocks on the Bitcoin blockchains using the 256-bit secure hashing algorithm (“SHA-256”) in return for Bitcoin cryptocurrency rewards. As of December 31, 2022, we had 510 Bitmain S19J Pro miners with 51.0 Ph/s of hashing capacity and 270 Bitmain S19 miners with 24.3 Ph/s of hashing capacity, none of which were in service.

Note 7. Investment

On May 28, 2022, the Company entered into a Binding Memorandum of Understanding for a Proposed Transaction with Highwire to acquire certain energy assets including natural gas production opportunities in South Dakota, North Dakota, and Wyoming as well as an opportunity for fixed-price electricity generation in Wyoming. Under the terms of the agreement and subject to certain conditions, the Company has the following obligations to Highwire (i) $125,000 upon execution, (ii) $100,000 in common stock, (iii) $125,000 within 72 hours after Bitcoin mining operations commence, (iv) $110,000 to release Highwire from its bonding obligations, (v) an amount not to exceed $450,000 for the construction of a road on the South Dakota location, (vi) $20,000 for the installation of a mobile data center on the North Dakota property, (vii) the operating costs of each property, (viii) 15% of Bitcoin mining gross profit on the properties, and up to $400,000 if the Company elects to proceed with operations in Wyoming.

The Company paid Highwire $125,000 upon execution and issued $100,000 worth of common stock, which amounted to 169,205 shares of common stock, both of which were classified as an investment asset. In addition, the Company paid Highwire $110,000 to release its bonding obligations, which is classified as a non-current asset.

On December 30, 2022 the Company sold its investment in Highwire and recorded the transaction as follows:

Description	Amount
Basis of Investment	$225,000
Less:
Cash receivable at closing	90,000
Offset of account payable to seller	115,896
Total	205,896
Loss from sale	$19,104

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Note 8. Amounts Due to Related Parties

Amounts due to related parties as of December 31, 2022 consisted of the following:

	Bristol Capital, LLC	Bristol Investment Fund, Ltd.	Barlock 2019 Fund, LP	Total
Accrued Interest and expenses	$318,750	$1,825,195	$912,044	$3,055,989
Current secured convertible debentures	—	2,496,850	2,496,850	4,993,700
Total	$318,750	$4,322,045	$3,408,894	$8,049,689

Amounts due to related parties as of December 31, 2021 consisted of the following:

	Bristol Capital, LLC	Bristol Investment Fund, Ltd.	Barlock 2019 Fund, LP	Total
Accrued Interest and expenses	$93,750	$1,525,479	$612,329	$2,231,558
Current secured convertible debenture	—	2,500,000	—	2,500,000
Non-current secured convertible debenture	—	—	2,500,000	2,500,000
Total	$93,750	$4,025,479	$3,112,329	$7,231,558

As of December 31, 2022, the Convertible Debentures with an aggregate principal amount of $4,993,700, comprised of a Convertible Debenture with a principal amount of $2,496,850 held by Bristol Investment Fund (the “Bristol Convertible Debenture”) and the Barlock Convertible Debenture with a principal amount of $2,496,850, were convertible into an aggregate of 28,535,429 shares of common stock (exclusive of any accrued and unpaid interest), using a conversion price of $0.175.

Note 9. Related Party Transactions

The Company has entered into transactions with the following related parties:

Related Party: Bristol Capital, LLC

Bristol Capital, LLC (“Bristol Capital”), is managed by Paul L. Kessler. Mr. Kessler served as Executive Chairman of the Company from December 29, 2016, through November 24, 2020, when Mr. Kessler resigned his position, but continued to serve as member of the Board of Directors. On December 1, 2021 Mr. Kessler was again appointed Executive Chairman of the Company.

Consulting Agreement

On December 29, 2016, the Company entered into a Consulting Services Agreement with Bristol Capital (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Kessler agreed to serve as Executive Chairman of the Company. The initial term of the Consulting Agreement is from December 29, 2016 through March 28, 2017. The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods, unless either the Company or Bristol Capital gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current term. Upon the execution of the agreement the Company granted Bristol Capital options to purchase up to an aggregate of 30,000 shares of the Company’s common stock at an exercise price of $0.25 per share, as amended.

During the term, the Company will pay Bristol Capital, as amended, a monthly fee $18,750 payable in cash or preferred stock, at the Company’s election. In addition, Bristol Capital may receive an annual bonus in an amount and under terms determined by the Compensation Committee of the Board and approved by the Board in its sole and absolute discretion. The Company shall also, in association with the Uplisting, issue to Bristol Capital (i) shares of common stock equal to 5% of the fully diluted shares of common stock of the Company, calculated with the inclusion of Bristol Capital’s equity stock holdings and shares issuable upon conversion of convertible instruments, preferred stock, options, and warrants; and (ii) a onetime non-accountable expense reimbursement of $200,000.

On November 22, 2018, the Company agreed to issue 202,022 shares of preferred stock for settlement of $496,875 due under the consulting agreement as of October 31, 2018.

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On August 3, 2020, the Company cancelled the 202,022 shares of preferred stock previously determined to be issued, and issued 49,688 shares of Series A preferred stock for the settlement of the previous outstanding amount due. In addition, on August 3, 2020, the Company issued 38,438 shares of Series A preferred stock for the settlement of $384,375 due under the consulting agreement as of July 31, 2020.

On March 1, 2021, the Company issued 22,500 shares of Series A preferred stock to Bristol Capital for the settlement of $225,000 due under the consulting agreement as of July 31, 2021.

During the years ended December 31, 2022 and 2021, the Company incurred expenses of approximately $225,000, for each period for consulting services provided by Bristol Capital. As of December 31, 2022, and 2021, the amount accrued to Bristol Capital for consulting services was $318,750 and $93,750, respectively.

Non-Accountable Expense Reimbursement

On September 7, 2021, Bristol Capital received a one-time non-accountable expense reimbursement of $200,000 in consideration for significant efforts and diligence in negotiating and structuring investment transactions.

Reimbursement of Legal Fees

In January 2022, Bristol Capital was reimbursed for $12,040 in legal fees.

Related Party: Bristol Capital Advisors, LLC

Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), is managed by Paul L. Kessler.

Operating Sublease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease with Bristol Capital Advisors (the “Sublease”). The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016, with monthly payments of approximately $8,000. During the year ended December 31, 2022 and 2021, the Company paid lease obligations of $0 and $83,054, respectively, under the Sublease. On September 30, 2021, the lease term ended, and the Company vacated the premises.

Related Party: Bristol Investment Fund, Ltd.

Bristol Investment Fund, Ltd. (“Bristol Investment Fund”) is managed by Bristol Capital Advisors, which in turn is managed by Paul L. Kessler.

Securities Purchase Agreement – December 2016

On December 1, 2016, the Company entered into the Purchase Agreement with Bristol Investment Fund, pursuant to which the Company sold to Bristol Investment Fund, for a cash purchase price of $2,500,000, securities comprising of: (i) the Bristol Convertible Debenture, (ii) Series A common stock purchase warrants, and (iii) Series B common stock purchase warrants. Pursuant to the Purchase Agreement, the Company paid $25,000 to Bristol Investment Fund and issued 25,000 shares of common stock with a grant date fair value of $85,000 to Bristol Investment Fund to cover legal fees. The Company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued for legal fees.

i) Secured Convertible Debenture

On December 1, 2016, the Company issued the Bristol Convertible Debenture with an initial principal balance of $2,500,000, and a maturity date of December 30, 2018. The Bristol Convertible Debenture will accrue interest on the aggregate unconverted and then outstanding principal amount at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the purchaser converts, in whole or in part, the Bristol Convertible Debenture into common stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the secured convertible debenture (only as to that principal amount then being redeemed) and on the maturity date. Interest may be paid in cash, common stock, or a combination thereof at the sole discretion of the Company.

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The Bristol Convertible Debenture is convertible into shares of the Company’s common stock at any time at the option of the holder. The initial conversion price was $3.00 (as converted) per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $3.00 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

The Bristol Convertible Debenture contains anti-dilution provisions where, if the Company, at any time while the Bristol Convertible Debenture is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less that is lower than the conversion price then in effect, the conversion price shall be reduced to the lower effective price per share.

On December 19, 2019, the maturity date of the Bristol Convertible Debenture was amended to December 30, 2021.

On May 1, 2020, the maturity date of the Bristol Convertible Debenture was amended to December 31, 2022.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 decreased the conversion price to $0.25. As of December 31, 2020, the Bristol Convertible Debenture held by Bristol Investment Fund was convertible into 10,000,000 shares of common stock.

On October 31, 2021, in consideration for the release of senior security interest in certain of the assets, properties, and rights of discontinued operations that were sold during the year, the Bristol Convertible Debenture was amended to reduce the conversion price to $0.175.

During March 2022, Bristol Convertible Debenture principal in the amount of $3,150 was converted into 18,000 shares of common stock using a conversion price of $0.175.

On December 31, 2022 the maturity date of the Bristol Convertible Debenture was amended to May 31, 2023.

As of December 31, 2022 and 2021, the Bristol Convertible Debenture with a principal amount of $2,496,850 and $2,500,000, respectively, held by Bristol Investment Fund was convertible into 14,267,714 and 14,285,714 shares of common stock, respectively, using a conversion price of $0.175.

As of December 31, 2022 and 2021, the amount of accrued interest payable to Bristol Investment Fund under the Bristol Convertible Debenture was $1,825,195, and $1,525,479, respectively.

(ii) Series A Common Stock Purchase Warrants

On December 1, 2016, the Company issued series A common stock purchase warrants to acquire up to 833,333 shares of common stock at exercise price of $3.00, and expiring on December 1, 2021. The warrants contain anti-dilution provisions where, if the Company, at any time while the warrant is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, the exercise price shall be reduced, and the number of warrant shares shall be increased such that the aggregate exercise price payable hereunder, shall be equal to the aggregate exercise price prior to such adjustment.

On December 19, 2019, as a result of the anti-dilution provisions, the issuance of the Barlock Convertible Debenture with a conversion price of $2.50 increased the number of shares of common stock issuable upon exercise of the series A common stock purchase warrants to 1,000,000, and decreased the exercise price to $2.50.

On December 19, 2019, Bristol Investment Fund assigned 300,000 series A common stock purchase warrants to Barlock Capital Management, LLC, and the expiration date of the warrants was extended to December 1, 2024. After the assignment, Bristol Investment Fund held series A common stock purchase warrants to acquire 700,000 shares of common stock at an exercise price to $2.50.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 increased the number of shares of common stock issuable upon exercise of the series A common stock purchase warrants to 7,000,000, and decreased the exercise price to $0.25. As of December 31, 2020, Bristol Investment Fund held series A common stock purchase warrants to acquire 7,000,000 shares of common stock at an exercise price to $0.25.

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On October 31, 2021, as a result of the anti-dilution provisions, the effect of reducing the conversion price of the Convertible Debentures to $0.175 increased the common stock issuable upon the exercise of the series A common stock purchase warrants to 10,000,000, and decreased the exercise price to $0.175.

On September 9, 2022, Bristol Investment Fund assigned 20% of its series A common stock purchase warrants shares to Leviston Resources, LLC.

As of December 31, 2022, Bristol Investment Fund held series A common stock purchase warrants to acquire 10,000,000 shares of common stock at an exercise price of $0.175.

In addition, the warrants may be exercised, in whole or in part, at any time until they expire. If at any time after the 6-month anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire.

(iii) Series B Common Stock Purchase Warrants

On December 1, 2016, the Company issued series B common stock purchase warrants to acquire up to 833,333 shares of common stock at an initial exercise price of $0.002, and expiring on December 1, 2021. The series B common stock purchase warrants were exercised immediately on the issuance date, and the Company received gross proceeds of $1,667.

Upon issuance of the Bristol Convertible Debenture, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. Debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense on the consolidated statement of operations. There was unamortized debt discount of $0 as of December 31, 2022 and 2021.

Related Party: Barlock 2019 Fund, LP

Barlock is managed by Scott D. Kaufman, who has served as Chief Executive Officer of the Company from November 24, 2020, through May 11, 2022, and as co-Chief Executive Officer from May 12, 2022 through August 8, 2022, and a former Director from November 4, 2019, through August 8, 2022, and former Chairman of the Board of Directors from November 24, 2020, through December 1, 2021.

Securities Purchase Agreement – December 2019

On December 19, 2019, the Company entered into the purchase agreement with Barlock, pursuant to which the Company sold to Barlock, for a cash purchase price of $2,500,000, securities comprising of: (i) the Barlock Convertible Debenture, and (ii) Series A common stock purchase warrants assigned from Bristol Investment Fund. Pursuant to the purchase agreement, the Company paid $25,400 to Barlock for legal fees which was recorded as a debt discount.

(ii) Secured Convertible Debenture

On December 19, 2019, the Company entered issued a Barlock Convertible Debenture with an initial principal balance of $2,500,000, and a maturity date of December 30, 2021. The Barlock Convertible Debenture will accrue interest on the aggregate unconverted and then outstanding principal amount at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2020, (ii) on each date the purchaser converts, in whole or in part, the Barlock Convertible Debenture into common stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Barlock Convertible Debenture (only as to that principal amount then being redeemed) and on the maturity date. Interest may be paid in cash, common stock, or a combination thereof at the sole discretion of the Company.

The Barlock Convertible Debenture is convertible into shares of the Company’s common stock at any time at the option of the holder. The initial conversion price was $2.50 (as converted) per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $2.50 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

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The Barlock Convertible Debenture contains anti-dilution provisions where, if the Company, at any time while the Barlock Convertible Debenture is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less that is lower than the conversion price then in effect, the conversion price shall be reduced to the lower effective price per share.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 decreased the conversion price to $0.25. As of December 31, 2020, the Barlock Convertible Debenture held by Barlock was convertible into 10,000,000 shares of common stock.

On October 31, 2021, in consideration for the release of senior security interest in certain of the assets, properties, and rights of discontinued operations that were sold during the year, the Barlock Convertible Debenture was amended to reduce the conversion price to $0.175, and the maturity date was amended to December 31, 2023.

During March 2022, the principal amount of $3,150 under the Barlock Convertible Debenture was converted into 18,000 shares of common stock at a conversion price of $0.175.

As of December 31, 2022 and 2021, the Barlock Convertible Debenture with a principal amount of $2,496,850 and $2,500,000, respectively, held by Barlock was convertible into 14,267,714 and 14,285,714 shares of common stock, respectively, at a conversion price of $0.175.

As of December 31, 2022 and 2021, the amount of accrued interest payable to Barlock under the Barlock Convertible Debenture was $912,044, and $612,239, respectively.

(ii) Series A Common Stock Purchase Warrants

On December 19, 2019, Bristol Investment Fund assigned to Barlock Capital Management, LLC series A common stock purchase warrants to acquire up to 300,000 shares of common stock at exercise price of $2.50, and expiring on December 1, 2024. The warrants contain anti-dilution provisions where, if the Company, at any time while the warrant is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, the exercise price shall be reduced, and the number of warrant shares shall be increased such that the aggregate exercise price payable hereunder, shall be equal to the aggregate exercise price prior to such adjustment.

On August 3, 2020, as a result of the anti-dilution provisions, the effect of repricing stock options held by directors and employees to $0.25 increased the number of shares of common stock issuable upon exercise of the series A common stock purchase warrants to 3,000,000, and decreased the exercise price to $0.25. As of December 31, 2020, Barlock Capital Management, LLC held series A common stock purchase warrants to acquire 3,000,000 shares of common stock at an exercise price to $0.25.

On October 31, 2021, as a result of the anti-dilution provisions, the effect of reducing the conversion price of the secured convertible debenture to $0.175 increased the number of shares of common stock issuable upon exercise of the series A common stock purchase warrants to 4,285,714, and decreased the exercise price to $0.175.

As of December 31, 2022, Barlock Capital Management, LLC held series A common stock purchase warrants to acquire 4,285,714 shares of common stock at an exercise price to $0.175.

In addition, the warrants may be exercised, in whole or in part, at any time until they expire. If at any time after the six-month anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire. Shares of common stock issuable upon exercise of warrants are subject to a 4.99% beneficial ownership limitation, which may increase to 9.99% upon notice to the Company.

Upon issuance of the secured convertible debenture, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $545,336 as debt discount on the consolidated balance sheet. Debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense on the consolidated statement of operations. There was unamortized debt discount of $0, as of December 31, 2022 and 2021.

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Related Party: Barlock Capital Management, LLC

Barlock Capital Management, LLC, is managed by Scott D. Kaufman, who served as Chief Executive Officer of the Company from November 24, 2020, through May 11, 2022, and as co-Chief Executive Officer from May 12, 2022 through August 8, 2022, and a former Director from November 4, 2019, through August 8, 2022, and former Chairman of the Board of Directors from November 24, 2020, through December 1, 2021. From September 2021 through December 2021, the Company rented executive office space located at 2700 Homestead Road, Park City, UT 84098, for approximately $3,000 per month from Barlock Capital Management, LLC. The amount of rent paid to Barlock Capital Management, LLC for the years ended December 31, 2022 and 2021, amounted to $0 and $9,410, respectively.

In addition, the Company paid management fees to Barlock Capital Management, LLC in the amount of $0 and $81,000, for the years ended December 31, 2022 and 2021, respectively.

Related Party: American Natural Energy Corporation

Scott D. Kaufman is a director and shareholder of American Natural Energy Corporation (“ANEC”). In addition, Richard G. Boyce is a former director of the Company who resigned from the Board on July 22, 2022, is also a director of ANEC. On October 22, 2021, the Company entered into an agreement with ANEC, where ANEC would: (i) allow the Company to moor a barge on the ANEC operations site with the Company’s mobile data center that houses cryptocurrency miners and a mobile turbine, and, (ii) supply natural gas to power a mobile turbine that produces electricity that, in turn, is used to power the miners. ANEC charges the Company for the amount of natural gas used based on the daily spot price of an unaffiliated third party, and a daily fee of $1,500 during the initial 90-day term, and $2,000 thereafter, for the use of their operations site to moor the barge. The agreement terminated on May 24, 2022. The total amount paid to ANEC under the agreement for the year ended December 31, 2022 amounted to approximately $400,000.

In addition, in January 2022, the Company began renting executive office space located at 2700 Homestead Road, Park City, UT 84098, for approximately $3,000 per month from ANEC. The amount of rent paid to ANEC for the year ended December 31, 2022 amounted to approximately $9,000.

Related Party: Scott D. Kaufman, former Chief Executive Officer

On September 7, 2021, Scott D. Kaufman received a one-time non-accountable expense reimbursement of $200,000 in consideration for significant efforts and diligence in negotiating and structuring investment transactions.

Related Party: K2PC Consulting, LLC

K2PC Consulting, LLC is managed by the spouse of Scott D. Kaufman. The company paid marketing fees to K2PC Consulting, LLC in the amount of $7,850 and $24,500, for the years ended December 31, 2022 and 2021, respectively.

Related Party: John D. Maatta, Director and Chief Executive Officer

John D. Maatta is a current director, and served as Chief Executive Officer of the Company until November 24, 2020, as co-Chief Executive Officer from May 12, 2022 through July 8, 2022, and again as Chief Executive Officer beginning on July 9, 2022. On November 22, 2018, the Company agreed to issue 86,466 shares of preferred stock for settlement of the outstanding compensation due to Mr. Maatta of $212,707, for the period June 17, 2017 through November 15, 2018.

On August 3, 2020, the Company cancelled the 86,466 shares of preferred stock previously determined to be issued, and issued 21,271 shares of Series A preferred stock for the settlement of the previous outstanding amount due. In addition, on August 3, 2020, the Company issued 29,496 shares of Series A preferred stock for the settlement of $294,965 in additional outstanding compensation due to Mr. Maatta, and 35,100 shares of Series A preferred stock for the settlement of $351,000 in loans to the Company made by Mr. Matta. The non-interest-bearing loans were made as follows: during the year ended December 31, 2019, Mr. Maatta loaned $100,000 to the Company, during the year ended December 31, 2020, Mr. Matta loaned an additional $125,000 to the Company, and paid for other amounts on behalf of the Company amounting to $126,000. The outstanding balance of the loan payable to Mr. Maatta as of December 31, 2022 and 2021, was $0, for both periods.

On March 1, 2021, 8,500 shares of Series A preferred stock were issued to Mr. Maatta in satisfaction of an aggregate of $85,546 due to Mr. Maatta under his separation agreement.

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Related Party: CONtv

CONtv is a joint venture with third parties and Bristol Capital, LLC. The Company holds a limited and passive interest of 10% in CONtv. As of December 31, 2022 and 2021, the investment in CONtv and the amount due to CONtv was $0, for both periods.

Note 10. Convertible Notes Payable

Creecal Holdings LLC (Assigned from Leviston Resources LLC)

In connection with a loan in the principal amount of $500,000 received on May 18, 2022 pursuant to an oral agreement between the Company’s then-CEO and Leviston Resources LLC on September 9, 2022 the Company documented such loan with the issuance of a convertible note assigned to Creecal Holdings LLC, dated as of September 8, 2022 in the principal amount of $500,000 (the “Creecal Note”). The Creecal Note is due on March 8, 2023 and shall accrue interest at 4% per annum. The due date of the note was extended to the earlier of May 31, 2023 or the closing of the Merger. Any principal or interest which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof until the same is paid.

The Creecal Note is convertible at the holder’s option at the conversion price of the Company’s Series C preferred stock then in effect (the “Creecal Note Conversion Price”), provided that so long as an event of default has not occurred under the Note and the Company’s Series B preferred stock remains outstanding, the Creecal Note Conversion Price shall not be lower than the conversion price of the Series B preferred stock. Unless the holder opts to convert the Creecal Note contemporaneously with the Merger, the Creecal Note will be immediately due and paid at the closing of the Merger. In the event the Merger is abandoned or cancelled the Creecal Note will be due 30 days after such event.

Alpha Capital Anstalt

On August 24, 2022, the Company entered into an Agreement (the “Settlement”) with Alpha Capital Anstalt (“Alpha”). The Settlement relates to a dispute with the Company’s then-CEO in connection with Alpha’s partial exercise on March 20, 2022 of warrants to purchase 600,000 shares of the Company’s common stock, par value $0.0001 (the “Warrant Shares”), at an aggregate conversion price of $900,000.

Pursuant to the Settlement, Alpha agreed to exchange the 600,000 Warrant Shares for a convertible promissory note in the principal amount of $900,000 due August 25, 2023 (the “Alpha Note”). Upon the occurrence and during the continuation of any event of default under the Alpha Note, interest shall accrue at a default interest rate of 22% per annum. As of December 31, 2022 Alpha had returned 600,000 shares of common stock in connection with the Settlement.

The Alpha Note is convertible at Alpha’s option at the conversion price of the Company’s Series C preferred stock then in effect (the “Alpha Note Conversion Price”). Upon notice that the Merger is imminent, Alpha will convert the Alpha Note at a 10% discount of the amounts owed thereunder into shares of common stock at the lower of: (i) the Alpha Note Conversion Price; or (ii) the lowest per share valuation attributed to the common stock in the Merger and any capital raise completed by the Company in connection with the Merger.

Note 11. Lease Obligations

Office Lease Obligation

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease with Bristol Capital Advisors, a related party. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016, with monthly payments of approximately $8,000.

The Company classified the lease as an operating lease and determined that the value of the lease assets and liability on January 1, 2019, the date the Company adopted ASC 842 using the modified retrospective approach, was $252,980 using a discount rate of 12%. During the years ended December 31, 2022 and 2021, the Company made payments towards the lease liability of $0 and $83,054, respectively. As of December 31, 2022 and 2021, the ROU assets amounted to $0, for both years. As of December 31, 2022 and 2021, lease liability amounted to $0, for both years. During the years ended December 31, 2022 and 2021, the Company reflected amortization of right of use asset related to this lease of $0 and $85,035, respectively. The lease termed ended in September 2021.

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Warehouse Lease Obligation

On April 18, 2020 the Company entered into a commercial lease for 3,200 square feet warehouse space at 16142 Wyandotte Street, Van Nuys, California 91405. The monthly lease payment is approximately $3,900, with an approximate 2% escalation in rent per year. The term of the lease is for five years, expiring on May 1, 2025. On April 8, 2022, the Company paid approximately $20,000 for the right to advance the termination of the lease to April 30, 2022.

The Company classified the lease as an operating lease and determined that the value of the lease assets and liability at the inception of the lease was $173,938 using a discount rate of 12%. During the years ended December 31, 2022 and 2021, the Company made payments towards the lease liability of $31,920, and $47,424, respectively. As of December 31, 2022 and 2021, the ROU assets amounted to $0 and $127,335, respectively. As of December 31, 2022 and 2021, lease liability amounted to $0 and $135,094, respectively. During the years ended December 31, 2022 and 2021, the Company reflected amortization of right of use asset related to this lease of $7,759 and $72,331, respectively.

The following table presents lease expense for the following years:

	For the Years Ended December 31,
	2022	2021
Operating lease	$32,604	$89,956

Note 12. SBA/PPP Notes Payable

Small Business Administration Paycheck Protection Program Loans

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and included a provision for the Small Business Administration (“SBA”) to implement its Paycheck Protection Program (“PPP”). The PPP provides small businesses with funds to pay payroll costs, including some benefits over a covered period of up to 24 weeks. Funds received under the PPP may also be used to pay interest on mortgages, rent, and utilities. Subject to certain criteria being met, all or a portion of the loan may be forgiven. The loans bear interest at an annual rate of one percent (1%), are due two (2) years from the date of issuance, and all payments are deferred for the first six (6) months of the loan. Any unforgiven balance of loan principal and accrued interest at the end of the six (6) month loan deferral period is amortized in equal monthly installments over the remaining 18-months of the loan term.

SBA Guaranteed PPP Loan

On April 30, 2020, the Company entered into an SBA guaranteed PPP loan. The Company received aggregate proceeds of $197,600 under the loan. The loan accrues interest at a rate of 1.00%. On December 11, 2021, the SBA forgave $183,567 of loan principal. As of December 31, 2022 and 2021, the outstanding balance under the loan was $0 and $14,033, respectively.

SBA Loan

On May 31, 2020, the Company entered into a loan agreement with the SBA. The Company received aggregate proceeds of $149,900 under the loan. The loan accrues interest at a rate of 3.75%, and will mature in June 2050. As of December 31, 2022 and 2021, the outstanding balance under the loan was $149,900, for both periods.

Second Draw SBA Guaranteed PPP Loan

On February 24, 2021, the Company entered into a Second Draw SBA guaranteed PPP loan. The Company received aggregate proceeds of $197,662 under the loan. The loan accrues interest at a rate of 1.00%, and will mature in February 2026. On March 10, 2022, the SBA forgave $197,662 of loan principal. As of December 31, 2022 and 2021, the outstanding balance under the loan was $0 and $197,662, respectively.

The following table summarizes PPP/SBA loans payable:

	As of
	December 31, 2022	December 31, 2021
SBA Guaranteed PPP Loan	$—	$14,033
SBA Loan	149,900	149,900
Second Draw SBA Guaranteed PPP Loan	—	197,662
Total	$149,900	$361,595

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Note 13. Contingencies and Commitments

Russia – Ukraine Conflict

The Russia – Ukraine conflict is a global concern. The Company does not have any direct exposure to Russia or Ukraine through its operations, employee base, investments or sanctions. The Company does not receive goods or services sourced from those countries, does not anticipate any disruption in its supply chain and has no business relationships, connections to or assets in Russia, Belarus or Ukraine. No impairments to assets have been made due to the conflict. We are unable at this time to know the full ramifications of the Russia – Ukraine conflict and its effects on our business.

Note 14. Common Stock Options

On May 9, 2011, the Company adopted the 2016 Incentive Stock Award Plan (the “2011 Plan”), on August 12, 2016, the Company adopted the 2016 Incentive Stock Award Plan (the “2016 Plan”), on August 3, 2020, the Company adopted the 2020 Stock Plan (the “2020 Plan”), and on December 1, 2021, the Company adopted the 2021 Incentive Stock Award Plan (the “2021 Plan”), collectively (the “Plans”). The purpose of the Plans is to grant options to purchase our common stock, and other incentive awards, to our employees, directors and key consultants.

The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2020 Plan was 500,000. On December 1, 2021, all prior stock award plans were retired, and the 2021 Plan was adopted. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2021 Plan is 10,000,000. The shares of our common stock underlying cancelled and forfeited awards issued under the 2021 Plan may again become available for grant under the 2021 Plan. As of December 31, 2022, there were 10,000,000 shares available for grant under the 2021 Plan, and no shares were available for grant under the 2020 Plan, 2016 Plan, or 2011 Plan.

On August 21, 2020 the Board approved the repricing of the exercise price of outstanding stock options that had been issued to directors and employees to $0.25 per share.

Stock-based compensation cost is measured at the grant date, based on the fair value of the awards that are ultimately expected to vest, and recognized on a straight-line basis over the requisite service period, which is generally the vesting period.

The following table summarizes stock option activity during the years ended December 31, 2022 and 2021:

		Weighted
		Average
		Exercise
	Options	Price
Outstanding at December 31, 2020	789,250	$0.32
Granted	7,300,000	2.55
Exercised	(317,500)	0.29
Forfeited/Cancelled	(120,000)	0.30
Outstanding at December 31, 2021	7,651,750	$2.45
Granted	—	—
Exercised	(217,500)	0.42
Forfeited/Cancelled	(7,175,000)	2.59
Outstanding at December 31, 2022	259,250	$0.25

Exercisable at December 31, 2020	451,448	$0.32
Exercisable at December 31, 2021	4,151,750	$2.28
Exercisable at December 31, 2022	259,250	$0.25

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The following table presents the assumptions used to estimate the fair values based upon a Black-Scholes option pricing model of the stock options granted during the years ended December 31, 2022 and 2021:

Assumptions
Expected dividend yield	0%
Risk-free interest rate	0.12 - 0.82%
Expected life (in years)	2.5 – 3.0
Expected volatility	297 - 545%

The weighted average remaining contractual life of all options outstanding, vested and exercisable as of December 31, 2022 was 2.1 years. Furthermore, the aggregate intrinsic value of options outstanding as of December 31, 2022 and 2021, was $0 and $3,641,063, respectively, and in each case based on the fair value of the Company’s common stock on December 31, 2022 and 2021, respectively.

During the year ended December 31, 2022, the Company issued 185,216 net shares of common stock upon the cashless exercise of options underlying 217,500 shares of common stock, and option holders cancelled options to purchase 7,175,000 shares of common stock.

During the year ended December 31, 2021, the Company granted to Directors and employees options to purchase a total of 7,300,000 shares of the Company’s common stock with a fair value of $17,850,000, which will be amortized over the vesting period. The total fair value of options that vested during the year ended December 31, 2021 was $9,726,950 and was included in stock based compensation expense in the accompanying statement of operations. As of December 31, 2021, the amount of unvested compensation related to the unvested options was $8,925,000 which will be recorded as an expense in future periods as the options vest. During the year ended December 31, 2021, the Company issued 302,644 net shares of common stock upon the exercise of options underlying 317,500 shares of common stock, resulting in net cash proceeds of $50,625.

On December 1, 2021, the Company granted certain of its Directors and employees options to purchase a total of 7,000,000 shares of the Company’s common stock with an exercise price of $2.65 per share, a term of 5 years, and a shall vest upon a VWAP of the Company’s common stock reaching the following targets: at such time as there is a VWAP equal to $2.50 of the Company’s common stock when computed over 30 consecutive trading days, 25% of each Executive’s Options shall vest; at such time as there is a VWAP equal to $3.00 of the Company’s common stock when computed over 30 consecutive trading days, 25% of each Executive’s Options shall vest; at such time as there is a VWAP equal to $3.50 of the Company’s common stock when computed over 30 consecutive trading days, 25% of each Executive’s Options shall vest; and at such time as there is a VWAP equal to $4.00 of the Company’s common stock when computed over 30 consecutive trading days, 25% of each Executive’s Options shall vest.

Additional information regarding stock options outstanding and exercisable as of December 31, 2022 is as follows:

Option		Remaining
Exercise	Options	Contractual	Options
Price	Outstanding	Life (in years)	Exercisable
$0.25	259,250	2.1	259,250

Note 15. Common Stock Warrants

During the year ended December 31, 2022, the Company granted warrants to purchase a total of 900,000 shares of the Company’s common stock to a consultant. In addition, the Company granted fully vested warrants to purchase 600,000 shares of the Company’s common stock to shareholder as replacement for warrants. Using the Black-Scholes model the warrants to purchase 600,000 shares of the Company’s common stock had a grant date fair value of $1,608,000 which was expensed on the grant date. The total fair value of options that vested during the year ended December 31, 2022, was $2,080,501 and is included in stock based compensation expense in the accompanying statement of operations. As of December 31, 2022, the amount of unvested compensation related to the unvested options was $0.

On January 1, 2022, the Company granted warrants to purchase shares of the Company’s common stock to a consultant in connection with the issuance of Series C preferred stock as follows: a warrant to purchase 400,000 shares with an exercise price of $1.50 per share, and a term of 5 years; a warrant to purchase 250,000 shares with an exercise price of $2.50 per share, and term of 5 years; and a warrant to purchase 250,000 shares with an exercise price of $2.75 per share, and term of 5 years.

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On March 29, 2022, the Company offered 16 warrant holders replacement warrants with an exercise price of $1.50 per common share, in exchange for any warrants exercised at this time at the exercise price of $1.50 per common share. The issuance of replacement warrants has the effect of resetting the conversion price of all outstanding shares of Series C preferred stock to $1.50 per common share and resetting the exercise price of all outstanding warrants to $1.50 per common share in instances where those conversion and exercise prices are above $1.50.

In late-August and early-September 2022, the Company and holders of Series B and Series C preferred stock entered into Support Agreements (the “Support Agreements”) relating to the Merger. Pursuant to the Support Agreements, the holders of Series B and Series C preferred stock agreed to use its reasonable best efforts to cooperate with the Company in connection with the Merger. The Support Agreement amends the exercise price of all outstanding warrants held by Series B and Series C Preferred Stockholders to $0.50 per common share.

On March 30, 2022, warrants to purchase 600,000 shares of the Company’s common stock were exercised by one warrant holder resulting in $900,000 in cash proceeds being received by the Company. The Company issued replacement warrants to purchase 600,000 shares of the Company’s common stock to such warrant holder.

During the three months ended September 30, 2022, warrants to purchase 166,660 shares of the Company’s common stock were exercised by two warrant holders resulting in $83,330 in cash proceeds being received by the Company, in addition, warrants holders cancelled warrants to purchase 1,210,000 shares of common stock.

During the three months ended December 31, 2022, warrants to purchase 1,120,000 shares of the Company’s common stock were cancelled by the warrant holders.

On March 1, 2021, the Company granted warrants to purchase shares the Company’s common stock to certain consultants as follows: two warrants to purchase 100,000 shares with an exercise price of $0.50 per share, a term of 5 years, and a vesting period of 2 years; and two warrants to purchase 100,000 shares with an exercise price of $1.00 per share, a term of 5 years, and a vesting period of 2 years. Prior to December 31, 2021, warrants to purchase 350,000 shares of the Company’s common stock were forfeited or cancelled leaving outstanding warrants to purchase 50,000 shares of the Company’s common stock at $0.50 per share.

On March 24, 2021, the Company granted warrants to purchase shares the Company’s common stock to a consultant as follows: a warrant to purchase 300,000 shares with an exercise price of $1.00 per share, and a term of 5 years; and, in connection with the issuance of Series B preferred stock, a warrant to purchase 180,000 shares with an exercise price of $1.5278 per share, and term of 5 years.

From August 2021 through October 2021, in connection with the issuance of common stock, the Company issued warrants to acquire 2,933,340 shares of common stock at an exercise price of $1.50 per share, which became exercisable immediately upon issuance and with a term of 5 years. The warrants contain anti-dilution provisions where, if the Company, at any time while the warrant is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, the exercise price shall be reduced, and the number of warrant shares shall be increased such that the aggregate exercise price payable hereunder, shall be equal to the aggregate exercise price prior to such adjustment. If at any time after the 6-month anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire. Shares of common stock issuable upon exercise of warrants are subject to a 4.99% beneficial ownership limitation, which may increase to 9.99% upon notice to the Company.

On October 12, 2021, the Company granted certain directors warrants to purchase a total of 60,000 shares of the Company’s common stock with an exercise price of $1.50 per share, and a term of 3 years.

On October 20, 2021, the Company granted a director a warrant to purchase 400,000 shares of the Company’s common stock with an exercise price of $1.50 per share, a term of 3 years, and vesting as follows: 20% upon execution of the Services Agreement; 20% on January 20, 2022; 20% on April 20, 2022; 20% on July 20, 2022; and 20% on October 20, 2022.

On October 31, 2021, the Company granted a consultant warrants to purchase 750,000 shares of the Company’s common stock with an exercise price of $1.50 per share, a term of 3 years, and vesting as follows: 40% upon execution of the Services Agreement; 20% on April 1, 2022; 20% on August 1, 2022; and 20% on December 1, 2022.

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During December 2021, in connection with the issuance of Series C preferred stock, the Company issued (i) warrants to acquire 1,750,936 shares of Common Stock at an exercise price of $2.50 per share, which became exercisable immediately upon issuance and with a term of 5 years; and (ii) warrants to acquire 1,750,936 shares of Common Stock at an exercise price of $2.75 per share, which became exercisable immediately upon issuance and with a term of 5 years. The warrants contain anti-dilution provisions where, if the Company, at any time while the warrant is outstanding, sells or grants any option to purchase, right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, the exercise price shall be reduced, and the number of warrant shares shall be increased such that the aggregate exercise price payable hereunder, shall be equal to the aggregate exercise price prior to such adjustment. If at any time after the 6-month anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire. The warrants are callable by the Company if the VWAP as calculated over 20 consecutive trading days exceeds 200% of the then exercise price, and the average daily dollar volume for such measurement period exceeds 100,000 shares per trading day. Shares of common stock issuable upon exercise of warrants are subject to a 4.99% beneficial ownership limitation, which may increase to 9.99% upon notice to the Company.

The following table summarizes common stock warrant activity during the years ended December 31, 2022 and 2021:

	Common Stock Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2020	10,300,000	$0.26
Results of anti-dilution provisions (1)	4,285,714		(1)
Granted	8,525,212	1.91
Exercised	—	—
Forfeited/Cancelled	(650,000)	1.81
Outstanding at December 31, 2021	22,460,926	$0.82
Results of anti-dilution provisions	—	—
Granted	1,500,000	1.48
Exercised	(766,660)	1.28
Forfeited/Cancelled	(1,210,000)	1.50
Outstanding at December 31, 2022	21,984,266	$0.37	(2)

Exercisable at December 31, 2020	10,300,000	$0.26
Exercisable at December 31, 2021	22,460,926	$0.80
Exercisable at December 31, 2022	21,984,266	$0.37	(2)

(1)	On October 31, 2021, as a result of the anti-dilution provisions, the effect of reducing the conversion price of the secured convertible debenture to $0.175 increased the common stock issuable upon the exercise of the series A common stock purchase warrants held cumulatively by related parties Bristol Investment Fund and Barlock Capital Management, LLC, from 10,000,000 to 14,285,714, and decreased the exercise price to $0.175.

(2)	On March 29, 2022, the Company offered 16 warrant holders replacement warrants with an exercise price of $1.50 per common share, in exchange for any warrants exercised at this time at the exercise price of $1.50 per common share. The issuance of replacement warrants has the effect of resetting the conversion price of all outstanding shares of Series C preferred stock to $1.50 per common share and resetting the exercise price of all outstanding warrants to $1.50 per common share in instances where those conversion and exercise prices are above $1.50. Additionally, in late-August and early-September 2022, the Company and holders of Series B and Series C preferred stock entered into the Support Agreements. Pursuant to the Support Agreements, the holders of Series B and Series C preferred stock agreed to use its reasonable best efforts to cooperate with the Company in connection with the Merger. The Support Agreements amend the exercise price of all outstanding warrants held by Series B and Series C Preferred Stockholders to $0.50 per common share.

The following table presents the assumptions used to estimate the fair values based upon a Black-Scholes calculation for the common stock warrants granted during the year ended December 31, 2021 and 2022:

Assumptions
Expected dividend yield	0%
Risk-free interest rate	0.32 – 2.09%
Expected life (in years)	2 -3
Expected volatility	291 -297%

The weighted average remaining contractual life of all common stock warrants outstanding as of December 31, 2022 was 2.56 years. Furthermore, the aggregate intrinsic value of common stock warrants outstanding as of December 31, 2022 was $0, based on the fair value of the Company’s common stock on December 31, 2022.

F-49

Additional information regarding common stock warrants outstanding and exercisable as of December 31, 2022 is as follows:

Warrant		Remaining
Exercise	Warrants	Contractual	Warrants
Price	Outstanding	Life (in years)	Exercisable
$0.175	14,285,714	1.9	14,285,714
0.50	6,318,552	3.9	6,318,552
1.00	300,000	1.2	300,000
1.50	400,000	4.0	400,000
1.53	180,000	1.7	180,000
2.50	250,000	4.0	250,000
2.75	250,000	4.0	250,000
Total	21,948,266		21,948,266

Note 16. Series B Preferred Stock Warrants

From March 2021 through December 2021, in connection with the issuance of Series B preferred stock, the Company issued (i) a warrant to acquire 5,000 shares of the Series B preferred stock at an exercise price of $1,000 per share of Series B preferred stock, which became exercisable immediately upon issuance and which expires on March 26, 2023; and (ii) a warrant to acquire 5,000 shares of the Series B preferred stock at an exercise price of $1,000 per share of Series B preferred stock, which became exercisable immediately upon issuance and which expires on March 26, 2024. If at any time after the 60-day anniversary of the closing date there is no effective registration statement, or no current prospectus available for the resale of the warrant shares, then the warrants may be exercised, in whole or in part, on a cashless basis at any time until they expire. The Company can force the exercise of the warrants if the VWAP exceeds $3.75 per share per share for 20 consecutive trading days and the daily average trading volume of the Common Stock exceeds $100,000 in aggregate value for such period. The Warrant holder may not be forced to exercise the warrant if such exercise would cause the holder’s beneficial ownership to exceed 4.9%.

In late-August and early-September 2022, the Company and holders of Series B and Series C preferred stock entered into the Support Agreements. Pursuant to the Support Agreements, the holders of Series B and Series C preferred stock agreed to use its reasonable best efforts to cooperate with the Company in connection with the Merger. The Support Agreements amend the exercise price of all outstanding warrants held by Series B and Series C Preferred Stockholders to $0.50 per common share.

The Series B preferred stock issuable upon exercise of the Series B preferred stock warrants are automatically convertible into shares of common stock at the Series B conversion price. Each share of our Series B preferred stock is convertible into a number of shares of our common stock determined by dividing the aggregate stated value for the Series B preferred stock being converted ($1,080 per share, as amended, subject to adjustment as set forth in the currently effective Series B Certificate of Designation) by the then-applicable conversion price (initially $1.50 per share), subject to adjustment as set forth in the currently effective Series B Certificate of Designation. As of December 31, 2022, in connection with the issuance of Series B preferred stock, there were outstanding warrants to acquire 10,000 shares of Series B preferred stock at an exercise price of $1,000, resulting in Series B preferred stock with a stated value of $10,800,000, and convertible into 21,600,000 shares of common stock, using a conversion price of $0.50.

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The following table summarizes Series B preferred stock warrant activity during the year ended December 31, 2022:

	Series B Preferred Stock Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2021	—	$—
Granted	10,000	1,000
Exercised	—	—
Forfeited/Cancelled	—	—
Outstanding at December 31, 2022	10,000	$1,000

Exercisable at December 31, 2022	10,000	$1,000

The weighted average remaining contractual life of all Series B preferred stock warrants outstanding as of December 31, 2022 was 0.7 years.

Note 17. Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and expansion. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue.

We implemented a 1-for-20 reverse stock split of our outstanding shares of common stock that was effective on January 23, 2020. Unless otherwise noted, all share and related option, warrant, and convertible security information presented has been retroactively adjusted to reflect the reduced number of shares, and the increase in the share price which resulted from this action.

From August 2021 through October 2021, we consummated the transactions contemplated by the securities purchase agreement with the investors party thereto, pursuant to which, we generated net cash proceeds of $3,925,050, and issued in a private placement: (i) 2,933,340 shares of common stock for $1.50 per share and (ii) warrants to acquire 2,933,340 shares of common stock at an exercise price of $1.50 per share, which became exercisable immediately upon issuance and with a term of 5 years. The issuance generated net cash proceeds of approximately $3.9 million.

On January 25, 2022, the Company granted an officer 30,000 shares of common stock as compensation under his employment agreement for services provided through December 31, 2021. On December 31, 2022 the shares were rescinded and returned to the Company.

On May 31, 2022, the Company issued 169,205 shares of common stock to Highwire under the terms of the Binding Memorandum of Understanding for a Proposed Transaction.

On August 24, 2022, the Company entered into the Settlement with Alpha. The Settlement relates to a dispute with the Company’s then-CEO in connection with Alpha’s partial exercise on March 20, 2022 of the Warrant Shares. Pursuant to the Settlement, Alpha agreed to exchange the Warrant Shares for the Alpha Note. As of December 31, 2022 Alpha had returned 600,000 shares of common stock in connection with the Settlement.

Note 18. Preferred Stock

Under the terms of the Certificate of Incorporation, our Board is expressly granted authority to authorize the issuance from time to time of shares of preferred stock in one or more series, for such consideration and for such corporate purposes as our Board may from time to time determines, and by filing a certificate pursuant to applicable law of the State of Delaware to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent permitted by the Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof.

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Series A Preferred Stock

Holders of our Series A preferred stock are entitled to the number of votes per share equal to 2,000 shares of common stock. Holders of our Series A preferred stock are entitled to receive a cumulative dividend on each share of Series A preferred stock issued and outstanding at the rate of twelve percent (12%) per annum on the Aggregate Stated Value (as defined in the Certificate of Designation and Restatement of Rights, Preferences and restrictions of Series A preferred stock, the “Series A Certificate of Designation”) then in effect, payable quarterly on January 1, April 1, July 1 and October 1. Such dividend is payable in cash but may be paid in shares of common stock in our sole discretion if the shares of common stock are listed on a national securities exchange. In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of our Series A preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets to the holders of common stock by reason of their ownership thereof, for each share held, an amount equal to the Stated Value (as defined in the Series A Certificate of Designation), plus unpaid dividends, if any. The Series A preferred stock is convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Aggregate Stated Value (initially $10.00 per share, subject to adjustment as set forth in the currently effective Series A Certificate of Designation) by the Conversion Price (as defined in the Series A Certificate of Designation), in effect on the date the certificate is surrendered for conversion, initially set at $0.25. Each share of Series A preferred stock is redeemable at the option of the holder for the payment of cash by us to the holder equal to the Aggregate Stated Value of the shares that the holder elects to redeem. The Series A preferred stock is entitled to certain protective provisions and we may not take certain actions without the written consent of at least a majority of the Series A preferred stock, including, without limitation, amend, alter or repeal any provision of the Series A Certificate of Designation to change the rights of the Series A preferred stock, create or authorize additional class or series of stock senior to the Series A preferred stock or create, authorize the creation of, issue or authorize the issuance of, any debt security which is convertible into or exchangeable for any equity security, if such equity security ranks senior to the Series A preferred stock as to dividends or liquidation rights.

On January 1, 2022, the Company granted an officer 7,722 shares Series A preferred stock for settlement of $77,216 in compensation under his employment agreement for services provided through March 31, 2022.

On March 31, 2022, we issued 3,409 shares of our Series A preferred stock to Scott D. Kaufman, our former co-Chief Executive Officer, for settlement of $34,090 of compensation payable to Mr. Kaufman under his employment agreement from January 1, 2022 through March 31, 2022. In addition, on March 31, 2022 we issued 4,941 shares of our Series A preferred stock to Paul L. Kessler, our Executive Chairman, for settlement of $49,410 of compensation payable to Mr. Kessler under his employment agreement from January 1, 2022 through March 31, 2022.

On June 30, 2022, we issued 5,361 shares of our Series A preferred stock to Scott D. Kaufman, our former co-Chief Executive Officer, for settlement of $53,610 of compensation payable to Mr. Kaufman under his employment agreement from April 1, 2022 through June 30, 2022. In addition, on June 30, 2022 we issued 4,941 shares of our Series A preferred stock to Paul L. Kessler, our Executive Chairman, for settlement of $49,410 of compensation payable to Mr. Kessler under his employment agreement from April 1, 2022 through June 30, 2022.

On September 30, 2022, we issued: 902 shares of our Series A preferred stock to Scott D. Kaufman, our former co-Chief Executive Officer, for settlement of $9,020 of compensation payable to Mr. Kaufman under his employment agreement from July 1, 2022 through July 8, 2022; 2,958 shares of our Series A preferred stock to Paul L. Kessler, our Executive Chairman, for settlement of $29,580 of compensation payable to Mr. Kessler under his employment agreement from July 1, 2022 through September 30, 2022; 8,333 shares of our Series A preferred stock to John D. Maatta, our Chief Executive Officer, for settlement of $83,333 of compensation payable to Mr. Maatta under his employment agreement from May 1, 2022 through September 30, 2022; and 3,426 shares of our Series A preferred stock to Scott Sheikh, our Chief Operating Officer and General Counsel, for settlement of $34,260 of compensation payable to Mr. Sheikh under his employment agreement from July 16, 2022 through September 30, 2022.

On December 31, 2022, we issued: 3,792 shares of our Series A preferred stock to Paul L. Kessler, our Executive Chairman, for settlement of $37,920 of compensation payable to Mr. Kessler under his employment agreement from October 1, 2022 through December 31, 2022; 5,000 shares of our Series A preferred stock to John D. Maatta, our Chief Executive Officer, for settlement of $50,000 of compensation payable to Mr. Maatta under his employment agreement from October 1, 2022 through December 31, 2022; 4,110 shares of our Series A preferred stock to Scott Sheikh, our Chief Operating Officer and General Counsel, for settlement of $41,110 of compensation payable to Mr. Sheikh under his employment agreement from October 1, 2022 through December 31, 2022, and 685 shares of our Series A preferred stock to Alan Urban, our former Chief Financial Officer, for settlement of $6,850 of compensation payable to Mr. Urban under his employment agreement from October 1, 2022 through December 31, 2022.

F-52

During the year ended December 31, 2022 and 2021, 23,423 and 8,750 shares of Series A preferred stock were converted into 1,338,456 and 500,000 shares of common stock, respectively.

As of December 31, 2022, there were 256,117 shares of Series A preferred stock outstanding resulting in Series A preferred stock with a stated value of $2,567,170 and convertible into 14,635,257 shares of common stock, using a conversion price of $0.175.

On March 1, 2021, we issued shares of our Series A preferred stock as follows: 8,500 shares to Mr. Maatta in satisfaction of an aggregate of $85,546 due and owing to Mr. Maatta under his Separation Agreement; 22,500 shares to Bristol Capital, LLC in satisfaction of $225,000 due and owing to Bristol Capital, LLC for additional consulting services rendered by Mr. Kessler from July 1, 2020 through April 1, 2021; and 8,300 shares to Scott D. Kaufman, our Chief Executive Officer, in satisfaction of $83,332 of compensation payable to Mr. Kaufman under his Employment Agreement from November 24, 2020 through March 31, 2021.

On June 30, 2021, we issued 6,249 shares of our Series A preferred stock to Scott D. Kaufman, our Chief Executive Officer, for settlement of $62,490 of compensation payable to Mr. Kaufman under his employment agreement from April 1, 2021 through June 30, 2021.

On September 30, 2021, we issued 6,249 shares of our Series A preferred stock to Scott D. Kaufman, our Chief Executive Officer, for settlement of $62,490 of compensation payable to Mr. Kaufman under his employment agreement from July 1, 2021 through September 30, 2021.

On December 31, 2021, we issued 6,250 shares of our Series A preferred stock to Scott D. Kaufman, our Chief Executive Officer, for settlement of $62,500 of compensation payable to Mr. Kaufman under his employment agreement from October 1, 2021 through December 31, 2021. In addition, on December 31, 2021 we issued 673 shares of our Series A preferred stock to Paul L. Kessler, our Executive Chairman, for settlement of $6,730 of compensation payable to Mr. Kessler under his employment agreement from December 23, 2021 through December 31, 2021.

Series B Preferred Stock

Holders of our Series B preferred stock have no voting rights. Holders of our Series B preferred stock are entitled to receive a cumulative dividend on each share of Series B preferred stock issued and outstanding at the rate of five percent (5%) per annum, in cash or at the holder’s option, in fully paid and non-assessable shares of Series B preferred stock, at the Dividend Conversion Rate (as defined in the Series B Certificate of Designation). Such dividends are payable quarterly on January 1, April 1, July 1 and October 1. In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of our Series B preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets to the holders of Common Stock and Common Stock Equivalents (as defined in the Series B Certificate of Designation, and which includes the Series A preferred stock and the Series C preferred stock) by reason of their ownership thereof, for each share held an amount equal to the Stated Value (as defined in the Series B Certificate of Designation), plus unpaid dividends or liquidated damages, if any. The Series B preferred stock is convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value, currently $1,080 as amended, by the Series B Conversion Price, subject to a minimum of $1.00, but not to exceed $1.50, subject to further adjustment in the event that the Company, subject to certain exemptions, disposes of or issues any Common Stock or securities convertible into, exercisable, or exchangeable for Common Stock for no consideration or for consideration less than the applicable Series B Conversion Price in effect immediately prior to such issuance. We are entitled to redeem some or all of the outstanding shares of Series B preferred stock for cash in an amount equal to the Optional Redemption Amount (as defined in the Series B Certificate of Designation). The Series B preferred stock is entitled to certain protective provisions and we may not take certain actions without the written consent of at least fifty one percent (51%) in Stated Value of the outstanding shares of the Series B preferred stock, including, without limitation, amend, alter or repeal any provision of the Series B Certificate of Incorporation or the Bylaws that materially and adversely affects the rights of the Series B preferred stock, pay cash dividends or distributions on Junior Securities (as defined in the Series B Certificate of Designation), or repay, repurchase or offer to repay, or otherwise acquire more than a de minimis number of shares of Common Stock, Common Stock Equivalents (as defined in the Series B Certificate of Designation) or Junior Securities. Shares of common stock issuable upon the conversion of Series B preferred stock are subject to a 9.99% beneficial ownership limitation.

F-53

From March 2021 through December 2021, we consummated the transactions contemplated by the securities purchase agreement with Leviston Resources LLC, pursuant to which, we generated net cash proceeds of $4,378,995, and issued in a private placement: (i) 5,000 shares of Series B preferred stock, convertible by dividing the stated value, currently $1,080, as amended, by the Series B conversion price; and (ii) a warrant to acquire 5,000 shares of the Series B preferred stock at an exercise price of $1,000 per share of Series B preferred stock, which became exercisable immediately upon issuance and which expires on March 26, 2023; and (iii) a warrant to acquire 5,000 shares of the Series B preferred stock at an exercise price of $1,000 per share of Series B preferred stock, which became exercisable immediately upon issuance and which expires on March 26, 2024. The Series B preferred stock issuable upon exercise of the Series B preferred stock warrants are automatically convertible into shares of common stock at the Series B conversion price.

In late-August and early-September 2022, the Company and holders of Series B and Series C preferred stock entered into Support Agreements. Pursuant to the Support Agreements, the holders of Series B and Series C preferred stock agreed to use its reasonable best efforts to cooperate with the Company in connection with the Merger. The Support Agreements amend the conversion price of the Series B and Series C preferred stock to $0.50, amends the exercise price of all outstanding warrants held by Series B and Series C Preferred Stockholders to $0.50 per common share, and provides for the conversion of the Series B and Series C preferred stock into shares of the Company’s common stock immediately prior to the closing of the Merger.

During the years ended December 31, 2022 and 2021, 2,472 and 1,280 shares of Series B preferred stock had been converted into 1,962,448 and 948,646 shares of common stock, respectively.

As of December 31, 2022, there were 1,439 shares of Series B preferred stock outstanding resulting in Series B preferred stock with a stated value of $1,554,120, and convertible into 3,108,240 shares of common stock, using a conversion price of $0.50.

Series C Preferred Stock

Holders of our Series C preferred stock have no voting rights. Holders of our Series C preferred stock are entitled to receive dividends on Series C preferred stock equal (on an as-if-converted-to-Common-Stock basis) to any dividends paid on common stock. In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of our Series C preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets to the holders of common stock and Common Stock Equivalents (as defined in the Certificate of Designation) by reason of their ownership thereof, for each share held an amount equal to the Stated Value (as defined in the Certificate of Designation), plus fees, if any. The Series C preferred stock is convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Stated Value, currently $1,111, by the Series C Conversion Price, subject to further adjustment in the event that the Company, subject to certain exemptions, disposes of or issues any common stock or securities convertible into, exercisable, or exchangeable for Common Stock for no consideration or for consideration less than the applicable Series C Conversion Price in effect immediately prior to such issuance. We are entitled to redeem some or all of the outstanding shares of Series C preferred stock for cash in an amount equal to the Optional Redemption Amount (as defined in the Certificate of Designation). The Series C preferred stock is entitled to certain protective provisions and, without the written consent of at least 50.1% in Stated Value of the outstanding shares of the Series C preferred stock, we may not (or permit any of our subsidiaries to) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, other than Permitted Indebtedness (as defined in the Certificate of Designation). Shares of common stock issuable upon the conversion of Series C preferred stock are subject to a 4.99% beneficial ownership limitation, which may increase to 9.99% upon notice to the Company.

On March 29, 2022, the Company offered 16 warrant holders replacement warrants with an exercise price of $1.50 per common share, in exchange for any warrants exercised at this time at the exercise price of $ 1.50 per common share. The issuance of replacement warrants has the effect of resetting the conversion price of all outstanding shares of Series C preferred stock to $1.50 per common share and resetting the exercise price of all outstanding warrants to $1.50 per common share in instances where those conversion and exercise prices are above $1.50.

On July 7, 2022, 250 shares of Series C preferred stock were converted into 185,167 shares of common stock.

In late-August and early-September 2022, the Company and holders of Series B and Series C preferred stock entered into Support Agreements. Pursuant to the Support Agreements, the holders of Series B and Series C preferred stock agreed to use its reasonable best efforts to cooperate with the Company in connection with the Merger. The Support Agreements amend the conversion price of the Series B and Series C preferred stock to $0.50, amends the exercise price of all outstanding warrants held by Series B and Series C Preferred Stockholders to $0.50 per common share, and provides for the conversion of the Series B and Series C preferred stock into shares of the Company’s common stock immediately prior to the closing of the Merger.

F-54

As of December 31, 2022, there were 7,630 shares of Series C preferred stock outstanding resulting in Series C preferred stock with a stated value of $8,476,930, and convertible into 16,953,860 shares of common stock, using a conversion price of $0.50.

During December 2021, we consummated the transactions contemplated by the securities purchase agreement with the investors party thereto, pursuant to which we generated net cash proceeds of $7,733,601, and issued in the Private Placement: (i) 7,880 shares of Series C preferred stock, convertible by dividing the stated value, currently $1,111, by the Series C Conversion Price; and (ii) warrants to acquire 1,750,936 shares of Common Stock at an exercise price of $2.50 per share, which became exercisable immediately upon issuance and with a term of 5 years; and (iii) warrants to acquire 1,750,936 shares of Common Stock at an exercise price of $2.75 per share, which became exercisable immediately upon issuance and with a term of 5 years.

Note 19. Discontinued Operations

On August 6, 2021, the Company entered into the Informa Agreement with Informa. Pursuant to the Informa Agreement, Creek Road Miners Corp. (fka Kick the Can Corp.) sold, transferred, and assigned certain assets, properties, and rights to Informa related to the business of operating and producing live pop culture events. The Company released deferred revenue and other liabilities totaling $722,429 and recorded a gain from sale of discontinued operations of this amount.

On September 15, 2021, the Company sold our wholly owned subsidiary which contained our Jevo assets and all rights to our Jevo operations for $1,500,000 and recognized a gain from sale of discontinued operations on the transaction of approximately $1,130,740. The gain from sale of discontinued operations consists of the following:

Description	Amount
Net cash paid on the closing date	$1,500,000
Less:
Current assets	36,060
Inventory	193,300
Fixed assets, net	16,700
Intangible assets, net	123,200
Total	369,260
Gain from sale	$1,130,740

CONtv is a joint venture with third parties and Bristol Capital, LLC. The Company holds a limited and passive interest of 10% in CONtv. As of December 31, 2022 and 2021, the investment in CONtv was $0, for both periods. As of December 31, 2022 and 2021, the amount due to CONtv was $0, respectively, and classified as a discontinued operation.

Prior to cryptocurrency mining operations that began in October 2021, the Company produced live and virtual pop culture conventions and events, and sold a gelatin machine and related consumables that were discontinued in 2021 In addition, the Company operated an eCommerce site selling pop culture memorabilia that was discontinued on June 30, 2022 (collectively known as “legacy operations”).

The related assets and liabilities associated with the discontinued operations in our consolidated balance sheets for the years ending December 31, 2022 and 2021, are classified as discontinued operations. Additionally, the financial results associated with discontinued operations in our consolidated statement of operations for the years ending December 31, 2022 and 2021, are classified as discontinued operations.

F-55

The assets and liabilities related to discontinued operations consists of the following:

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Prepaid expenses	$—	$—
Inventory	—	—
Total current assets	—	—

Other assets:
Property and equipment, net	—	—
Intangible assets, net	—	—
Total assets	$—	$—

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$485,712	$472,029
Deferred revenue	—	—
Due to CONtv	—	—
Total liabilities	$485,712	$472,029

In addition, revenue and expenses from discontinued operations were as follows:

	Years Ended
	December 31,
	2022	2021
Revenue	$43,580	$829,767

Operating costs and expenses:
Cost of revenue	59,037	776,719
General and administrative	—	842,097
Total operating expenses	59,037	1,618,816
Loss from operations	(15,457)	(789,049)

Other income (expense):
Other income	(2,281)	867,288
Interest income	—	—
Loss on disposal of fixed assets	—	1,853,169
Total other income (expense)	(2,281)	2,720,457

Income (loss) from discontinued operations	$(17,738)	$1,931,108

Note 20. Subsequent Events

Decrease in Market Price of Bitcoin, and Increase in Cost of Natural Gas

Our business is heavily dependent on the market price of Bitcoin, which has experienced substantial volatility and has recently dropped to its lowest price since December 2020. As of December 31, 2022 the market price of Bitcoin was $16,547, which reflects a decrease of approximately 60% since the beginning of 2022, and of approximately 75% from its all-time high of approximately $67,000. In addition, the cost of natural gas that we use to produce electricity to power our miners has increased substantially. The cost of natural gas in the United States during 2022 has increased by as much as approximately 260% since the beginning of 2022. These price movements result in decreased cryptocurrency mining revenue and increased cryptocurrency mining costs, both of which have a material adverse effect on our business and financial results.

On March 2, 2023, we entered into a Master Services Agreement and Order Form (the “Master Services Agreement”) with Atlas Power Hosting, LLC (“Atlas”). Atlas will provide us with cryptocurrency mining services for our miners at its facility in North Dakota. The Master Services Agreement has a term of two years unless otherwise terminated pursuant to its terms. Under the Master Services Agreement, we will pay Atlas a monthly hosting service fee for the quantity of electricity consumed by our miners, with an initial price per kilowatt-hour of $0.08. In lieu of a deposit or prepayment, all cryptocurrency mined by our miners will be transferred to wallets in the control of Atlas. Atlas will then deduct the hosting service fee from the monthly total mined currency produced by our miners and remit the net mined currency to us.

F-56

Prairie Operating Co., LLC

Financial Statements

As of December 31, 2022 and for the period from June 7, 2022 (date of inception) through December 31, 2022

F-57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Prairie Operating Co., LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Prairie Operating Co., LLC (the Company) as of December 31, 2022, and the related statements of operations, members’ deficit, and cash flows for the period from June 7, 2022 (date of inception) to December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from June 7, 2022 (date of inception) to December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina, L.L.P.

We have served as the Company’s auditor since 2023.

Houston, TX

June 16, 2023

F-58

Prairie Operating Co., LLC

Balance Sheet
December 31, 2022

ASSETS
Current Assets
Cash	$79,845
Total Current Assets	79,845
Other Assets
Deferred transaction costs	1,760,665
Total Assets	$1,840,510

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,219,946
Accrued expenses – related party	2,084
Total Current Liabilities	2,222,030
Total Long-Term Liabilities	—
Total Liabilities	2,222,030
Commitments and contingencies (Note 4)

Members’ Deficit	(381,520)
Total Members’ Deficit	(381,520)
Total Liabilities and Members’ Deficit	$1,840,510

The accompanying notes are an integral part of these financial statements.

F-59

Prairie Operating Co., LLC

Statement of Operations
for the period from June 7, 2022 (date of inception) through December 31, 2022

Revenues	$—
Expenses
Operating expenses	—
General and administrative expenses	461,520
Total Expenses	461,520
Net Loss	$(461,520)

The accompanying notes are an integral part of these financial statements.

F-60

Prairie Operating Co., LLC

Statement of Members’ Deficit
for the period from June 7, 2022 (date of inception) through December 31, 2022

Members’ Deficit
Balance - June 7, 2022 (date of inception)	$—
Capital contributions	80,000
Net loss	(461,520)
Balance - December 31, 2022	$(381,520)

The accompanying notes are an integral part of these financial statements.

F-61

Prairie Operating Co., LLC

Statement of Cash Flows
for the period from June 7, 2022 (date of inception) through December 31, 2022

Cash Flows from Operating Activities
Net loss	$(461,520)
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	461,365
Cash used in operating activities	(155)

Cash Flows from Financing Activities
Proceeds from sale of options	80,000
Cash provided by investing activities	80,000

Net increase in cash	$79,845
Cash – beginning of period	—
Cash – end of period	$79,845
Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	—

Supplemental disclosure of non-cash activity:
Accrued deferred transaction costs associated with the Merger and Exok Transaction	1,350,744
Accrued deferred transaction costs associated with the PIPE Transaction	409,921

The accompanying notes are an integral part of these financial statements.

F-62

Prairie Operating Co., LLC

Notes to Financial Statements

Note 1 – Organization and Nature of Business

Organization and General

Prairie Operating Co., LLC (the “Company”) is a limited liability company formed under the laws of the State of Delaware on June 7, 2022. The Company was formed for the purpose of acquiring and operating oil and gas properties in the United States.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from June 7, 2022 (inception) to December 31, 2022, relates to the Company’s formation, the Merger (as defined below) and the Exok Acquisition (see Notes 1 and 6). As of December 31, 2022, the Company did not generate any operating revenues. The Company has selected December 31 as its fiscal year end.

Merger Agreement

On October 24, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Prairie Operating Co., a Delaware corporation (“PrairieCo”), and Creek Road Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of PrairieCo. The Merger closed on May 3, 2023 (the “Closing Date”). See Note 6 for further discussion.

Acquisition of Oil and Gas Properties

Concurrently with entering into the Merger Agreement, the Company entered into a purchase and sale agreement (the “PSA”) with Exok, Inc. (“Exok”) to acquire certain oil and gas leasehold interests (the “Exok Assets”) covering 23,485 net acres and 37,030 gross acres in Weld County, Colorado in exchange for $28,182,000 payable as (i) $24,000,000 in cash and (ii) $4,182,000 in shares of common stock of PrairieCo (“Common Stock”) and warrants to purchase shares of Common Stock (the “Exok Acquisition”). The Exok Acquisition closed on May 3, 2023. See Note 6 for further discussion.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with an original maturity of three months or less.

F-63

Accounts Receivable and Allowance for Doubtful Accounts

It is the Company’s policy to record accounts receivable at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2022, there were no accounts receivable and no allowance for doubtful accounts.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price at which an asset could be exchanged or a liability transferred in a transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or parameters are not available, valuation models are applied.

A fair value hierarchy prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3 – Unobservable inputs based on the Company’s assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort. The carrying amount of the Company’s cash and cash equivalents approximates fair value as of December 31, 2022.

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist.

Deferred Transaction Costs

Deferred transaction costs are expenses directly related to the Merger and related transactions. These costs primarily consist of legal and accounting fees that the Company capitalized. On the date of the Merger, deferred transaction costs related to the PIPE Transaction will be reclassified to equity and the deferred transaction costs related directly to the Merger will be reclassified to the cost of the net assets acquired in the Merger.

Accrued Expenses

Accrued expenses in our balance sheet consist of $2,210,094 in legal costs, $9,552 in accounting costs, and $300 of other costs.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Related Parties

The Company follows ASC 850-10, Related Parties, for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-64

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Going Concern

Since its inception, the Company has incurred significant losses. The Company had a net loss of $461,520 for the period from June 7, 2022 (date of inception) to December 31, 2022. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to achieve profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve or sustain profitability on an ongoing basis. On December 31, 2022, we had cash of $79,845, a working capital deficit of $2,142,184, and a members’ deficit of $381,520. Upon closing of the Merger and related transactions on May 3, 2023, PrairieCo received proceeds from the issuance of preferred stock of $17.3 million. A majority of these proceeds remain within PrairieCo after the Merger and related transactions for use in its business.

The assessment of the liquidity and going concern requires the Company to make estimates of future activity and judgments about whether the Company can meet its obligations and has adequate liquidity to operate. Significant assumptions used in Company’s forecasted model of liquidity in the next 12 months include PrairieCo’s current cash position, inclusive of the impacts from the Merger and related transactions discussed above, its ability to obtain funding from PrairieCo, and its ability to manage spending. Based on an assessment of these factors, management believes that the Company will have adequate liquidity for its operations for at least the next 12 months.

The financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the matters discussed herein.

Note 4 – Commitments and Contingencies

The Company reimbursed members and others for reasonable, documented and customary out-of-pocket expenses incurred in connection with services provided related to the Company’s formation, the Merger and the Exok Acquisition (see Notes 1 and 6) upon closing. As of December 31, 2022, such expenses were approximately $10,000 and were not included in the financial statements.

Note 5 – Sale of Options

On August 31, 2022, the Company entered into agreements with its members whereby each member was provided non-compensatory options to purchase a 40% membership interest in the Company for $1,000,000. The non-compensatory options were sold for $80,000 in total and expire on August 31, 2027. The restricted options only become exercisable in 25% increments upon the achievement of the following production milestones in barrels of oil equivalent per day (“BOE/D”): 2,500 BOE/D, 5,000 BOE/D, 7,500 BOE/D, and 10,000 BOE/D.

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Note 6 – Subsequent Events

Non-Compensatory Options

On May 3, 2023, prior to the closing of the Merger, the Company entered into a non-compensatory option purchase agreement with its members, Bristol Capital LLC (“Bristol”) and a third party investor pursuant to which Bristol and such third party investor purchased non-compensatory options for $24,000 and $8,000, respectively, from the Company’s members. Following such purchase, each member of Prairie owns non-compensatory options to purchase a 30% membership interest in the Company, Bristol owns non-compensatory options to purchase a 30% membership interest in the Company and a third party investors owns non-compensatory options to purchase a 10% membership interest in the Company.

Amended and Restated Merger Agreement

On May 3, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “AR Merger Agreement”) with PrairieCo and Merger Sub to, among other things:

(i) remove the reverse stock split of the shares of Common Stock, at a ratio between 1-23 and 1-30 that was contemplated to occur as part of a series of restructuring transactions prior to the consummation of a contemplated sale of PrairieCo’s securities to certain investors in a private placement (the “PIPE Transaction”);

(ii) amend the date by which the AR Merger Agreement may be terminated by either PrairieCo or the Company if the Merger has not been consummated to on or before September 30, 2023;

(iii) reflect the terms of the AR PSA (as defined below) and the PIPE Transaction; and

(iv) provide for the assumption of the Company’s long-term incentive plan by PrairieCo prior to the effective time of the Merger.

Amended Purchase and Sale Agreement

On May 3, 2023, the Company entered into an Amended and Restated Purchase and Sale Agreement (the “AR PSA”) with PrairieCo and Exok to, among other things:

(i) reflect that the Exok Assets to be purchased by the Company for a total amount of $3,000,000 will consist of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres;

(ii) amend the effective date of the conveyance of the Exok Assets to be the Closing Date;

(iii) remove the issuance of $4,182,000 in total equity consideration to Exok, which consisted of (a) 836,4000 shares of Common Stock and (b) 836,400 warrants to purchase 836,400 shares of Common Stock at an exercise price of $6.00 per share; and

(iv) include an option of PrairieCo to purchase, from the Closing Date until the later of (x) the date that is ninety (90) days following the Closing Date and (y) August 15, 2023, approximately 20,327 net mineral acres in, on and under approximately 32,695 additional gross acres from Exok for a purchase price of $22,182,000, payable in (a) $18,000,000 in cash and (b) $4,182,000 in total equity consideration, consisting of (1) a number of shares of Common Stock equal to the quotient of $4,182,000 divided by the volume weighted average price for shares of Common Stock for twenty (20) consecutive trading days ending on the date such option is exercised by the Company and (2) an equal number of warrants to purchase shares of Common Stock.

The Merger and Exok Acquisition both closed on May 3, 2023. At the effective time of the Merger, membership interests in the Company were converted into the right to receive each member’s pro rate share of 65,647,676 shares of Common Stock and PrairieCo assumed and converted non-compensatory options to purchase membership interests of the Company into non-compensatory options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved.

F-66

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be Paid
SEC registration fee	$13,112.62
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Charter and the Company’s bylaws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Company has entered into indemnification agreements (the “Indemnification Agreements”) with each of its current directors and executive officers. These Indemnification Agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, retainers and travel expenses, incurred by a director or executive officer in any action, suit or proceeding arising out of their services as one of the Company’s directors or executive officers or out of any services they provide at the Company’s request to any other company or enterprise.

Item 15. Recent Sales of Unregistered Securities

We sold the securities described below within the past three years which were not registered under the Securities Act.

Sales of Unregistered Securities Prior to the Merger

We implemented a 1-for-20 reverse stock split of our outstanding shares of Common Stock that was effective on January 23, 2020. Unless otherwise noted, all share and related option, warrant, and convertible security information presented has been retroactively adjusted to reflect the reduced number of shares, and the increase in the share price which resulted from this action.

II-1

On March 24, 2021, the Company granted warrants to purchase shares of Common Stock to a consultant as follows: a warrant to purchase 300,000 shares with an exercise price of $1.00 per share, and a term of 5 years; and, in connection with the issuance of Series B Preferred Stock, a warrant to purchase 180,000 shares with an exercise price of $1.5278 per share, and term of five years.

On June 30, 2021, we issued 6,249 shares of our Series A Preferred Stock to Scott D. Kaufman, our then Chief Executive Officer, for settlement of $62,490 of compensation payable to Mr. Kaufman under his employment agreement from April 1, 2021 through June 30, 2021. Each share of our Series A Preferred Stock is convertible into a number of shares of our Common Stock determined by dividing the aggregate stated value for the Series A Preferred Stock being converted (initially $10.00 per share, subject to adjustment as set forth in the currently effective Series A Certificate of Designation) by the then-applicable conversion price (initially $0.25 per share, and $0.175 as of December 31, 2021, subject to adjustment as set forth in the currently effective Series A Certificate of Designation). We issued the foregoing securities in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act.

On September 30, 2021, we issued 6,249 shares of our Series A Preferred Stock to Scott D. Kaufman, our then Chief Executive Officer, for settlement of $62,490 of compensation payable to Mr. Kaufman under his employment agreement from July 1, 2021 through September 30, 2021. Each share of our Series A Preferred Stock is convertible into a number of shares of our Common Stock determined by dividing the aggregate stated value for the Series A Preferred Stock being converted (initially $10.00 per share, subject to adjustment as set forth in the currently effective Series A Certificate of Designation) by the then-applicable conversion price (initially $0.25 per share, and $0.175 as of December 31, 2021, subject to adjustment as set forth in the currently effective Series A Certificate of Designation). We issued the foregoing securities in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act.

On October 12, 2021, the Company granted certain directors warrants to purchase a total of 30,000 shares of Common Stock with an exercise price of $1.50 per share, and a term of 3 years.

On October 20, 2021, the Company granted a director warrants to purchase 400,000 shares of Common Stock with an exercise price of $1.50 per share, a term of 3 years, and vesting as follows: 20% upon execution of a services agreement; 20% on January 20, 2022; 20% on April 20, 2022; 20% on July 20, 2022; and 20% on October 20, 2022.

On October 31, 2021, the Company granted a consultant warrants to purchase 750,000 shares of Common Stock with an exercise price of $1.50 per share, a term of 3 years, and vesting as follows: 40% upon execution of a services agreement; 20% on April 1, 2022; 20% on August 1, 2022; and 20% on December 1, 2022.

On December 1, 2021, the Company granted certain of its directors and employees options to purchase a total of 7,000,000 shares of Common Stock with an exercise price of $2.65 per share and a term of 5 years, and such shares shall vest upon a volume weighted average price (“VWAP”) of the Common Stock reaching the following targets: at such time as there is a VWAP equal to $2.50 of the Common Stock when computed over 30 consecutive trading days, 25% of each executive’s options shall vest; at such time as there is a VWAP equal to $3.00 of the Common Stock when computed over 30 consecutive trading days, 25% of each executive’s options shall vest; at such time as there is a VWAP equal to $3.50 of the Common Stock when computed over 30 consecutive trading days, 25% of each executive’s options shall vest; and at such time as there is a VWAP equal to $4.00 of the Common Stock when computed over 30 consecutive trading days, 25% of each executive’s options shall vest.

On December 31, 2021, we issued 6,250 shares of our Series A Preferred Stock to Scott D. Kaufman, our then Chief Executive Officer, for settlement of $62,500 of compensation payable to Mr. Kaufman under his employment agreement from October 1, 2021 through December 31, 2021. In addition, on December 31, 2021, we issued 673 shares of our Series A Preferred Stock to Paul L. Kessler, our then Executive Chairman, for settlement of $6,730 of compensation payable to Mr. Kessler under his employment agreement from December 23, 2021 through December 31, 2021. Each share of our Series A Preferred Stock is convertible into a number of shares of our Common Stock determined by dividing the aggregate stated value for the Series A Preferred Stock being converted (initially $10.00 per share, subject to adjustment as set forth in the currently effective Series A Certificate of Designation) by the then-applicable conversion price (initially $0.25 per share, and $0.175 as of December 31, 2021, subject to adjustment as set forth in the currently effective Series A Certificate of Designation). We issued the foregoing securities in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act.

II-2

On January 1, 2022, the Company granted warrants to purchase shares the Common Stock to a consultant in connection with the issuance of Series C Preferred Stock as follows: a warrant to purchase 400,000 shares with an exercise price of $1.50 per share and a term of 5 years; a warrant to purchase 250,000 shares with an exercise price of $2.50 per share and term of 5 years; and a warrant to purchase 250,000 shares with an exercise price of $2.75 per share and term of 5 years.

On January 1, 2022, the Company granted an officer 7,722 shares Series A Preferred Stock for settlement of $77,216 in compensation under his employment agreement for services provided through March 31, 2022.

On January 25, 2022, the Company granted an officer 30,000 shares of Common Stock as compensation under his employment agreement for services provided through December 31, 2021. On December 31, 2022 the shares were rescinded and returned to the Company.

On May 31, 2022, the Company issued 169,205 shares of Common Stock to Highwire Energy Partners, Inc. under the terms of a Binding Memorandum of Understanding for a proposed transaction.

On August 24, 2022, the Company entered into an agreement (the “Settlement”) with Alpha Capital Anstalt (“Alpha”). The Settlement relates to a dispute with the Company’s then-CEO in connection with Alpha’s partial exercise on March 20, 2022 of its warrant to purchase 600,000 shares of Common Stock. Pursuant to the Settlement, Alpha agreed to exchange such warrants for a convertible promissory note in the principal amount of $900,000 due August 25, 2023. As of December 31, 2022 Alpha had returned 600,000 shares of Common Stock in connection with the Settlement.

On March 31, 2022, we issued 3,409 shares of our Series A Preferred Stock to Scott D. Kaufman, our then co-Chief Executive Officer, for settlement of $34,090 of compensation payable to Mr. Kaufman under his employment agreement from January 1, 2022 through March 31, 2022. In addition, on March 31, 2022, we issued 4,941 shares of our Series A Preferred Stock to Paul L. Kessler, our then Executive Chairman, for settlement of $49,410 of compensation payable to Mr. Kessler under his employment agreement from January 1, 2022 through March 31, 2022.

On June 30, 2022, we issued 5,361 shares of our Series A Preferred Stock to Scott D. Kaufman, our then co-Chief Executive Officer, for settlement of $53,610 of compensation payable to Mr. Kaufman under his employment agreement from April 1, 2022 through June 30, 2022. In addition, on June 30, 2022, we issued 4,941 shares of our Series A Preferred Stock to Paul L. Kessler, our then Executive Chairman, for settlement of $49,410 of compensation payable to Mr. Kessler under his employment agreement from April 1, 2022 through June 30, 2022.

On September 30, 2022, we issued: 902 shares of our Series A Preferred Stock to Scott D. Kaufman, our then co-Chief Executive Officer, for settlement of $9,020 of compensation payable to Mr. Kaufman under his employment agreement from July 1, 2022 through July 8, 2022; 2,958 shares of our Series A Preferred Stock to Paul L. Kessler, our then Executive Chairman, for settlement of $29,580 of compensation payable to Mr. Kessler under his employment agreement from July 1, 2022 through September 30, 2022; 8,333 shares of our Series A Preferred Stock to John D. Maatta, our then Chief Executive Officer, for settlement of $83,333 of compensation payable to Mr. Maatta under his employment agreement from May 1, 2022 through September 30, 2022; and 3,426 shares of our Series A Preferred Stock to Scott Sheikh, our then Chief Operating Officer and General Counsel, for settlement of $34,260 of compensation payable to Mr. Sheikh under his employment agreement from July 16, 2022 through September 30, 2022.

On December 31, 2022, we issued: 3,792 shares of our Series A Preferred Stock to Paul L. Kessler, our then Executive Chairman, for settlement of $37,920 of compensation payable to Mr. Kessler under his employment agreement from October 1, 2022 through December 31, 2022; 5,000 shares of our Series A Preferred Stock to John D. Maatta, our then Chief Executive Officer, for settlement of $50,000 of compensation payable to Mr. Maatta under his employment agreement from October 1, 2022 through December 31, 2022; 4,110 shares of our Series A Preferred Stock to Scott Sheikh, our then Chief Operating Officer and General Counsel, for settlement of $41,110 of compensation payable to Mr. Sheikh under his employment agreement from October 1, 2022 through December 31, 2022, and 685 shares of our Series A Preferred Stock to Alan Urban, our then Chief Financial Officer, for settlement of $6,850 of compensation payable to Mr. Urban under his employment agreement from October 1, 2022 through December 31, 2022.

II-3

Sales of Unregistered Securities In Connection with the Merger

Pursuant to the Merger Agreement, at the Effective Time, the Company issued to Edward Kovalik and Gary C. Hanna 32,823,838 shares of Common Stock each as merger consideration. Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions, and the Company issued an aggregate of 96,436,808 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock.

Pursuant to the Option Agreements, at the Effective Time, the Company issued Options to acquire an aggregate of 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, to Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

Pursuant to the Securities Purchase Agreements entered into with each PIPE Investor, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued approximately 17,376 shares of PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 99,292,858 Series A Warrants and 99,292,858 Series B Warrants in the PIPE.

Pursuant to the Support Agreement entered into with Barlock, at Closing, the Company issued to ANEC 942,858 shares of Common Stock at a price per share of $0.175 for an aggregate value of $165,000.

All such issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Recent Developments

On August 14, 2023, Prairie LLC exercised the Exok Option and purchased the Exok Option Assets. The Company paid $18,000,000 in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 19,157,123 shares of Common Stock, at a per share price of approximately $0.22, which represents the volume-weighted average price per share of Common Stock as reported by Bloomberg, L.P. for 20 consecutive trading days ending on August 14, 2023, the date Prairie LLC exercised the Exok Option, and (ii) an equal number of Exok Warrants.

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with O’Neill on August 15, 2023, pursuant to which O’Neill purchased, and the Company sold to O’Neill, for an aggregate of $20.0 million, securities consisting of (i) 1,131,856 shares of Common Stock, (ii) 20,000 shares of Series E Preferred Stock and (iii) Series E PIPE Warrants to purchase 228,571,428 shares of Common Stock, in a private placement.

All such issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among Creek Road Miners, Inc., Creek Road Merger Sub, LLC and Prairie Operating Co., LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2020).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2020).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2021).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

4.1	Form of Warrant (incorporated by reference to Exhibit C of Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

4.3	A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

4.4	B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

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Exhibit No.	Description
5.1**	Opinion of Vinson & Elkins L.L.P.

10.1	Master Services Agreement and Order Form, dated February 16, 2023, by and between Atlas Power Hosting, LLC and Creek Road Miners, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 6, 2023).

10.2*	Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023, by and among Prairie Operating Co., LLC, Exok, Inc. and Creek Road Miners, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.3	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.4*	Support Agreement (Series B Preferred Stock), dated as of May 3, 2023, by and between Creek Road Miners, Inc. and Bristol Investment Fund, Ltd. (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.5*	Form of Support Agreement (Series C Preferred Stock) (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.6*	Support Agreement (Senior Secured Convertible Debenture), dated as of May 3, 2023, by and between Creek Road Miners, Inc. and Bristol Investment Fund, Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.7*	Support Agreement (Senior Secured Convertible Debenture and Series A Preferred Stock), dated as of May 3, 2023, by and among Creek Road Miners, Inc., Barlock 2019 Fund, LP, Scott D. Kaufman and American Natural Energy Corporation (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.8	Support Agreement (Convertible Promissory Note), dated as of May 3, 2023, by and between Creek Road Miners, Inc. and Creecal Holdings, LLC (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.9	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.10	Stockholders Agreement, dated as of May 3, 2023, by and among Creek Road Miners, Inc., Bristol Capital Advisors, LLC, Paul Kessler, Edward Kovalik and Gary C. Hanna (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.11	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.12	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.13	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).

10.14†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.15*	Form of 12% Amended and Restated Senior Secured Convertible Debenture Due December 31, 2023 (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.16	Amended and Restated Security Agreement, dated as of May 3, 2023, by and among Prairie Operating Co. and its subsidiaries, Barlock 2019 Fund, LP and Bristol Investment Fund, Ltd. (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

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Exhibit No.	Description
10.17	Form of Amended and Restated Non-Compensatory Option Agreement (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.18†	Form of Employment Agreement (President and CEO) (incorporated by reference to Exhibit 10.18 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2023).

10.19†	Form of Employment Agreement (Other Executive Officers) (incorporated by reference to Exhibit 10.19 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2023).

10.20†	Amended and Restated Prairie Operating Co. Long Term Incentive Plan (incorporated by reference to Exhibit 10.14 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).

10.21*	Securities Purchase Agreement, dated as of August 15, 2023, by and between Prairie Operating Co. and Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

10.22	Registration Rights Agreement, dated as of August 15, 2023, by and among Prairie Operating Co. and the holders thereto (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

10.23*	Deed of Trust, Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of August 15, 2023, from Prairie Operating Co., LLC, as mortgagor, to Gregory O’Neill, as trustee, for the benefit of Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2023).

16.1	Letter of MaughanSullivan LLC, dated June 1, 2023 (incorporated by referred to Exhibit 16.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 1, 2023).

21.1**	List of Subsidiaries.

23.1***	Consent of MaughanSullivan LLC.

23.2***	Consent of Ham, Langston & Brezina, LLP.

23.3***	Consent of Collarini Energy Experts.

23.4**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Power of Attorney.

99.1***	Report of Collarini Energy Experts, dated August 15, 2023, for possible reserves as of August 1, 2023.

104	Cover page Interactive Data File (formatted as inline XBRL).

107***	Filing fee table.

*	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

**	Previously filed.

***	Filed herewith.

†	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on August 24, 2023.

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edward Kovalik	Chief Executive Officer and Chair	August 24, 2023
Edward Kovalik	(Principal Executive Officer)

*	Chief Financial Officer	August 24, 2023
Craig Owen	(Principal Financial and Principal Accounting Officer)

*	President and Director	August 24, 2023
Gary C. Hanna

*	Director	August 24, 2023
Paul L. Kessler

*	Director	August 24, 2023
Gizman Abbas

*	Director	August 24, 2023
Stephen Lee

*	Director	August 24, 2023
Jonathan H. Gray

*	Director	August 24, 2023
Erik Thoresen

*By:	/s/ Edward Kovalik
Edward Kovalik
Attorney-in-fact

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